Exhibit 4(d)

                                  $240,000,000

                                CREDIT AGREEMENT

                                      AMONG

                        OVERSEAS SHIPHOLDING GROUP, INC.,
                              OSG BULK SHIPS, INC.,
                            OSG INTERNATIONAL, INC.,
                         as joint and several Borrowers,

                              JPMORGAN CHASE BANK,
                       as Administrative Agent and Lender,

                              DEN NORSKE BANK ASA,
                 as Syndication Agent, Lead Arranger and Lender,

                                     NORDEA,
                 as Syndication Agent, Lead Arranger and Lender,

                   LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE,
                as Documentation Agent, Lead Arranger and Lender,

                    HAMBURGISCHE LANDESBANK - GIROZENTRALE-,
                          as Lead Arranger and Lender,

                             NIB CAPITAL BANK N.V.,
                          as Lead Arranger and Lender,

                          J.P. MORGAN SECURITIES INC.,
                                as Lead Arranger,

                                       AND

        The Banks and Financial Institutions listed on Schedule 1 hereto, as Banks

                          Dated as of December 12, 2001

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    DEFINITIONS..............................................................1
      1.1. Defined Terms.......................................................1
      1.2. Computation of Time Periods; Other Definitional Provisions.........23
      1.3. Accounting Terms...................................................23

2.    THE ADVANCES............................................................23
      2.1. Advances...........................................................23
      2.2. Drawdown Notice....................................................24
      2.3. Effect of Drawdown Notice..........................................24
      2.4. Funding of Advances................................................24
      2.5. Notation of Advances...............................................25
      2.6. Reduction of the Commitments.......................................25
      2.7. Mandatory Prepayments..............................................26
      2.8. Several Obligations................................................26
      2.9. Pro Rata Treatment.................................................26

3.    CONDITIONS..............................................................26
      3.1. Conditions Precedent to Availability of the Facility...............26
      3.2. Further Conditions Precedent.......................................28
      3.3. Satisfaction after Drawdown........................................28

4.    REPAYMENT AND PREPAYMENT................................................28
      4.1. Repayment..........................................................28
      4.2. Prepayment.........................................................29
      4.3. Borrowers' Obligations Absolute....................................29

5.    INTEREST AND RATE.......................................................29
      5.1. Payment of Interest; Interest Rate.................................29
      5.2. Calculation of Interest............................................30
      5.3. Maximum Interest...................................................30

6.    PAYMENTS................................................................30
      6.1. Place of Payments; No Set Off......................................30
      6.2. Federal Income Tax Credits.........................................30
      6.3. Sharing of Setoffs.................................................31

7.    REPRESENTATIONS AND WARRANTIES..........................................31

8.    COVENANTS...............................................................36
      8.1. Affirmative Covenants..............................................36
      8.2. Negative Covenants.................................................44

9.    EVENTS OF DEFAULT.......................................................48
      9.1. Events of Default..................................................48

      9.2. Application of Moneys..............................................50

10.   ASSIGNMENTS; PARTICIPATIONS; PLEDGES....................................50
      10.1. Assignments.......................................................50
      10.2. Participations....................................................51
      10.3. Promissory Notes..................................................51
      10.4. Security Interest.................................................51

11.   ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.......................52
      11.1. Illegality........................................................52
      11.2. Increased Cost....................................................52
      11.3. Nonavailability of Funds..........................................53
      11.4. Determination of Losses...........................................53
      11.5. Compensation for Losses...........................................53
      11.6. Compensation for Breakage Costs...................................54
      11.7. Currency Indemnity................................................54
      11.8. Replacement of Bank or Participant................................55

12.   FEES, EXPENSES AND INDEMNIFICATION......................................55
      12.1. Fees..............................................................55
      12.2. Expenses; Indemnity; Damage Waiver................................56

13.   APPLICABLE LAW, JURISDICTION AND WAIVER.................................57
      13.1. Applicable Law....................................................57
      13.2. Jurisdiction......................................................57
      13.3. Waiver of Jurisdiction , Forum Non Conveniens.....................57
      13.4. Waiver Of Jury Trial..............................................58

14.   THE AGENTS..............................................................58
      14.1.  Appointment and Authorization....................................58
      14.2.  Agents and Affiliates............................................58
      14.3.  Action by Agents.................................................58
      14.4.  Consultation with Experts........................................58
      14.5.  Liability of the Agents..........................................58
      14.6.  Indemnification..................................................59
      14.7.  Credit Decision..................................................59
      14.8.  Successor Administrative Agent...................................59
      14.9.  Administrative Fee...............................................60
      14.10. Distribution of Payments.........................................60
      14.11. Holder of Interest in Notes......................................60
      14.12. Assumption re Event of Default...................................60
      14.13. Notification of Event of Default.................................61
      14.14. Limitations of Liability of Creditors............................61

15.   NOTICES AND DEMANDS.....................................................61

16.   LIMITATION OF LIABILITY/SURVIVAL OF LIABILITY/CONTINUING INDEMNITIES....62
      16.1.  Limitation of Liability..........................................62

17.   MISCELLANEOUS...........................................................63
      17.1.  Time of Essence..................................................63
      17.2.  Severability.....................................................63
      17.3.  References.......................................................63
      17.4.  Further Assurances...............................................64
      17.5.  Prior Agreements, Merger.........................................64
      17.6.  Entire Agreement, Amendments.....................................64
      17.7.  Headings.........................................................64
      17.8.  Survival.........................................................64
      17.9.  Confidentiality..................................................64
      17.10. Counterparts.....................................................65
      17.11. Waiver Of Immunity...............................................65

SCHEDULE I - BANKS

SCHEDULE II - APPLICABLE MARGIN

SCHEDULE III - FUNDED DEBT AT DECEMBER 31. 1999

SCHEDULE IV - ACCEPTABLE BROKERS

EXHIBIT A - FORM OF ADMINISTRATIVE QUESTIONAIRE

EXHIBIT B - FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT C - PROMISSORY NOTE

EXHIBIT D - FORM OF DRAWDOWN NOTICE1

EXHIBIT E - FORM OF COMPLIANCE CERTIFICATE

EXHIBIT F - FORM OF INTEREST NOTICE

EXHIBIT G - FORM OF OPINION OF PROSKAUER ROSE LLP, SPECIAL COUNSEL TO THE
            BORROWERS

EXHIBIT H - FORM OF OPINION OF ROBERT N. COWEN, ESQ. COUNSEL TO OSG AND OSG BULK

EXHIBIT I - FORM OF OPINION OF MARK LOWE, ESQ., COUNSEL TO OSG INTERNATIONAL

EXHIBIT J - FORM OF OPINION OF SEWARD & KISSEL LLP, SPECIAL COUNSEL TO THE
            AGENTS

                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT (the "Agreement") is made as of the 12th day of December, 2001, by and among (1) OVERSEAS SHIPHOLDING GROUP, INC., a corporation incorporated under the laws of the State of Delaware ("OSG"), with offices at 511 Fifth Avenue, New York, New York 10017, (2) OSG BULK SHIPS, INC., a corporation incorporated under the laws of the State of New York ("OSG Bulk"), with offices at 511 Fifth Avenue, New York, New York 10017, (3) OSG INTERNATIONAL, INC., a corporation incorporated under the laws of the Republic of the Marshall Islands with offices at 511 Fifth Avenue, New York, New York 10017 ("OSG International," jointly and severally with OSG and OSG Bulk, the "Borrowers," each a "Borrower"), (4) the banks and financial institutions whose names and addresses are set out in Schedule 1 hereto (together with any assignee pursuant to Section 10, the "Banks," each a "Bank"), (5) JPMORGAN CHASE BANK (successor by merger to The Chase Manhattan Bank), in its capacity as administrative agent for the Banks (the "Administrative Agent") and lender, (6) DEN NORSKE BANK ASA ("DnB"), as syndication agent for the Banks and lender, (7) NORDEA, acting through Nordea Bank Finland Plc, New York Branch, as syndication agent for the Banks and lender (together with DnB, the "Syndication Agents"),
(8) LANDESBANK SCHLESWIG-HOLSTEIN GIROZENTRALE, as documentation agent for the Banks and lender (the "Documentation Agent" and together with the Administrative Agent and the Syndication Agents, the "Agents"), (9) HAMBURGISCHE LANDESBANK-GIROZENTRALE-, lender and (10) NIB CAPITAL BANK N.V., as lender.

                                WITNESSETH THAT:

            WHEREAS, at the request of the Borrowers, each of the Agents has agreed to act in its respective capacity as set forth herein and the Banks have agreed to provide to the Borrowers a revolving credit facility in the initial amount of $240,000,000 on the terms and conditions set forth herein which facility may be increased, to the extent Commitments from additional Banks are obtained after the date hereof and prior to January 31, 2002, up to $300,000,000 on the terms and subject to the conditions set forth herein and in the Commitment Letter (as hereinafter defined);

            NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1. DEFINITIONS

1.1. Defined Terms. In this Agreement the words and expressions specified below shall, except where the context otherwise requires, have the meanings attributed to them below:

"Adjusted Fixed Charges"               shall mean for each period of four
                                       consecutive fiscal quarters (taken as a
                                       single accounting period) for which a
                                       determination is being made, the sum of
                                       (i) Fixed Charges plus (ii) the average
                                       of the amount of Current Debt of OSG and the Recourse

                                       Subsidiaries outstanding as of the end of each fiscal quarter within such period;

"Administrative Agent"                 shall have the meaning ascribed thereto
                                       in the preamble;

"Administrative Questionnaire"         shall mean, with respect to each Bank, an
                                       administrative questionnaire
                                       substantially in the form of Exhibit A
                                       hereto, submitted to the Administrative
                                       Agent (with a copy to the Borrowers) duly completed by such Bank;

"Advance"                              shall mean any amount advanced or
                                       requested to be advanced to the Borrowers pursuant to Section 2.1; provided that each such Advance shall be in a minimum amount of $10,000,000 or any larger multiple of $1,000,000;

"Advance Time Charter                  shall mean, as of the date of any
Revenues"                              determination thereof, the amount of
                                       advance time charter revenues of OSG and its Recourse Subsidiaries that are properly included on the liability side of OSG's most recent consolidated balance sheet, determined in accordance with
                                       GAAP, and if not listed as separate line items on such balance sheet, such amounts as are described separately in the applicable Compliance Certificate required pursuant to Section 8.1(d)(iii);

"Affiliate"                            shall mean, with respect to any Person,
                                       (i) any Person that directly, or
                                       indirectly through one or more
                                       intermediaries, Controls such Person (a
                                       "Controlling Person") or (ii) any Person
                                       (other than such Person or a Subsidiary
                                       of such Person) which is Controlled by or is under common Control with a Controlling Person;

"Agent(s)"                             shall have the meaning ascribed thereto
                                       in the preamble;

"Applicable Law"                       shall mean any Law of any Authority,
                                       including, without limitation, all
                                       Federal, state and foreign banking or
                                       securities laws, to which the Person in
                                       question is subject or by which it or any of its material property is bound;

"Applicable Margin"                    shall mean a margin which will vary as
                                       set forth on Schedule II attached hereto based upon the rating levels assigned to OSG's senior long-term unsecured debt
                                       (without third-party credit enhancement) by S&P and Moody's and in certain cases, Fitch;

"Applicable Rate"                      shall mean, in respect of any Advance,
                                       the rate of interest on such Advance from time to time applicable pursuant to
                                       Section 5.1;

"Assignment and                        shall mean the Assignment and Assumption
                                       Agreement(s)

Assumption Agreement(s)"               executed pursuant to Section 10.1 or 11.8
                                       substantially in the form of Exhibit B;

"Attributable Debt"                    shall mean, as of the date of any
                                       determination thereof, in connection with any Sale and Leaseback Transaction which is not permitted pursuant to Section
                                       8.2(d)(ii), the lesser of (i) the sum of the Fair Market Value of any vessels subject to such transaction and the fair market value of any non-vessel assets subject to such transaction or (ii) the present value (computed in accordance with GAAP at the imputed rate of interest used in such transaction) of the obligation of a lessee in such transaction for Rentals during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended);

"Authority"                            shall mean any governmental or
                                       quasi-governmental authority, whether
                                       executive, legislative, judicial,
                                       administrative, monetary or other, or any combination thereof, including, without limitation, any Federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, board, body, branch, bureau, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign;

"Bank(s)"                              shall have the meaning ascribed thereto
                                       in the preamble;

"Banking Day(s)"                       shall mean any day that is not a
                                       Saturday, Sunday or other day on which
                                       (a) commercial banks in New York, New
                                       York are authorized or required by law to remain closed, or (b) banks are not generally open for dealing in dollar deposits in the London interbank market;

"Book Value"                           shall mean, as of the date of any
                                       determination thereof, for any asset of
                                       OSG and the Recourse Subsidiaries, the
                                       value at which the asset of OSG and the
                                       Recourse Subsidiaries is recorded and
                                       reported by OSG in its consolidated
                                       financial statements in accordance with
                                       GAAP, consistently applied;

"Borrower(s)"                          shall have the meaning ascribed thereto
                                       in the preamble;

"Capital Construction Funds"           shall mean as of the date of any
                                       determination thereof, the aggregate
                                       amount on deposit in capital construction funds established and maintained pursuant to agreement with the Secretary of Transportation in accordance with Section
                                       1177 of the Merchant Marine Act, 1936, as amended, 46 U.S.C. Appx. Section 1177, for the account of OSG and the Recourse

                                       Subsidiaries;

"Capitalized Lease"                    of any Person shall mean any lease or
                                       other arrangement conveying the right to use real or personal property where the obligations for Rentals are required to be capitalized on a balance sheet of the lessee in accordance with GAAP;

"Capitalized Rentals"                  of any Person shall mean, as of the date
                                       of any determination thereof, the
                                       capitalized amount of all Rentals due and to become due under all Capitalized
                                       Leases of such Person, as lessee,
                                       reflected as a liability on the balance
                                       sheet of such Person;

"Cash" shall mean as of the date of any determination thereof, the total amount of all cash and Cash Equivalents as determined in accordance with GAAP of OSG and the Recourse Subsidiaries including, without limitation, cash of OSG and the Recourse Subsidiaries included in Capital Construction Funds (net of any taxes calculated at the applicable rate for non-qualified withdrawals pursuant to
                                       Section 1177 of the Merchant Marine Act,
                                       1936, as amended, 46 U.S.C. Appx. Section
                                       1177, and penalties thereon, if any),
                                       interest-bearing deposits in banks or
                                       trust companies described in clause (c)
                                       of the definition of "Permitted
                                       Investments" with maturities of less than one year held by OSG and the Recourse Subsidiaries as the same are reflected in a consolidated balance sheet of OSG and the Subsidiaries delivered in accordance with Section 8.1(d), and "Cash" shall also include, for the purposes of the calculations of Cash Adjusted
                                       Consolidated Net Tangible Assets and Cash
                                       Adjusted Funded Debt required by Section
                                       8.1(s) only, Cash of OSG and the Recourse
                                       Subsidiaries included in Restricted
                                       Funds;

"Cash Adjusted                         shall mean, as of the date of any
Consolidated                           determination thereof, Consolidated Net
Net Tangible Assets"                   Tangible Assets less Cash;

"Cash Adjusted Debt                    shall mean, for each four consecutive
Service Coverage Ratio"                fiscal quarter periods (taken as a single
                                       accounting period) for which a
                                       determination is being made, the ratio of Cash Adjusted Income Available for Fixed
                                       Charges to Adjusted Fixed Charges;

"Cash Adjusted Funded Debt"            shall mean, as of the date of any
                                       determination thereof, Consolidated
                                       Funded Debt less Cash;

"Cash Adjusted Income                  shall mean, for any period, with respect
Available for Fixed Charges"           to OSG and the Recourse Subsidiaries, the
                                       sum of (without duplication) (i) Net
                                       Income Available for Fixed Charges, (ii) depreciation and amortization of OSG and the Recourse Subsidiaries determined on a consolidated basis in accordance with
                                       GAAP for such period, and (iii) 75% of
                                       the average of the amounts of Cash
                                       outstanding as of the end of each of the four consecutive quarterly fiscal periods included in the determination;

"Cash Collateral"                      shall have the meaning ascribed thereto
                                       in Section 8.1(t);

"Cash Equivalents"                     shall mean (i) securities directly issued
                                       or fully and unconditionally guaranteed
                                       or insured, as to principal and interest, by the United States of America or any agency or instrumentality thereof
                                       (provided that the full faith and credit of the United States of America is pledged in support thereof), and (ii) time deposits, certificates of deposit or deposits in the interbank market of any commercial bank of recognized standing organized under the laws of the United
                                       States of America, any state thereof or
                                       any foreign jurisdiction having capital
                                       and surplus in excess of $500,000,000,
                                       and rated at least A or the equivalent
                                       thereof by S&P, with respect to both (i) and (ii) above, and in each case having maturities of not more than ninety (90) days from the date of acquisition;

"Closing Date"                         shall mean the date on which each of the
                                       conditions precedent to the availability of the Facility set forth in Section 3.1 shall have been met or waived;

"Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute and regulations promulgated thereunder;

"Collateral Date"                      shall have the meaning ascribed thereto
                                       in Section 8.1(t);

"Collateralized Assets"                shall mean as of the date of
                                       determination any assets of OSG that are pledged or mortgaged as security for any type of financing (including Capitalized
                                       Leases);

"Commitment"                           shall mean, with respect to each Bank,
                                       the commitment of such Bank to make
                                       Advances, and to acquire Participations
                                       in Advances, pursuant to this Agreement, expressed as an amount representing the maximum aggregate amount of its obligations to fund hereunder, as such commitment may be (a) reduced from time to time pursuant to this Agreement and
                                       (b) reduced or increased from time to
                                       time by assignment by or to such Bank
                                       pursuant to Section 6.3. The initial
                                       amount of each Bank's commitment is set
                                       forth opposite its name in Schedule I
                                       hereto or, as the case may be, in the
                                       Assignment and Assumption Agreement
                                       pursuant to which it assumes its
                                       commitment.

"Commitment Fee"                       shall have the meaning ascribed thereto
                                       in Section 12.1;

"Commitment Letter"                    shall mean that certain commitment letter
                                       dated October 26, 2001 by and between
                                       JPMorgan Chase Bank (successor by merger to The Chase Manhattan Bank), DnB,
                                       Nordea, Landesbank Schleswig-Holstein
                                       Girozentrale, Hamburgische Landesbank
                                       -Girozentrale-, NIB Capital Bank N.V. and
                                       J.P. Morgan Securities Inc. and as
                                       accepted and agreed by the Borrowers;

"Compliance Certificate"               shall mean a certificate in the form set
                                       out in Exhibit E, or in such other form
                                       as the Administrative Agent may agree,
                                       certifying the compliance by each of the Borrowers with all of its covenants contained herein and showing the calculations thereof, which certificate shall be executed and delivered by the chief executive officer, the chief operating officer or the chief financial officer of OSG or the designee thereof to the Administrative Agent with sufficient copies for the other Creditors to be distributed to the other Creditors by the Administrative Agent promptly upon receipt thereof pursuant to Section
                                       8.1(d)(iii);

"Consolidated EBITDA"                  shall mean, for any period, with respect
                                       to OSG and the Recourse Subsidiaries, the sum of (without duplication) (i)
                                       Consolidated Net Income; (ii) all
                                       Interest Charges of OSG and the Recourse
                                       Subsidiaries; (iii) income taxes (other
                                       than income taxes (either positive or
                                       negative) attributable to extraordinary
                                       and non-recurring gains or losses) of OSG and the Recourse Subsidiaries; and (iv) depreciation and amortization of OSG and the Recourse Subsidiaries determined on a consolidated basis in accordance with
                                       GAAP for such period; provided that if
                                       any Recourse Subsidiary is not
                                       wholly-owned by OSG, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with
                                       GAAP) by an amount equal to (A) the
                                       amount of the Consolidated Net Income
                                       attributable to such Recourse Subsidiary multiplied by (B) the percentage ownership interest in the income of such Recourse Subsidiary not owned on the last day of such period by OSG;

"Consolidated Funded Debt"             shall mean, as of the date of
                                       determination, all Funded Debt of OSG and the Recourse Subsidiaries, determined on a consolidated basis eliminating intercompany items;

"Consolidated Net Income"              for any period shall mean consolidated
                                       net income of OSG and the Recourse
                                       Subsidiaries for such period, as shown on the consolidated financial statements of
                                       OSG and the Recourse Subsidiaries
                                       delivered in accordance with Section
                                       8.1(d);

"Consolidated Net Tangible             shall mean as of the date of any
Assets"                                determination thereof the total amount of
                                       all Tangible Assets after excluding
                                       therefrom (i) all Restricted Investments
                                       (valued in accordance with GAAP) and (ii) any write-up of fixed assets of OSG and the Recourse

                                       Subsidiaries other than write-ups in
                                       accordance with GAAP of assets of a
                                       business made upon the acquisition of
                                       such business after December 31, 2000 and after deducting all liabilities except deferred income taxes, deferred credits, Advance Time Charter Revenues, Minority Interests, Unterminated Voyage Revenues and Consolidated Funded Debt;

"Consolidated Tangible Net Worth"      shall mean, as of the date of any
                                       determination thereof, the total of
                                       stockholders' equity (as shown on the
                                       most recent consolidated balance sheet of OSG and the Recourse Subsidiaries) less
                                       Intangible Assets of OSG and the Recourse
                                       Subsidiaries;

"Control"                              shall mean, for purposes of the
                                       definition of "Affiliate," with respect
                                       to any Person, possession, directly or
                                       indirectly, of the power to direct or
                                       cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise (for purposes of the aforesaid definition, the term
                                       "Control" used as a verb has a
                                       corresponding meaning);

"Conversion Date"                      shall have the meaning ascribed thereto
                                       in Section 11.7(a);

"Creditors"                            shall mean, together, the Agents and the
                                       Banks, each, a "Creditor";

"Current Debt"                         of any Person shall mean as of the date
                                       of any determination thereof (i) the
                                       Current Portion, (ii) all other Debt of
                                       such Person other than Funded Debt and
                                       (iii) (without duplication) Guarantees by such Person of Debt of the type described in clauses (i) and (ii);

"Current Portion"                      with respect to any Person or
                                       consolidated group of Persons shall mean the portion (determined in accordance with GAAP) of long-term Debt of such Person(s) shown as a current liability on the consolidated balance sheet of such Person(s);

"Debt" of any Person shall mean (i) all liabilities for money borrowed (excluding, in the case of OSG or any Recourse Subsidiary, Debt defined herein as Non-Recourse Debt) as determined in accordance with GAAP eliminating intercompany items, (ii) (without duplication) all Capitalized Rentals of such Person (other than rentals owing from OSG or any Recourse Subsidiary to OSG or another Recourse Subsidiary), and
                                       (iii) (without duplication) all
                                       Guarantees by such Person of Debt of
                                       Persons (other than, in the case of OSG
                                       or any Recourse Subsidiary, Debt of OSG
                                       or any Recourse Subsidiary);

"Default"                              shall mean any event that would, with the
                                       giving of notice or passage of time, or
                                       both, be an Event of Default;

"Default Rate"                         shall have the meaning ascribed thereto
                                       in Section 5.1(b);

"Derivatives Obligations"              of any Person shall mean all obligations
                                       of such Person in respect of any rate
                                       swap transaction, basis swap, forward
                                       rate transaction, commodity swap,
                                       commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions;

"DOC" shall mean a document of compliance issued to an Operator in accordance with rule 13 of the ISM Code;

"Documentation Agent"                  shall have the meaning ascribed thereto
                                       in the preamble;

"Dollars" or "$"                       shall mean the legal currency, at any
                                       relevant time hereunder, of the United
                                       States of America and, in relation to all payments hereunder, in same day funds settled through the New York Clearing
                                       House Interbank Payments System (or such other Dollar funds as may be determined by the Administrative Agent to be customary for the settlement in New York
                                       City of banking transactions of the type herein involved);

"Drawdown Date"                        shall mean any date, being a Banking Day,
                                       not later than the date falling one day
                                       prior to the Final Payment Date, upon
                                       which the Borrowers have requested that
                                       an Advance be made as provided in Section
                                       2.2;

"Drawdown Notice"                      shall have the meaning ascribed thereto
                                       in Section 2.2;

"Environmental Approvals"              shall have the meaning ascribed thereto
                                       in Section 7.1(h);

"Environmental Claim"                  shall have the meaning ascribed thereto
                                       in Section 7.1(h);

"Environmental Laws"                   shall have the meaning ascribed thereto
                                       in Section 7.1(h);

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

"ERISA Affiliate"                      shall mean a trade or business (whether
                                       or not incorporated) which is under
                                       common control with any Borrower within
                                       the meaning of Sections 414(b),(c),(m) or
                                       (o) of the Code;

"ERISA Group"                          shall mean OSG and the Subsidiaries;

"Event(s) of Default"                  shall mean any of the events set out in
                                       Section 9.1;

"Exchange Act"                         shall mean the Securities Exchange Act of
                                       1934, as amended;

"Existing Credit Facility"             shall mean the credit facility
                                       established pursuant to that certain
                                       Second Amended and Restated Credit
                                       Agreement in its entirety, dated as of
                                       August 19, 1997, among the Borrowers, the banks listed therein, Citibank, N.A., as Administrative Agent, The Chase Manhattan
                                       Bank, as Syndication Agent, and Morgan
                                       Guaranty Trust Company of New York, as
                                       Documentation Agent;

"Facility"                             the line of credit, in an initial amount
                                       of Two Hundred Forty Million Dollars
                                       ($240,000,000) and not to exceed Three
                                       Hundred Million Dollars ($300,000,000) in aggregate principal amount, to be made available to Borrowers pursuant to
                                       Section 2 hereof, as the same may be
                                       reduced from time to time pursuant to
                                       Section 2.6 hereof;

"Facility Balance"                     shall mean, as of the date of
                                       determination, the Dollar amount of the
                                       Facility outstanding at such time;

"Facility Period"                      shall mean the period from the date
                                       hereof to the date which is five (5)
                                       years from the date hereof;

"Fair Market Value"                    shall mean, in respect of any vessel, the
                                       average of two sets of appraised values
                                       of such vessel as determined by two (2)
                                       independent brokers chosen from the
                                       brokers listed on Schedule IV, such
                                       vessel to be valued on a stand alone
                                       basis, free and clear of any liens,
                                       charters or other encumbrances and with
                                       no value given to any pooling
                                       arrangements. One broker shall be
                                       selected by the Borrowers and one broker shall be selected by the Administrative
                                       Agent. No appraisal shall be dated more
                                       than thirty (30) days prior to the date
                                       on which such appraisal is required
                                       pursuant to this Agreement;

"Federal Funds Rate"                   shall mean, for each day during any
                                       period, the weighted average (rounded if necessary to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal
                                       Reserve System arranged by Federal funds brokers, as published for such day (on the next succeeding Banking Day or, if such day is not a Banking Day, on the next succeeding Banking Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Banking Day, the average of the quotations for such day on such transactions received by the
                                       Administrative Agent from three (3)
                                       Federal funds brokers of
                                       recognized standing selected by the
                                       Administrative Agent;

"Fee Letter"                           shall mean that certain fee letter dated
                                       October 26, 2001 by and between JPMorgan
                                       Chase Bank (successor by merger to The
                                       Chase Manhattan Bank), DnB, Nordea,
                                       Landesbank Schleswig-Holstein
                                       Girozentrale, Hamburgische Landesbank
                                       -Girozentrale-, NIB Capital Bank N.V. and
                                       J.P. Morgan Securities Inc. and as
                                       accepted and agreed by the Borrowers;

"Final Payment Date"                   shall mean the date which falls on the
                                       fifth anniversary of the date of this
                                       Agreement or, if such day is not a
                                       Banking Day, the Final Payment Date shall be the immediately preceding Banking Day or such earlier date on which all sums become due and payable under this Agreement whether by prepayment, acceleration or otherwise;

"Fitch"                                shall mean Fitch IBCA, Inc. and any
                                       successor or successors thereto;

"Fixed Charges"                        for any period shall mean on a
                                       consolidated basis the sum of (i) all
                                       Rentals (other than Capitalized Rentals) payable in respect of such period by OSG and the Recourse Subsidiaries, and (ii) all Interest Charges on all Indebtedness
                                       (including the interest component of
                                       Capitalized Rentals) of OSG and the
                                       Recourse Subsidiaries;

"Funded Debt"                          of any Person shall mean all Debt of such
                                       Person having a final maturity of more
                                       than one year from the date of origin
                                       thereof (or which is renewable or
                                       extendible at the option of the obligor
                                       for a period or periods more than one
                                       year from the date of origin), excluding the Current Portion of such Debt solely to the extent that such Person has sufficient availability under (i) existing credit facilities (including this Agreement) or (ii) underwritten commitments on terms reasonably satisfactory to the Administrative Agent to refinance such Current Portion for a period of at least 12 months;

"GAAP" shall mean generally accepted accounting principles at the time in the United States, except that (so long as the Statement of Financial Accounting Standards No. 94 (or any substantially similar successor statement) is in effect), with respect to financial statements of OSG and the Recourse Subsidiaries, the failure to consolidate Non-Recourse Subsidiaries shall be deemed to be in accordance with such principles;

"Guarantee"                            by any Person shall mean, without
                                       duplication, any obligation (other than
                                       endorsements in the ordinary course of
                                       business of negotiable instruments for
                                       deposit or collection), contingent or
                                       otherwise, of such Person (the
                                       "Guarantor") directly or indirectly
                                       guaranteeing or having the economic
                                       effect of a guarantee of any Debt or
                                       other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of the Guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or any security therefor
                                       (whether arising by virtue of partnership arrangements, by agreement to keep-well, to take-or-pay (or similar arrangements involving the purchase of goods, securities or services), or to maintain working capital, equity capital or any other financial statement condition or liquidity of such other Person or otherwise); or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
                                       provided that the term "Guarantee" used
                                       as a verb has a corresponding meaning;

"Indebtedness"                         of any Person shall mean and include all
                                       obligations of such Person which in
                                       accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all Debt of such Person;

"Intangible Assets"                    shall mean, as of the date of any
                                       determination thereof, goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expenses, organization expenses, unamortized debt discount and expenses, deferred charges
                                       (other than unamortized deferred drydock costs, unterminated voyage expenses, prepaid insurance, prepaid taxes, prepaid charterhire and other prepaid items properly excludable from intangible assets under GAAP), the excess of cost of shares acquired over fair value of underlying tangible assets and such other assets as are properly classified as "intangible assets" in accordance with
                                       GAAP;

"Interest Charges"                     for any period shall mean all interest
                                       and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made;

"Interest Notice"                      means a notice from the Borrowers to the
                                       Administrative Agent to be delivered to
                                       the Administrative Agent at least three
                                       (3) Banking Days prior to the end of any then existing Interest Period and specifying the duration of any relevant
                                       Interest Period and certifying OSG's
                                       current rating level and the
                                       corresponding Applicable Margin, each
                                       substantially in the form of Exhibit F;

"Interest Period"                      shall mean with respect to any Advance,
                                       (a) each seven (7) day period (a "Seven
                                       Day Interest Period") or each one (1),
                                       three (3), six (6) or twelve (12) month
                                       period commencing on the date such

                                       Advance is made or the last day of the
                                       next preceding Interest Period with
                                       respect to such Advance and ending on the seventh (7th) day thereafter or on the same day in the first, third, sixth or twelfth calendar month thereafter, in each case, as selected by the Borrowers in the Interest Notice or, (b) in the Administrative Agent's discretion, such other period(s) not to exceed twelve (12) months as may be agreed by the Majority Banks, or, (c) in the Banks' discretion, such other period(s) in excess of twelve
                                       (12) months as may be agreed; provided,
                                       however, (x) in each case, that each such Interest Period (if such Interest Period is a whole number of months) which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate subsequent calendar month, (y) that if no LIBOR Rate is quoted or available for a 12 month Interest Period or a Seven Day Interest Period, the Borrowers shall not request, and the Lenders need not fund, a 12 month Interest Period or a Seven Day Interest Period, as the case may be, and (z) there shall be no more than two Seven Day Interest Periods outstanding at any time. If at the end of any then existing Interest Period the Borrowers fail to deliver an Interest Notice or an Event of Default shall have occurred and be continuing, the relevant Interest Period shall be one month.

                                       Notwithstanding the foregoing, (i) no
                                       Interest Period may extend beyond the
                                       Final Payment Date; (ii) each Interest
                                       Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day (or, if such next succeeding Banking Day falls in the next succeeding calendar month, on the next preceding Banking Day); and
                                       (iii) each Interest Period which would
                                       otherwise commence before and end after
                                       the Final Payment Date shall end on the
                                       Final Payment Date;

"Investments"                          shall mean all investments, regardless of
                                       the form of consideration paid therefor, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that
                                       "Investments" shall not mean or include
                                       routine investments in property to be
                                       used or consumed in the ordinary course
                                       of business;

"ISM Code"                             shall mean the International Safety
                                       Management Code for the Safe Operating of
                                       Ships and for Pollution Prevention
                                       constituted pursuant to Resolution
                                       A.741(18) of the International Maritime
                                       Organization and incorporated into the
                                       Safety of Life at Sea

                                       Convention and shall include any
                                       amendments or extensions thereto and any regulation issued pursuant thereto;

"Joint Venture"                        shall mean at any date any Person (other
                                       than a Subsidiary) in which OSG or any
                                       Subsidiary has an ownership interest or
                                       profits or loss which would be accounted for in the consolidated financial statements of OSG and its consolidated
                                       Subsidiaries by the equity method if such statements were prepared as of such date;

"judgment currency"                    shall have the meaning ascribed thereto
                                       in Section 11.7(a);

"Law" shall mean any law, rule, regulation or official code, consent decree, constitution, decree, directive, enactment, guideline, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, requirement, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Authority;

"LIBOR Rate"                           shall mean, with respect to any Interest
                                       Period for any Advance, the rate per
                                       annum determined by the Administrative
                                       Agent to be equal to the quotient
                                       (rounded upwards, if necessary, to the
                                       next higher 1/16 of 1%) of (y) (i) the
                                       rate of interest for deposits in Dollars for a period equal to the number of days in such Interest Period (or, in the case of a Seven Day Interest Period, if greater, the rate of interest for deposits in Dollars for a one month period) which appears on the Telerate
                                       Page 3750 as of 11:00 A.M., London time, on the day that is two (2) Banking Days prior to the first day of such Interest
                                       Period, or (ii) if such rate does not
                                       appear on the Telerate Page 3750 at such time, the rate per annum at which deposits in Dollars are offered to the Administrative Agent in immediately available funds at its LIBOR lending office in an amount comparable to the principal amount of such Advance for a period equal to such Interest Period (or, in the case of a Seven Day Interest
                                       Period, if greater, the rate of interest for deposits in Dollars for a one month period) at approximately 10:00 A.M., New
                                       York City time, on the date two (2)
                                       Banking Days before the first day of such Interest Period, divided by (z) a number equal to 1.00 minus the LIBOR Rate
                                       Reserve Percentage;

"LIBOR Rate Reserve Percentage"        shall mean, for any day, the maximum
                                       percentage (expressed as a decimal)
                                       specified from time to time by the Board of Governors of the Federal Reserve
                                       System (or any successor) for determining the maximum reserve requirements
                                       (including, but not limited to,
                                       supplemental, marginal and emergency
                                       reserves) with respect to eurocurrency
                                       funding (currently referred to as
                                       "Eurocurrency Liabilities") of a member
                                       bank in such System. The LIBOR Rate
                                       shall be adjusted automatically with
                                       respect to any Advance outstanding on the effective date of any change in the LIBOR
                                       Rate Reserve Percentage, as of such
                                       effective date;

"Lien" shall mean, with respect to any asset, any interest in such asset securing an obligation owed to, or a claim by, a Person other than the owner of the asset, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale, title retention agreement or trust receipt or a lease, consignment or bailment for security purposes or any arrangement having substantially the same economic effect as any of the foregoing. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, any purchase options or calls, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, OSG or a Recourse Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien;

"List of Vessels"                      shall mean a list of vessels more than
                                       fifty percent (50%) owned directly or
                                       indirectly by the Borrowers or any
                                       Subsidiary, which list shall describe
                                       each Lien on any such vessel;

"Majority Banks"                       shall mean Banks, the dollar amount of
                                       whose aggregate Commitments exceed
                                       one-half of the total Commitments or if
                                       the Commitments have terminated, Banks
                                       holding in the aggregate a dollar amount in excess of one-half of the Facility
                                       Balance;

"Material Adverse Change"              shall mean the occurrence of an event or
                                       condition which (a) materially impairs
                                       the ability of OSG and the Subsidiaries
                                       to meet or perform any of their
                                       obligations with regard to (i) the
                                       Facility and the financing arrangements
                                       established in connection therewith or
                                       (ii) any of their respective other
                                       obligations that are material to OSG and the Subsidiaries considered as a whole;
                                       or (b) materially impairs the rights of
                                       or benefits or remedies available to the Banks under this Agreement;

"Material Financial Obligations"       means a principal or face amount of Debt
                                       (in the case of Derivative Obligations,
                                       determined in respect of any counterparty on a net basis), in each case of OSG and/or one or more of the Subsidiaries and arising in one or more related or unrelated transactions, exceeding in the aggregate
                                       $10,000,000 (or its equivalent in any
                                       other currency);

"Material Subsidiary"                  shall mean, at any date, each of the
                                       following: (i) any Subsidiary (other than OSG Bulk or OSG International) which owns, leases or charters any vessel on such date and/or (ii) any Subsidiary or Subsidiaries the assets of which, individually or in the aggregate, had an aggregate book value (net of depreciation) as of the date of the consolidated balance sheet of OSG and the Subsidiaries most recently delivered or required to be delivered to the Administrative Agent pursuant to Section
                                       8.1(d) prior to such date, in excess of
                                       the lesser of (x) $50,000,000 and (y) 2%
                                       of the aggregate book value (net of
                                       depreciation) of all assets of OSG and
                                       the Subsidiaries as of the date of such
                                       balance sheet;

"Materials of Environmental            shall have the meaning ascribed thereto
Concern"                               in Section 7.1(h);

"Minority Interests"                   shall mean any shares of stock of any
                                       class of a Subsidiary (other than
                                       directors' qualifying shares as required by law) that are not owned by OSG and/or one or more of the Recourse Subsidiaries.
                                       Minority Interests shall be valued by
                                       valuing Minority Interests constituting
                                       preferred stock at the voluntary or
                                       involuntary liquidation value of such
                                       preferred stock, whichever is greater,
                                       and by valuing Minority Interests
                                       constituting common stock at the book
                                       value of capital and surplus applicable
                                       thereto adjusted, if necessary, to
                                       reflect any changes from the book value
                                       of such common stock required by the
                                       foregoing method of valuing Minority
                                       Interests in preferred stock;

"Moody's"                              shall mean Moody's Investors Service,
                                       Inc.;

"Multiemployer Plan"                   shall mean a "multiemployer plan" (as
                                       defined in Section 4001(a)(3) of ERISA)
                                       to which any Borrower or any ERISA
                                       Affiliate is making or accruing an
                                       obligation to make contributions or has
                                       within any of the preceding five plan
                                       years made or accrued an obligation to
                                       make contributions;

"Multiple Employer Plan"               shall mean an employee benefit plan,
                                       other than a Multiemployer Plan, subject to Title IV of ERISA to which any Borrower or ERISA Affiliate, and one or more employers other than a Borrower or ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which a Borrower or ERISA
                                       Affiliate made or accrued an obligation
                                       to make contributions during any of the
                                       five plan years preceding the date of
                                       termination of such plan;

"Net Income Available for              for any period shall mean Consolidated
                                       Net Income excluding

Fixed Charges"                         extraordinary gains or losses (adjusted
                                       for taxes, if any) during such period
                                       plus (to the extent used in the
                                       determination of Consolidated Net
                                       Income), (i) all provisions for any
                                       Federal, state or other taxes based on
                                       income made by OSG and the Recourse
                                       Subsidiaries during such period and (ii)
                                       Fixed Charges during such period;

"Non-Recourse Debt"                    shall mean Debt of any Subsidiary (i)
                                       that is not Guaranteed by OSG or any
                                       Recourse Subsidiary, (ii) that is not
                                       secured by a Lien on any asset of OSG or any Recourse Subsidiary and (iii) with respect to which Debt or Subsidiary neither OSG nor any of the Recourse
                                       Subsidiaries has any express obligation
                                       or has written any instrument or letter
                                       indicating its support for such Debt or
                                       Subsidiary; provided that Debt of such
                                       Subsidiary shall constitute Non-Recourse
                                       Debt only if (x) OSG shall have given the Banks, through the Administrative Agent, written notice at least twenty (20) days prior to the incurrence, issuance, assumption or Guarantee thereof (or, in the case of Debt of a Person to be acquired by such Subsidiary, prior to the time of such acquisition) and (y) the terms and conditions of the related documentation insofar as they relate to the non-recourse nature of such Debt, and the final form of such documentation with respect thereto, shall be reasonably satisfactory to the Majority Banks;

"Non-Recourse Subsidiary"              shall mean, at any time, a Subsidiary of
                                       OSG (i) having no Debt at such time
                                       (other than Non-Recourse Debt) and (ii)
                                       as to which an officer of OSG has, prior to the issuance, incurrence, assumption or Guarantee of any Non-Recourse Debt by such Subsidiary, delivered a certificate to the Administrative Agent certifying that such Subsidiary is a Non-Recourse
                                       Subsidiary in accordance with the terms
                                       of this Agreement;

"Note" shall mean a promissory note, to be executed by the Borrowers in favor of a Bank pursuant to Section 3.1(b) to evidence the Advances made by such Bank and substantially in the form set out in Exhibit C or in such other form as the Administrative Agent may agree and shall include any promissory note issued by the Borrowers pursuant to Section 10.3, collectively, the "Notes";

"Operating Assets"                     of OSG and the Recourse Subsidiaries
                                       shall mean, as of the date of any
                                       determination thereof, all assets of such Person as determined in accordance with GAAP other than Cash and marketable securities of OSG and the Recourse
                                       Subsidiaries;

"Operator"                             shall mean, in respect of any of the
                                       Borrowers' vessels, the Person who is
                                       concerned with the operation of such
                                       vessel and falls within the definition of "Company" set out in rule 1.1.2 of the

                                       ISM Code;

"OSG"                                  shall have the meaning ascribed thereto
                                       in the preamble;

"OSG Bulk"                             shall have the meaning ascribed thereto
                                       in the preamble;

"OSG International"                    shall have the meaning ascribed thereto
                                       in the preamble;

"Participant"                          shall have the meaning ascribed thereto
                                       in Section 10.2;

"PBGC"                                 shall mean the Pension Benefit Guaranty
                                       Corporation;

"Permitted Country(ies)"               shall mean any or all of the following:
                                       United States of America, United Kingdom,
                                       Ireland, France, Belgium, the
                                       Netherlands, Germany, Sweden, Denmark,
                                       Norway, Switzerland, Finland, Austria,
                                       Spain, Portugal, Italy, Luxembourg,
                                       Canada and Japan;

"Permitted Investments"                shall mean any of the following:

                                       (a)   Investments in commercial paper
                                             maturing in 270 days or less from
                                             the date of issuance which, at the
                                             time of acquisition by OSG or any
                                             Subsidiary, is rated one of the two
                                             highest ratings by S&P or by
                                             Moody's or any substantially
                                             similar commercial paper or
                                             short-term ratings by any other
                                             nationally recognized credit rating
                                             agency domiciled in the United
                                             States of America or the United
                                             Kingdom which in the reasonable
                                             opinion of the Majority Banks is of
                                             similar standing and with
                                             comparable rating categories and
                                             methodologies (a "Substitute Rating
                                             Agency");

                                       (b)   Investments in obligations directly
                                             issued by or fully and
                                             unconditionally guaranteed as to
                                             principal and interest by the
                                             United States of America or any
                                             agency or instrumentality of the
                                             United States of America, in either
                                             case, maturing in three (3) years
                                             or less from the date of
                                             acquisition thereof;

                                       (c)   Investments in certificates of
                                             deposit, time deposits or bankers'
                                             acceptances issued by a Bank or any
                                             other bank or trust company
                                             organized under the laws of any
                                             Permitted Country or any state
                                             thereof, having capital, surplus
                                             and undivided profits aggregating
                                             at least $500,000,000 maturing in
                                             270 days or less from the date of
                                             acquisition thereof;

                                       (d)   Investments in indebtedness of any
                                             governmental body of the United
                                             States of America or any State or
                                             political
                                             subdivision thereof, which
                                             indebtedness is at all times
                                             accorded one of the two highest
                                             ratings by S&P, Moody's, or a
                                             Substitute Rating Agency maturing
                                             not later than three (3) years from
                                             the date of acquisition thereof
                                             (or, if maturing more than three
                                             (3) years after the date of
                                             acquisition, which is subject to a
                                             put at par by the holder thereof on
                                             a weekly or more frequent basis);

                                       (e)   Investments in money market
                                             investment programs which are
                                             classified as a current asset in
                                             accordance with GAAP and which are
                                             administered by reputable financial
                                             institutions having capital,
                                             surplus and undivided profits of at
                                             least $500,000,000 and which are
                                             registered under the Investment
                                             Company Act of 1940, as amended;
                                             and

                                       (f)   investments in money market and
                                             auction rate preferred stocks rated
                                             "A" or better by S&P or Moody's or
                                             a similar category by a Substitute
                                             Rating Agency;

"Person" shall mean an individual, partnership, corporation, limited liability company, business trust, bank, trust company, joint venture, association, joint stock company, trust or other unincorporated organization, whether or not a legal entity, or any government or agency or political subdivision thereof;

"Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan or a Multiple Employer Plan) covered by Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code;

"rate of exchange"                     shall have the meaning ascribed thereto
                                       in Section 11.7(d);

"Recourse Subsidiaries"                shall mean all Subsidiaries of OSG other
                                       than the Non-Recourse Subsidiaries;

"Regulation T"                         shall mean Regulation T of the Board of
                                       Governors of the Federal Reserve System, as in effect from time to time;

"Regulation U"                         shall mean Regulation U of the Board of
                                       Governors of the Federal Reserve System, as in effect from time to time;

"Regulation X"                         shall mean Regulation X of the Board of
                                       Governors of the Federal Reserve System, as in effect from time to time;

"Rentals"                              shall mean and include as of the date of
                                       any determination thereof all fixed
                                       payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by a Person, as lessee or sublessee under a lease of real or personal property (excluding fixed payments on any item of personal property involving rentals of less than $1,000 per month each and $10,000 per month in the aggregate), but shall be exclusive of any amounts required to be paid by such Person, directly or indirectly (whether or not designated as rents or additional rents), on account of maintenance, repairs, insurance, taxes and similar charges incurred by such lessee or sublessee. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues;

"Replacement Bank"                     shall have the meaning ascribed thereto
                                       in Section 11.8 of this Agreement;

"Restricted Funds"                     shall mean restricted funds established
                                       and maintained pursuant to Title XI
                                       reserve fund and financial agreements
                                       between OSG or any of the Subsidiaries
                                       and the Secretary of Transportation in
                                       accordance with Title XI of the Merchant
                                       Marine Act, 1936, as amended, and the
                                       regulations promulgated thereunder;
                                       provided that "Restricted Funds" shall
                                       mean, for any period, the aggregate
                                       amount on deposit in Restricted Funds as so defined as of the last day of such period, as the same is reflected in a consolidated balance sheet of OSG and the Subsidiaries as of such date;

"Restricted Investments"               shall mean all Investments by OSG or any
                                       Recourse Subsidiary in any Person or
                                       property except the following:

                                       (a)   Permitted Investments;

                                       (b)   Cash;

                                       (c)   Investments in Shipping and Related
                                             Businesses ;

                                       (d)   Investments by OSG and the Recourse
                                             Subsidiaries in and to Recourse
                                             Subsidiaries, including any
                                             Investment in a corporation which,
                                             after giving effect to such
                                             Investment, will become a Recourse
                                             Subsidiary;

                                       (e)   Investments in property to be used
                                             in the ordinary course of business;

                                       (f)   Investments in marketable
                                             securities (as defined in
                                             accordance with GAAP); and

                                       (g)   Investments (in addition to those
                                             listed in (a) through (f) above) in
                                             Persons not engaged in Shipping and
                                             Related Businesses and which are
                                             not Recourse Subsidiaries in an
                                             amount (excluding Investments
                                             existing as of the date of this
                                             Agreement) not to exceed the sum of
                                             (i) $10,000,000 plus (ii) 10% of
                                             Consolidated Tangible Net Worth;

"Sale and Leaseback                    shall mean any arrangement with any
Transaction"                           Person to which such Person is a party,
                                       (not including, in either case, OSG or
                                       any Recourse Subsidiary) providing for
                                       the leasing by OSG or a Recourse
                                       Subsidiary for a period, including
                                       renewals, in excess of three years of any asset which has been or is to be sold or transferred more than 180 days after the acquisition or occupancy thereof or the completion of construction and commencement of full operation thereof, whichever is later, by OSG or any Recourse Subsidiary to such Person;

"Secured Debt"                         shall mean all Debt of OSG or any of the
                                       Recourse Subsidiaries which is secured by a Lien on any of the property or assets of OSG or any of the Recourse
                                       Subsidiaries;

"Securities and Exchange               shall mean the United States Securities
Commission"                            and Exchange Commission or any other
                                       governmental authority of the United
                                       States of America at the time
                                       administrating the Securities Act of
                                       1933, as amended, the Investment Company
                                       Act of 1940, as amended, or the Exchange
                                       Act;

"Security"                             shall have the same meaning as in Section
                                       2(1) of the Securities Act of 1933, as
                                       amended;

"Security Documents"                   shall have the meaning ascribed thereto
                                       in Section 8.1(t);

"Seven Day Interest Period"            "Seven Day Interest Period" shall have
                                       the meaning ascribed thereto in the
                                       definition of "Interest Period";

"Shipping and Related                  shall mean any one or all of the
Businesses"                            following: owning, chartering, leasing,
                                       crewing, navigating, managing, supplying or operating or repairing commercial vessels of all kinds, including but not limited to cargo ships, liners, container ships, passenger vessels, tugs, barges and ferries; owning, operating or managing transportation assets ancillary to or in furtherance of the transportation of freight and passengers by water; owning, operating or managing terminals and other facilities of any kind incidental or ancillary to or in furtherance of the transportation of freight and passengers by water; and owning, managing or operating terminals, docks, piers, quays, wharves, dry docks, storage facilities and port facilities incidental or ancillary to or in furtherance of the transportation of freight and passengers by water;

"Shipping Manager"                     shall mean (a) the principal companies
                                       that, as of the date of this Agreement,
                                       are acting as agent for OSG and the
                                       Subsidiaries in respect of ships owned,
                                       leased or chartered by, and is providing substantially all of the general and administrative services to, OSG and the Subsidiaries, or (b) any Person, if, for the period of two consecutive years after the date of formation of such Person, all or substantially all of the executive officers and directors of such Person were executive officers or directors, as the case may be, of the Shipping Manager immediately prior to the formation of such Person, (except for any executive officer or director who shall have been appointed or elected to such position as a result of any death, disability, retirement or incapacity of any such executive officer or director);

"S&P" shall mean Standard & Poor's Ratings Services, a division of McGraw-Hill Inc.;

"SMC" means the safety management certificate issued in respect of any of the Borrowers' vessels in accordance with rule 13 of the ISM Code;

"Subordinated Funded Debt"             shall mean all unsecured Funded Debt of
                                       the Borrowers which shall contain or have applicable thereto subordination provisions (reasonably satisfactory to the holders of not less than 66 2/3% in aggregate principal amount of the
                                       Commitments or, if the Commitments have
                                       been terminated, of the Facility Balance) providing for the subordination of such unsecured Funded Debt to other Debt of the Borrowers, including, without limitation, to the Notes;

"subsidiary"                           shall mean as to any particular Person,
                                       at any date, any corporation, limited
                                       liability company, partnership or other
                                       entity of which more than 50% (by number of votes of the Voting Stock or other ownership interests having ordinary voting power) are beneficially owned or controlled, directly or indirectly, by such Person and/or one or more other subsidiaries of such Person;

"Subsidiary(ies)"                      shall mean a/the subsidiary(ies) of OSG;

"Subsidiary Structurally               shall mean, as of the date of any
Subordinated Assets"                   determination thereof, for any Recourse
                                       Subsidiary (other than OSG Bulk and OSG
                                       International), an amount equal to the
                                       Debt which is not Secured Debt plus
                                       one-third (1/3) of an amount equal to (i) the total Book Value of assets minus (ii) the total amount of Debt which is not Secured Debt;

"Syndication Agent"                    shall have the meaning ascribed thereto
                                       in the preamble;

"Tangible Assets"                      shall mean, as of the date of
                                       determination thereof, the Book Value of assets of OSG and the Recourse
                                       Subsidiaries (less depreciation,
                                       depletion and other properly deductible
                                       valuation reserves) after deducting
                                       Intangible Assets therefrom;

"Taxes" shall mean any present or future income or other taxes, levies, duties, charges, fees, deductions or withholdings of any nature now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority whatsoever, except for taxes on or measured by the overall net income of any Bank imposed by the United States of America, the State or The City of New York or any governmental subdivision or taxing authority of any thereof or by any other taxing authority having jurisdiction over such Bank (unless such jurisdiction is asserted solely by reason of the activities of the Borrower or any of the Subsidiaries);

"Termination Event"                    shall mean (i) a "reportable event," as
                                       such term is defined in Section 4043 of
                                       ERISA, (ii) the withdrawal of any
                                       Borrower or any ERISA Affiliate from a
                                       Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section
                                       4001(a)(2) of ERISA, or the incurrence of liability by any Borrower or any ERISA
                                       Affiliate under Section 4064 of ERISA
                                       upon the termination of a Multiple
                                       Employer Plan, (iii) the filing of a
                                       notice of intent to terminate a Plan
                                       under Section 4041 of ERISA or the
                                       termination or the treatment of a
                                       Multiemployer Plan amendment as a
                                       termination under Section 4041A of ERISA,
                                       (iv) the institution of proceedings to
                                       terminate a Plan or a Multiemployer Plan or (v) any other event or condition which might constitute grounds under Section
                                       4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer
                                       Plan;

"Unencumbered Assets"                  shall mean, as of the date of any
                                       determination thereof, Tangible Assets
                                       (excluding the Book Value of any assets
                                       of any Subsidiaries, the shares of stock or any evidence of Indebtedness of which have been pledged to secure any obligations) less the sum of (without duplication) (i) Attributable Debt and
                                       (ii) the Book Value of any assets of OSG and any Recourse Subsidiary which have become or have been agreed to become subject to a Lien securing any Secured
                                       Debt and (iii) Subsidiary Structurally
                                       Subordinated Assets;

"Unsecured Debt"                       shall mean, as of the date of any
                                       determination thereof, all Debt of OSG
                                       and the Subsidiaries other than Secured
                                       Debt;

"Unterminated Voyage                   shall mean, as of the date of any
Revenues"                              determination thereof, accrued but unpaid
                                       revenues for uncompleted voyages the
                                       amounts thereof determined in accordance with GAAP as reflected in the consolidated financial statements of OSG and the Recourse Subsidiaries;

"Vessel Collateral"                    shall have the meaning ascribed thereto
                                       in Section 8.1(t);

"Voting Stock"                         shall mean, with respect to any Person,
                                       Securities of any class or classes, the
                                       holders of which are ordinarily, in the
                                       absence of contingencies, entitled to
                                       elect a majority of the corporate
                                       directors (or Persons performing similar functions) of such Person; and

"Withdrawal Liability"                 shall have the meaning given to such term
                                       under Part 1 of Subtitle E of Title IV of
                                       ERISA.

1.2. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the Notes, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding"; words importing either gender include the other gender; references to "writing" include printing, typing, lithography, electronic and other means of reproducing or capable of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments (including this Agreement and the Notes) shall be deemed to include all subsequent amendments, amendments and restatements, supplements, extensions, replacements and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of this Agreement or the Notes); references to any matter that is "approved" or requires "approval" of a party shall mean approval given in the sole and absolute discretion of such party unless otherwise specified; words importing the singular number only shall include the plural and vice versa (except as indicated), as may be appropriate; references to any Person shall include such Person, its successors and permitted assigns and transferees.

1.3. Accounting Terms. Unless otherwise specified herein, all accounting terms used in this Agreement and in the Notes shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Administrative Agent or to the Banks under this Agreement shall be prepared, in accordance with GAAP as in effect from time to time.

2. THE ADVANCES

2.1. Advances. Each of the Banks, relying upon each of the representations and warranties set out in Section 7, hereby severally, and not jointly, agrees with the Borrowers that, subject to and upon the terms of this Agreement, it will on the Drawdown Dates from time to time during the Facility Period make its portion of the Advances available through the Administrative Agent, to the Borrowers, ratably with the other Banks according to their respective Commitments; provided, however, that at no time shall the outstanding aggregate principal amount of the Advances made by any Bank exceed the Bank's Commitment or the outstanding aggregate principal amount of all Advances of all Banks hereunder exceed the total Commitments of all the Banks. The proceeds of the Advances shall be utilized for lawful corporate purposes; provided, however, that such proceeds may not be used for hostile acquisitions of substantially all the assets or securities of another company without the prior consent of the Majority Banks. Multiple Advances may be outstanding at any one time during the Facility Period; provided, however, that there shall be no more than ten (10) different Interest Periods relating to the Advances outstanding at any one time. Within the foregoing limits of this Section 2.1 and upon the conditions herein provided, the Borrowers may from time to time borrow pursuant to this Section 2.1, repay Advances pursuant to Section 4 and reborrow pursuant to this Section 2.1.

2.2. Drawdown Notice. The Borrowers shall, in respect of all Advances, serve a written notice (a "Drawdown Notice") on the Administrative Agent (which shall promptly furnish a copy to each Bank) not later than 11:00 A.M., New York City time, at least three (3) Banking Days prior to the date of the proposed Advance. Each Drawdown Notice shall specify (a) the date of the proposed borrowing which shall be a Banking Day, (a "Drawdown Date"), (b) the aggregate principal amount of the Advance to be made by the Banks on that date, (c) the Interest Period requested by the Borrowers, which Period may end no later than the Maturity Date, (d) the locations and account(s) to which the proceeds of such Advance shall be disbursed, and (e) the name of the Borrower(s) which will draw down such Advance. Each Drawdown Notice shall be effective upon receipt by the Administrative Agent, shall be irrevocable and shall be in the form set out in Exhibit D.

2.3. Effect of Drawdown Notice. Each Drawdown Notice shall be deemed to constitute a warranty by the Borrowers: (a) that the representations and warranties stated in Section 7 are true and correct on the date of such Drawdown Notice and will be true and correct on the applicable Drawdown Date as if made on such date to the extent provided in Section 3.2(b), and (b) that no Default or Event of Default has occurred and is continuing on the date of such Notice or will occur and be continuing on such Drawdown Date or would result from the making of such Advance.

2.4. Funding of Advances. Upon receipt of a Drawdown Notice, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of the proposed Advance.

            (a) Not later than 11:00 A.M. (New York City time) on the Drawdown Date of each Advance, each Bank shall (except as provided in subsection (b) of this Section) make available its share of such Advance, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address set forth on Schedule I or to such account of the Administrative Agent most recently designated by it for such purpose by notice to the Banks. Unless the Administrative Agent determines that any applicable condition specified in
Section 3.1 or 3.2 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrowers at the aforesaid address, subject to the receipt of funds by the Administrative Agent as provided in the immediately preceding sentence, not later than 2:30 P.M. (New York City time) on the date of such Advance, and in any event as soon as practicable after receipt.

            (b) If any Bank makes a new Advance hereunder to any Borrower on a day on which such Borrower is to repay all or any part of an outstanding Advance from such Bank, such Bank shall apply the proceeds of its new Advance to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed from such Bank by such

Borrower and the amount being repaid to such Bank shall be made available by such Bank to the Administrative Agent as provided in subsection (b) of this Section, or remitted by such Borrower to the Administrative Agent for repayment to such Bank, as the case may be.

            (c) Unless the Administrative Agent shall have received notice from a Bank prior to the Drawdown Date of any Advance that such Bank will not make available to the Administrative Agent such Bank's share of such Advance, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Advance in accordance with subsections (a) and (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrowers (but without duplication) severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrowers, a rate per annum equal to the higher of (y) the Federal Funds Rate and (z) the interest rate applicable thereto pursuant to Section 5.1(a) and
(ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Advance included in such Advance for purposes of this Agreement as of the date such Advance was made. Nothing in this subsection
(d) shall be deemed to relieve any Bank of its obligation to make Advances to the extent provided in this Agreement. In the event that the Borrowers are required to repay an Advance to the Administrative Agent pursuant to this
Section 2.4(c), as between the Borrowers and the defaulting Bank, the liability for any breakage costs as described in Section 11.6 shall be borne by the defaulting Bank. If the defaulting Bank has not paid any such breakage costs upon demand by the Administrative Agent therefor, the Borrowers shall pay such breakage costs upon demand by the Administrative Agent and the Borrowers shall be entitled to recover any such payment for breakage costs made by the Borrowers from the defaulting Bank.

2.5. Notation of Advances. Each Advance made by a Bank to the Borrowers may be evidenced by a notation of the same made by such Bank on the applicable grid attached to such Bank's Note, which notation, absent manifest error, shall be prima facie evidence of the amount of the relevant Advance.

2.6. Reduction of the Commitments.

            (a) Subject to Section 2.9, the Borrowers may from time to time reduce the Commitments of the Banks by $10,000,000 or any larger multiple of $1,000,000 upon five (5) Banking Days' written notice to the Administrative Agent (which shall promptly notify each Bank). Any such reduction shall be permanent and irrevocable and pro rata among the Banks ratably in accordance with their respective Commitments; provided that no reduction in Commitments shall be made if, after giving effect to such reduction of the Commitments and any concurrent prepayment of Advances, the aggregate Commitments shall be less than the aggregate principal amount of all outstanding Advances.

            (b) On the Final Payment Date, the Commitments shall be reduced to zero and any Advances then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            (c) Upon the effectiveness of any reduction pursuant to Section 2.6(a) hereof, the term "Commitment" shall mean the Commitments of each Bank in effect immediately prior to such reduction less the amount of such reduction of the Commitment.

2.7. Mandatory Prepayments. If at any time the aggregate principal amount of outstanding Advances shall exceed the aggregate Commitments, then the Borrowers shall immediately prepay the Advances in an amount equal to such excess together with any compensation due pursuant to the provisions of Section 11.6.

2.8. Several Obligations. The failure of any Bank to make any Advance to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Advance on such date, and none of the Agents nor any Bank shall be responsible for the failure of any other Bank to make an Advance to be made by such other Bank.

2.9. Pro Rata Treatment. Each borrowing from the Banks hereunder shall be made from the Banks, each payment of the Commitment Fee or other fees and expenses under Section 12 shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments shall be applied to the Commitments of the Banks, pro rata according to the amounts of their respective Commitments; each payment or prepayment of principal of Advances by the Borrowers shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Advances made by the Banks; and each payment of interest on Advances by the Borrowers shall be made for the account of the Banks pro rata in accordance with the amounts of interest due and payable to the respective Banks.

3. CONDITIONS

3.1. Conditions Precedent to Availability of the Facility. The obligation of the Banks to make the Facility available to the Borrowers under this Agreement shall be expressly subject to the following conditions precedent:

            (a) Corporate Authority. The Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:

            (i) copies of the resolutions adopted by the board of directors of each Borrower, certified as true and complete by an officer of such Borrower, evidencing approval of this Agreement and the Notes and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact of each such Borrower to execute the same on its behalf;

            (ii) copies from each Borrower, certified as true and complete by an officer of such Borrower, of all documents evidencing any other necessary action, approvals or consents with respect to this Agreement and the Notes and the transactions contemplated hereby and thereby;

            (iii) copies from each Borrower, certified as true and complete by an officer of such Borrower, of the certificate or articles of incorporation and by-laws or similar constituent document thereof;

            (iv) a good standing certificate (or, in the case of OSG International, the equivalent thereof) issued by the jurisdiction of incorporation or formation of each of the Borrowers; and

            (v) a certificate signed by the President, Treasurer, Comptroller, Controller or chief financial officer of each of the Borrowers to the effect that (A) no Default or Event of Default shall have occurred and be continuing and (B) the representations and warranties of the Borrowers contained in this Agreement are true and correct as of the date of such certificate.

            (b) The Agreement and the Notes. The Borrowers shall have duly executed and delivered this Agreement and the Notes to the Administrative Agent.

            (c) The Creditors. The Administrative Agent shall have received executed counterparts of this Agreement from each of the Banks and the Agents (or, in the case of any Bank as to which an executed counterpart shall not have been received, the Administrative Agent shall have received in form satisfactory to it a telex, facsimile or other written confirmation from such Bank of the execution of a counterpart of this Agreement by such Bank).

            (d) Fees. The Creditors shall have received payment in full of all other fees and expenses due to each thereof pursuant to the terms hereof on the date when due including, without limitation, all fees and expenses due under
Section 12 and all fees and expenses due pursuant to the Fee Letter shall have been received in full by the parties thereto.

            (e) Environmental Claims. None of the Borrowers nor any Subsidiary is subject to any Environmental Claim which could reasonably be expected to result in a Material Adverse Change.

            (f) Legal Opinions. The Administrative Agent shall have received opinions addressed to the Agents from (i) Proskauer Rose LLP, special counsel to the Borrowers, (ii) Robert N. Cowen, Esq., Senior Vice President and Chief Operating Officer of OSG and counsel to OSG and OSG Bulk, (iii) Mark A. Lowe, Esq., counsel to OSG International, and (iv) Seward & Kissel LLP, special counsel to the Agents, in the forms attached hereto as Exhibits G through J and including such other legal opinions as the Banks shall have required as to all or any matters under the laws of the State of Delaware, the United States of America, the State of New York and the Republic of the Marshall Islands covering the conditions and representations and warranties which are the subjects of Sections 3 and 7, respectively.

            (g) Appointment of Process Agent. The Administrative Agent shall have received a duly executed copy of the acceptance by OSG Ship Management, Inc. of its appointment as agent for service of process for OSG International, which acceptance shall be in such form and substance as may be reasonably satisfactory to the Administrative Agent.

            (h) Officer's Certificate. The Administrative Agent shall have received a certificate signed by the President or chief financial officer of OSG certifying that under Applicable Law existing on the date hereof, no Borrower shall be compelled by law to withhold or deduct any Taxes from any amounts to become payable to the Administrative Agent for the account of the Administrative Agent or the Creditors hereunder.

            (i) Insurance. Receipt by the Administrative Agent of certificates of insurance or other evidence satisfactory to it indicating the existence and effectiveness of the insurance required to be maintained by or on behalf of OSG, the Subsidiaries and the Joint Ventures pursuant to Section 8.1(m).

            (j) Reduction of Existing Credit Facility. The Administrative Agent shall have received evidence that the commitments of the banks and other lenders under the Existing Credit Facility have been reduced to $126,000,000.

            (h) List of Vessels. The Administrative Agent shall have received a List of Vessels.

3.2. Further Conditions Precedent. The obligation of the Banks to make an Advance available to the Borrowers shall be expressly and separately from the foregoing conditional upon, on each Drawdown Date:

            (a) Drawdown Notice. The Administrative Agent having received a Drawdown Notice in accordance with the terms of Section 2.2.

            (b) Representations and Warranties True. The representations stated in Section 7 being true and correct as if made on such Drawdown Date; provided, however, that (i) the representations and warranties set forth in Section 7.1(e) and (o) shall be deemed inapplicable on such date if such Advance would not result in an incremental increase in the aggregate principal amount of Advances outstanding under the Facility and (ii) any representation and warranty which, by its express terms, relates solely to an earlier date shall be true and accurate on and as of such earlier date.

            (c) No Default. No Default or Event of Default having occurred and continuing or resulting from the making of such Advance.

            (d) No Material Adverse Change. There having been no Material Adverse Change since September 30, 2001; provided however, that this condition shall not apply to any Advance which would not increase the aggregate principal amount of Advances outstanding under the Facility.

3.3. Satisfaction after Drawdown. Without prejudice to any of the other terms and conditions of this Agreement, in the event all of the Banks elect, in their sole discretion, to make an Advance prior to the satisfaction of all or any of the conditions referred to in Sections 3.1 and 3.2, the Borrowers hereby covenant and undertake to satisfy or procure the satisfaction of such condition or conditions within seven (7) days after the Drawdown Date (or such longer period as the Majority Banks, in their sole discretion, may agree).

4. REPAYMENT AND PREPAYMENT

4.1. Repayment. Each Borrower jointly and severally agrees to repay to the Banks the principal of each Advance made to the Borrowers on the last day of the Interest Period therefor and to pay the then outstanding aggregate principal amount of all of the Advances on the Final Payment Date.

4.2. Prepayment. Subject to delivery of the notices required by this Section 4.2, the Borrowers may, at their option, on any Banking Day, prepay all or any portion of the principal of any Advance. The Borrowers shall compensate the Banks and Participants or any thereof for any loss, cost or expense incurred by them as a result of a prepayment made on any day other than the last day of an Interest Period in accordance with the provisions of Section 11.6. Prepayments made on the last day of any Interest Period shall be without penalty or premium. Any prepayment shall be in an integral multiple of $1,000,000 with a minimum amount of $10,000,000. In addition, on the date of any prepayment hereunder, all accrued interest to the date of such prepayment must be paid in full with respect to the Advances or portions thereof being prepaid. The Borrowers shall deliver to the Administrative Agent (which shall promptly furnish a copy to each Bank) notice of such prepayment on not less than three (3) Banking Days (which notice shall be irrevocable and shall specify the date and amount of prepayment).

4.3. Borrowers' Obligations Absolute. The Borrowers' obligations to pay each Creditor hereunder and under the Notes shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof and thereof, under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or any of them may have or have had against the Creditors.

5. INTEREST AND RATE

5.1. Payment of Interest; Interest Rate.

            (a) The Borrowers hereby jointly and severally promise to pay to the Banks interest on the unpaid principal amount of each outstanding Advance made to the Borrowers for the period commencing on the date of such Advance until but not including the maturity thereof (whether at stated maturity, by acceleration or otherwise) or the date of prepayment thereof at the Applicable Rate which shall be the rate per annum which is equal to the aggregate of (i) the LIBOR Rate for the relevant Interest Period plus (ii) the Applicable Margin. The Applicable Rate with respect to each Advance shall be determined by the Administrative Agent two (2) Banking Days prior to the first day of the relevant Interest Period. The Administrative Agent shall promptly notify the Borrowers and the Banks in writing of the Applicable Rate and the duration of each Interest Period as and when determined. Each such determination, absent manifest error, shall be conclusive and binding upon the Borrowers.

            (b) Notwithstanding the foregoing, each Borrower jointly and severally agrees that upon the occurrence and during the continuance of an Event of Default, each outstanding Advance shall bear interest at a rate per annum equal to the greater of (A) two percent (2%) plus the Applicable Rate in effect with respect to such Advance or (B) two percent (2%) plus the sum of (x) the Applicable Margin plus (y) the LIBOR Rate for overnight or weekend deposits (the "Default Rate"). In addition, each Borrower hereby jointly and severally promises to pay interest on any Advance made to the Borrowers or any installment thereof and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, and on any other amount payable by the Borrowers hereunder which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until but not including the date the same is paid in full at the Default Rate.

            (c) Except as provided in the next sentence, accrued interest on each Advance shall be payable (i) on the last day of each Interest Period, except that if the Borrowers shall select an Interest Period in excess of three
(3) months, accrued interest shall be payable during such Interest Period on each three (3) month anniversary of the commencement of such Interest Period and upon the last day of such Interest Period, and (ii) with each repayment of principal thereof. Interest payable at the Default Rate shall be payable from time to time on demand of the Administrative Agent.

5.2. Calculation of Interest. All interest shall accrue from day-to-day and be calculated on the actual number of days elapsed and on the basis of a three hundred sixty (360) day year.

5.3. Maximum Interest. Anything in this Agreement or the Notes to the contrary notwithstanding, the interest rate on any Advance shall in no event be in excess of the maximum rate permitted by Applicable Law.

6. PAYMENTS

6.1. Place of Payments; No Set Off. All payments to be made hereunder by the Borrowers shall be made in Dollars on the due dates or dates of demand of such payments to the Administrative Agent at its office located at One Chase Manhattan Plaza, 8th Floor, New York, NY 10005-1401 or to such other branch of the Administrative Agent as the Administrative Agent may direct, without set-off or counterclaim and free from, clear of and without deduction for, any Taxes; provided, however, that if the Borrowers shall at any time be compelled by law or regulatory authority to withhold or deduct any Taxes or any other amounts from any amounts payable to the Administrative Agent for the account of the Banks or the other Creditors hereunder, then, the Borrowers shall pay such additional amounts as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Borrowers shall promptly send to the Administrative Agent any documentary evidence they have with respect to such withholding or deduction. No Bank shall change its lending office if such change would result in the Borrowers being compelled by law to withhold or deduct any Taxes (or increase the amount to be withheld or deducted) from any amounts payable to the Administrative Agent for the account of the Banks or the other Creditors hereunder. If a Bank becomes subject to withholding, such Bank shall use its best efforts to change its lending office to one without withholding, and should such change in lending office not be possible, (i) the Borrowers may replace such Bank pursuant to
Section 11.8 or (ii) such Bank may waive its rights to any additional amounts such Bank would be entitled to receive under this Section 6.1.

6.2. Federal Income Tax Credits. If any Bank obtains the benefit of a credit against its liability for federal income taxes imposed by the United States of America for all or part of the Taxes as to which the Borrowers have paid additional amounts as aforesaid then such Bank shall reimburse the Borrowers for the amount of the credit so obtained; (b) each of the Banks that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) shall, on or prior to the first Drawdown Date (and in the case of an assignee, on or prior to the effective date of the relevant assignment) and from time to time thereafter when required by applicable provisions of the Code, provide the Borrowers with two duly completed copies of Internal Revenue Service Form W-8 BEN or W-8ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party that exempts withholding tax on payments under this Agreement or the Notes or certifying that the income receivable by it pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States; (c) for any period with respect to which a Bank that is not a United States Person has failed to provide the Borrowers with the appropriate forms described in clause (b) above (other than if such failure is due to a change in law occurring after the date on which such person was originally required to provide such forms, or if such forms are otherwise not required under clause (b) above), such Bank shall not be entitled to payment of additional amounts under Section 6.1 with respect to Federal Taxes imposed by the United States; provided, however, that should a Bank become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes if, in the judgment of the Borrowers such steps would avoid the need for, or reduce the amount of, any Taxes required to be deducted from or in respect of any sum payable hereunder to such Bank and would not, in the judgment of the Borrowers, be disadvantageous to the Borrowers.6.3. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim or pursuant to a secured claim under the Federal Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, exercised or received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (except in the event of such Bank's replacement pursuant to Section 11.8), obtain payment (voluntary or involuntary) in respect of any Advance or Advances as a result of which the unpaid principal portion of its Advances (and accrued and unpaid interest thereon) shall be proportionately less than the unpaid principal portion of the Advances (and accrued and unpaid interest thereon) of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Advances of such other Bank so that the aggregate unpaid principal amount of the Advances (and accrued and unpaid interest thereon) and participations in the Advances held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Advances then outstanding as the principal amount of its Advances (and accrued and unpaid interest thereon) prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Advances outstanding (and accrued and unpaid interest thereon) prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 6.3 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. Any Bank holding a participation in an Advance deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Bank by reason thereof as fully as if such Bank had made an Advance in the amount of such participation. The Borrowers expressly consent to the foregoing arrangement.

7. REPRESENTATIONS AND WARRANTIES

7.1. In order to induce the Creditors to enter into this Agreement and to make the Facility and each Advance thereunder available, the Borrowers hereby, jointly and severally, represent and warrant to the Banks (which representations and warranties shall survive the execution and delivery of this Agreement and the Notes and each drawdown of the Facility) that:

            (a) Due Organization and Power. Each of the Borrowers is a corporation duly formed and validly existing in good standing under the laws of its jurisdiction of incorporation and is duly qualified and is authorized to do business as a foreign corporation in each jurisdiction wherein the nature of the business transacted thereby makes such qualification necessary, except where failure to so qualify would not result in a Material Adverse Change, has full power and authority and, to the best of its knowledge after due investigation, all material governmental licenses, authorizations, consents and approvals required to carry on its business as now being conducted and to own its properties and has full power and authority to enter into and perform its obligations under this Agreement and the Notes, and has complied with all statutory, regulatory and other requirements relative to such business, property and with all agreements and instruments to which it is party, or to which its property is subject, other than those agreements for which non-compliance, either singularly or in the aggregate, could not reasonably be expected to result in a Material Adverse Change.

            (b) Authorization and Consents. All necessary corporate action has been taken to duly authorize, and all necessary consents and authorities have been obtained and remain in full force and effect to permit, each of the Borrowers to enter into and perform its obligations under this Agreement and the Notes and to borrow, service and repay the Advances and, as of the date of this Agreement, no further consents or authorities are necessary for the service and repayment of the Advances or any part thereof.

            (c) Binding Obligations. Each of this Agreement and the Notes constitutes a legal, valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms.

            (d) No Violation. Neither the execution and delivery by the Borrowers of this Agreement or the Notes, or any instrument or agreement referred to herein or therein, or contemplated hereby or thereby, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by each of them, will (i) conflict with, or result in a breach or violation of, or constitute a default under the organizational documents of the Borrowers; (ii) conflict with or contravene any Applicable Law or any contractual restriction binding on or affecting the Borrowers or any of their respective assets or properties; (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any material obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any material contractual obligation or any material agreement or document to which any of the Borrowers is a party or by which any of the Borrowers or any of their respective assets or properties is bound (or to which any such obligation, agreement or document relates); or (iv) result in any Lien upon any of the Borrowers' respective material assets or properties.

            (e) Litigation. No action, suit or proceeding is pending or threatened against OSG or any Subsidiary before any court, board of arbitration or administrative agency which could be reasonably expected to result in any Material Adverse Change or which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

            (f) No Default. Neither OSG nor any of the Subsidiaries is in default under any material agreement by which it is bound and no circumstances, conditions, acts or events have occurred and are continuing or will result from the transactions contemplated hereby which constitute or would give rise to or would with the passage of time or the giving of notice or both constitute a default under any such agreement.

            (g) ERISA. The execution and delivery of this Agreement and the consummation of the transactions hereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code and no condition exists or event or transaction has occurred in connection with any Plan maintained or contributed to by any member of the ERISA Group or any ERISA Affiliate resulting from the failure of any thereof to comply with ERISA which is reasonably likely to result in any member of the ERISA Group or any ERISA Affiliate incurring any liability, fine or penalty which individually or in the aggregate could result in a Material Adverse Change. No member of the ERISA Group nor any ERISA Affiliate, individually or collectively, has incurred, or reasonably expects to incur, Withdrawal Liabilities or liabilities upon the happening of a Termination Event the aggregate of which for all such Withdrawal Liabilities and other liabilities exceeds or would exceed $30,000,000. With respect to any Multiemployer Plan, Multiple Employer Plan or Plan, no member of the ERISA Group nor any ERISA Affiliate is aware of or has been notified that any "variance" from the "minimum funding standard" has been requested (each such term as defined in Part 3, Subtitle B, of Title 1 of ERISA). No member of the ERISA Group nor any ERISA Affiliate has received any notice that any Multiemployer Plan is in reorganization, within the meaning of Title IV of ERISA, which reorganization could result in a Material Adverse Change.

            (h) Environmental Matters and Claims. (A) OSG and each Subsidiary and the Affiliates of each thereof will, when required, be in compliance with all applicable United States federal and state, local, foreign and international laws, regulations, conventions and agreements relating to pollution, pollution prevention or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, navigable waters, waters of the contiguous zone, ocean waters and international waters), including, without limitation, laws, regulations, conventions and agreements relating to
(1) emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous materials, oil, hazardous substances, petroleum and petroleum products and by-products ("Materials of Environmental Concern"), or (2) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern ("Environmental Laws") (except as to all of the above, where the failure to do so would not be reasonably likely to result in a Material Adverse Change); (B) OSG, each Subsidiary and the Affiliates of each will, when required, have all permits, licenses, approvals, rulings, variances, exemptions, clearances, consents or other authorizations required under applicable Environmental Laws ("Environmental Approvals") and will, when required, be in compliance with all Environmental Approvals required to operate their respective businesses as then being conducted (except where the failure to comply with, obtain or renew such permits, licenses, rulings, variances, exemptions, clearances, consents or other authorizations would not be reasonably likely to result in a Material Adverse Change); (C) neither OSG, nor any Subsidiary nor any Affiliates of any thereof has received any notice of any claim, action, cause of action, investigation or demand by any Person, entity, enterprise or government, or any political subdivision, intergovernmental body or agency, department or instrumentality thereof, alleging potential liability which would be reasonably likely to result in a Material Adverse Change or a requirement to incur investigatory costs, cleanup costs, response and/or remedial costs (whether incurred by a governmental entity or otherwise), natural resources damages, property damages, personal injuries, attorneys' fees and expenses, or fines or penalties which would be reasonably likely to result in a Material Adverse Change, in each case arising out of, based on or resulting from (1) the presence, or release, or threat of release, of any Materials of Environmental Concern at any location, whether or not owned by such person, or (2) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or Environmental Approval ("Environmental Claim") (other than Environmental Claims that have been fully and finally adjudicated or otherwise determined and all fines, penalties and other costs (including permitted deductibles), if any, payable by OSG or any of the Subsidiaries in respect thereof have been paid in full or which are fully covered by insurance); (D) to the best of the Borrowers' knowledge, after due investigation, there are no circumstances that would be reasonably likely to prevent or interfere with such full compliance in the future; and (E) there is no Environmental Claim pending or, to the best of the Borrowers' knowledge, threatened against OSG, any Subsidiary or any Affiliate of any thereof and to the best of the Borrowers' knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably be expected to form the basis of any Environmental Claim against such persons the adverse disposition of which could reasonably be expected to result in a Material Adverse Change.

            (i) Subsidiaries. (A) Each Material Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and to own its properties and
(B) there are no Non-Recourse Subsidiaries as of the date hereof.

            (j) Financial Statements. Each of the audited consolidated balance sheet of OSG and the Subsidiaries as at December 31, 2000 and the related audited consolidated statements of operations and retained earnings and cash flows for the fiscal year then ended reported on by Ernst & Young LLP and included in OSG's 2000 Form 10-K, as well as the unaudited consolidated balance sheet of OSG and the Subsidiaries for the nine month period ended on September 30, 2001 and the related unaudited consolidated statements of income and retained earnings and cash flows for such period as reported on OSG's September 30, 2001 Form 10-Q, copies of all of which have been furnished to each Bank, fairly present, in all material respects, the consolidated financial condition of OSG and the Subsidiaries as at such dates and the consolidated results of the operations of OSG and the Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied.

            (k) Tax Returns and Payments. United States Federal income tax returns of OSG and the Subsidiaries have been examined and closed through the fiscal year ended December 31, 1996. OSG and the Subsidiaries have filed all United States Federal, state, local and foreign income tax returns and all other material tax or information returns which are required to be filed by them (collectively, the "Tax Returns"). All of the Tax Returns (and any tax or information return becoming due after the date hereof and on or before the Closing Date) are true and complete in all material respects. OSG and the Subsidiaries have paid all material federal, state, local and foreign taxes (collectively, the "OSG Taxes") due pursuant to the Tax Returns or pursuant to any assessment received by OSG or any Subsidiary, other than OSG Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves (in conformity with GAAP consistently applied) shall have been set aside on their books. The charges, accruals and reserves on the books of OSG and the Subsidiaries in respect of OSG Taxes are adequate in all material respects and in conformity with GAAP consistently applied. There is no material action, suit, proceeding, audit, investigation or claim pending or, to the knowledge of OSG or its Subsidiaries, threatened in respect of any OSG Taxes for which OSG or any of the Subsidiaries is or may become liable nor has any deficiency or claim for any such OSG Taxes been proposed, asserted or, to the knowledge of OSG or its Subsidiaries threatened. Neither OSG nor its Subsidiaries, has consented to any waivers or extensions of any statute of limitations with respect to the collection or assessment of any OSG Taxes against it.

            (l) Insurance. Each of OSG and the Subsidiaries has insured its properties and assets against such risks and in such amounts as are customary for companies engaged in similar businesses. The properties and assets of each Joint Venture have been insured against such risks and in such amounts as are customary for companies engaged in similar businesses.

            (m) Foreign Trade Control Regulations. None of the transactions (i) contemplated herein or (ii) otherwise engaged in by the Borrowers will violate any of the provisions of the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 500, as amended), any of the provisions of the Cuban Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V,
Part 515, as amended), any of the provisions of the Libyan Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 550, as amended), any of the provisions of the Iranian Transaction Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V, Part 560, as amended), any of the provisions of the Iraqi Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 575, as amended), any of the provisions of the Federal Republic of Yugoslavia (Serbia and Montenegro) and Bosnian Serb-Controlled Areas of the Republic of Bosnia and Herzegovina Sanctions Regulations (Title 31, Code of Federal Regulations, Chapter V, Part 585, as amended), any of the provisions of the Regulations of the United States of America Governing Transactions in Foreign Shipping of Merchandise (Title 31, Code of Federal Regulations, Chapter V, Part 505, as amended) or any other applicable foreign trade control regulation; except, with respect to matters covered by clause (ii) above, where any failure to comply with any such laws could not reasonably be expected to, alone or in the aggregate, result in a Material Adverse Change.

            (n) Investment Company Act. Neither OSG nor any of the Subsidiaries is an "investment company" or an "affiliated person" of, or a "promoter" or "principal underwriter" for or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended; neither the making of the Advances nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated hereby, will violate any provision of such act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (o) No Material Adverse Change. Since December 31, 2000, there has been no Material Adverse Change.

            (p) Compliance with ISM Code. Each of the Borrowers' and Subsidiaries' vessels and each Operator thereof complies with the requirements of the ISM Code in all material respects including (but not limited to) obtaining all necessary ISM Code documentation and the maintenance and renewal of valid certificates pursuant thereto.

            (q) No Threatened Withdrawal of DOC or SMC. There is no actual or, to the best of the Borrowers' knowledge, threatened withdrawal of any Operator's DOC, SMC or other certification or documentation related to the ISM Code or otherwise required for the operation of such vessels in respect of any of the Borrowers' or Subsidiaries' vessels.

            (r) No Proceedings to Dissolve. There are no proceedings or actions pending or contemplated by any of the Borrowers or, to the best of the Borrowers' knowledge, contemplated by any third party, to dissolve or terminate such Borrowers.

            (s) Compliance with Laws. Each of the Borrowers is in compliance with all Applicable Laws, except where any failure to comply with any such Applicable Laws would not, alone or in the aggregate, result or reasonably be expected to result in a Material Adverse Change.

            (t) OSG International Not Immune. OSG International is generally subject to suit, and neither OSG International nor any of its properties or assets has any immunity from the jurisdiction of any court or from legal process (whether through service of process or notice of attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Marshall Islands or any political subdivision thereof.

            (u) No Marshall Islands Filing Necessary. To ensure the enforceability or admissibility in evidence of this Agreement and/or the Notes, it is not necessary that this Agreement or any of the Notes be filed or recorded with any court or other authority in the Marshall Islands or any political subdivision thereof or that any stamp or similar tax be paid hereon or thereon or in respect hereof or thereof.

8. COVENANTS

8.1. Affirmative Covenants. Each of the Borrowers hereby jointly and severally covenants and undertakes with each of the Banks that, from the date hereof and so long as the Commitments are in effect or any principal, interest or other moneys are owing in respect of the Facility or otherwise owing under this Agreement or the Notes or any of them, such Borrower will:

            (a) Performance of Agreements. Duly perform and observe the terms of this Agreement and the Notes.

            (b) Notice of Default. Provide written notice to the Administrative Agent (which shall promptly, and in any event within three (3) Banking Days of receipt of such notice, notify the Banks) of the occurrence of (i) any Default or Event of Default, (ii) any litigation or governmental proceeding pending or threatened against OSG or any Subsidiary which in any manner draws into question the validity or enforceability of this Agreement or any Note or which will result or could reasonably be expected to result in a Material Adverse Change or Default, and (iii) any other event or condition of which it becomes aware which is reasonably likely to result in a Material Adverse Change or Default, in each case, promptly, and in any event within three (3) Banking Days after becoming aware of the occurrence thereof.

            (c) Consents. Without prejudice to Section 7.1 and this Section 8.1, obtain every consent and do all other acts and things which may from time to time be necessary for the continued due performance of all its obligations under this Agreement and the Notes.

            (d) Financial Statements and Other Information. Deliver to the Administrative Agent with sufficient copies for the other Creditors to be distributed to the other Creditors by the Administrative Agent promptly upon receipt thereof:

            (i) as soon as available and in any event within 105 days after the end of each fiscal year of OSG, (A) a consolidated balance sheet of OSG and the Subsidiaries as of the end of such fiscal year and the related consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, complying in all material respects with all applicable rules and regulations promulgated by the Securities and Exchange Commission, in each case accompanied by an unqualified opinion of Ernst & Young LLP or other independent public accountants of nationally recognized standing and (B) if there are any Non-Recourse Subsidiaries, an unaudited consolidated balance sheet of OSG and the Recourse Subsidiaries as of the end of such fiscal year and the related unaudited consolidated statements of income and retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, together with a letter from the independent public accountants referred to in the foregoing clause (A) confirming the mathematical accuracy of such financial statements and the derivation thereof on a reasonable basis from the audited financial statements referred to in clause (A);

            (ii) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year of OSG,
      (A) an unaudited consolidated balance sheet of OSG and the Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and retained earnings and cash flows for such fiscal quarter and for the portion of OSG's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding fiscal quarter and the corresponding portion of OSG's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation and compliance in all material respects with all applicable rules and regulations of the Securities and Exchange Commission with respect to interim financial statements and consistency by the chief financial officer or the chief accounting officer of OSG and (B) if there are any Non-Recourse Subsidiaries, an unaudited consolidated balance sheet of OSG and the Recourse Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and retained earnings and cash flows for such fiscal quarter and for the portion of OSG's fiscal year ended at the end of such fiscal quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding fiscal quarter and the corresponding portion of OSG's previous fiscal year, together with a certificate of the chief financial officer or chief accounting officer of OSG as to the derivation of such financial statements from the financial statements referred to in clause
      (A) of this subsection (ii);

            (iii) simultaneously with the delivery of each set of financial statements referred to in clauses (i)(A) and (ii)(A) above, a Compliance Certificate of OSG executed by OSG's chief financial officer or chief accounting officer (A) setting forth in reasonable detail the calculations required to establish whether the covenants set forth in Sections 8.1(p) through (s) and 8.2(a), (c), (e) and (h) were complied with as of the last day of the fiscal period covered by such financial statements, and (B) stating whether any Default or Event of Default exists on the date of such Certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

            (iv) simultaneously with the delivery of each set of financial statements referred to in clause (i)(A) above, a statement of the firm of independent public accountants which reported on such statements (A) stating whether anything has come to their attention to cause them to believe that OSG and the Subsidiaries were not in compliance with any of the covenants set forth in Sections 8.1(p) through (s) and 8.1(w) and 8.2(a)through (e) and 8.2 (h) on the date of such statements and (B) confirming the calculations set forth in the officer's certificates delivered simultaneously therewith pursuant to subsection (iii) above or, with respect to the calculations required to derive the amount referred to in the covenants set forth in Section 8.1(p) through (s), 8.1(w), and 8.2
      (a) through (e) and 8.2 (h), verifying the mathematical accuracy of such calculations and comparing Consolidated Net Income for each of the relevant fiscal quarters with the consolidated income statement of OSG and the Recourse Subsidiaries for such fiscal quarter;

            (v) within three (3) Banking Days after the date on which any executive officer of any of the Borrowers obtains knowledge of (A) any Default or Event of Default, if such Default or Event of Default is then continuing, or (B) a Material Adverse Change or any action, suit or proceeding of the type referred to in Section 7.1(e), a certificate of the chief financial officer or the chief accounting officer of each of the Borrowers setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto;

            (vi) promptly upon the mailing thereof to the shareholders of OSG generally, copies of all financial statements, reports and proxy statements so mailed;

            (vii) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which OSG shall have filed with the Securities and Exchange Commission;

            (viii) as soon as possible, (A) copies of all reports and notices which any member of the ERISA Group or ERISA Affiliate files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or the sponsor of a Multiemployer Plan or which any member of the ERISA Group or ERISA Affiliate receives from the PBGC or the sponsor of a Multiemployer Plan relating to (1) any Termination Event and (2) with respect to a Multiemployer Plan, any Withdrawal Liability, or any actual or expected reorganization (within the meaning of Title IV of ERISA) or termination of a Multiemployer Plan (within the meaning of Title IV of ERISA) and (B) a certificate of the chief financial officer or chief accounting officer of OSG setting forth in reasonable detail the calculation of the amount (to the extent then reasonably determinable) of any liability in connection with the foregoing;

            (ix) within 72 hours after any officer of any of the Borrowers becomes aware of any change in the rating by Moody's or S&P of OSG's publicly-traded senior unsecured long-term debt securities, notice of such change;

            (x) in the event of any change in OSG's fiscal year, OSG shall as soon as possible, restate such of its consolidated financial statements required to be delivered under this Section 8.1(d) for such twelve month period as shall be necessary in order to permit the calculation of the financial covenants set forth in this Agreement;

            (xi) as soon as available and in any event within 45 days after the end of each fiscal quarter of OSG, a List of Vessels, current as of the date provided; provided, however, that the Borrowers shall update such list as soon as practicable (and in any event within 15 Banking Days) in the event that there is a change of ten percent (10%) or more (by number of vessels) in the Borrowers' fleet of vessels; and

            (xii) from time to time such additional information regarding the financial position, results of operations, business or prospects of OSG and the Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

            (e) Corporate Existence. Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrowers' and each Material Subsidiary's legal existence, and all licenses, franchises, permits and assets necessary or material to the conduct of the business of OSG and the Subsidiaries.

            (f) Books and Records. Keep proper books and records of all transactions relating to the business activities of the Borrowers are made until all obligations under this Agreement have been satisfied in full.

            (g) Inspection. Allow any representative or representatives designated by any Bank, at the risk and expense of such Bank and during normal business hours, subject to applicable laws and regulations, to visit and inspect any of the property of Borrowers or Subsidiaries, and, on reasonable prior notice, to examine the Borrowers' and Subsidiaries' books of account, records, reports and other papers (and to make copies thereof and to take extracts therefrom) and to discuss their affairs, finances and accounts with the Borrowers' and Subsidiaries' officers and executive employees all at such reasonable times and as often as such Bank reasonably requests.

            (h) Inspection and Survey Reports. If the Majority Banks shall so request, and the Borrowers have become obligated to provide Vessel Collateral as provided in Section 8.1(t) hereof, the Borrowers shall provide the Banks with copies of all internally generated inspection or survey reports on any Vessel Collateral.

            (i) Payment of Obligations. Pay and discharge, or cause to be paid and discharged, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges or levies imposed upon them, the Subsidiaries or their respective income or property prior to the date upon which penalties attach thereto which, if not paid, could reasonably be expected to result, either singularly or in the aggregate, in a Material Adverse Change; provided, however, that the Borrowers shall not be required to pay and discharge, or cause to be paid and discharged, any such obligation, liability, tax, assessment, charge or levy so long as the legality thereof shall be contested in good faith and by appropriate proceedings and they or the relevant Subsidiary or Subsidiaries shall maintain in accordance with GAAP appropriate reserves with respect thereto.

            (j) Compliance with Agreements, Statutes, etc. Do or cause to be done all things necessary to comply with all material contracts or agreements to which any of the Borrowers or Material Subsidiaries is a party, and all laws and the rules and regulations thereunder, applicable to the Borrowers or any of the Subsidiaries or the conduct of their business including, without limitation, those laws, rules and regulations relating to employee benefit plans and environmental matters except where the failure to do so would not be reasonably likely to result in a Material Adverse Change.

            (k) Environmental Matters. Promptly upon the occurrence of any of the following conditions, provide to the Administrative Agent (which shall promptly furnish a copy thereof to each Bank) a certificate of an executive officer of each of the Borrowers, specifying in detail the nature of such condition and their proposed response or the response of their Environmental Affiliates (as hereinafter defined): (i) its receipt or the receipt by any of the Subsidiaries or any of their Environmental Affiliates of any communication whatsoever that alleges that such Person is not in compliance with any applicable Environmental Law or Environmental Approval, if such noncompliance could reasonably be expected to result in a Material Adverse Change, (ii) knowledge by it, any of the Subsidiaries or any of their Environmental Affiliates that there exists any Environmental Claim pending or threatened against any such Person, which could reasonably be expected to result in a Material Adverse Change, or (iii) any release, emission, discharge or disposal of any material that could form the basis of any Environmental Claim against it, any of the Subsidiaries or any of their Environmental Affiliates if such Environmental Claim could reasonably be expected to result in a Material Adverse Change. Upon the written request by the Administrative Agent, each Borrower will submit to the Banks at reasonable intervals, a report providing an update of the status of any issue or claim identified in any notice or certificate required pursuant to this subsection. For the purposes of this subsection, "Environmental Affiliate" shall mean any Person or entity whose liability for Environmental Claims may have been assumed by contract or operation of law by OSG or any of the Subsidiaries.

            (l) Maintenance of Assets. Maintain and keep, and procure that each of the Subsidiaries shall maintain and keep, all properties used or useful in the conduct of their respective business in good condition, repair and working order (ordinary wear and tear excepted) and will be supplied with all necessary equipment and will make, or cause to be made, all necessary repairs, renewals and replacements thereof so that the business carried on in connection therewith and every material portion thereof may be properly conducted at all times except where the failure to maintain such properties would not either singularly, or in the aggregate, be reasonably likely to result in a Material Adverse Change.

            (m) Insurance. Maintain, cause each Subsidiary to maintain and use its best efforts to cause each Joint Venture to maintain, with financially sound and reputable insurance companies (which may include protection and indemnity clubs) (i) in the case of OSG or any Subsidiary or Joint Venture which engages in any shipping or shipping related business or in any business in products related to oil, including without limitation, owning, leasing or chartering any ship engaged in the transport of oil or related products, oil pollution insurance covering risks in the maximum amount available in accordance with standard industry practice or, if such insurance is not available at a reasonable cost after taking into account the level of exposure to which OSG, the Subsidiaries and the Joint Ventures may be subject, such other amount as is usually insured against by companies of established repute engaged in the same or similar business from time to time and (ii) such other insurance on all their respective properties and against all such risks in at least such amounts as are usually insured against by companies of established repute engaged in the same or similar business from time to time.

            (n) Shipping Management. At all times cause not less than 66 2/3% of the Consolidated Net Tangible Assets to be managed by OSG, any Subsidiary, the Shipping Manager, any subsidiary of the Shipping Manager, one or more other shipping management companies reasonably acceptable to the Majority Banks or any combination of the foregoing.

            (o) Agent for Service of Process. OSG shall cause OSG International to maintain at all times OSG Ship Management, Inc., or another agent acceptable to the Majority Banks, as its agent for service of process in the State of New York and shall cause any other such agent to execute and deliver to OSG and the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent, accepting such agency, prior to or concurrently with such other agent's acceptance of its appointment as agent for service of process for OSG International.

            (p) Consolidated Tangible Net Worth. At all times maintain Consolidated Tangible Net Worth at an amount not less than $659,226,000, plus 50% of cumulative Consolidated Net Income (to the extent positive) for each fiscal quarter after June 30, 2001.

            (q) Cash Adjusted Debt Service Coverage Ratio. At all times maintain a Cash Adjusted Debt Service Coverage Ratio measured as of the end of each fiscal quarter for the period of four consecutive fiscal quarters ended on that date (taken as a single accounting period) of not less than 1.75 to 1.

            (r) Unencumbered Assets to Unsecured Debt Ratio. At all times maintain a ratio of Unencumbered Assets to Unsecured Debt of not less than 1.50 to 1.

            (s) Cash Adjusted Funded Debt to Cash Adjusted Consolidated Net Tangible Assets. At all times maintain a ratio of Cash Adjusted Funded Debt to Cash Adjusted Consolidated Net Tangible Assets of not more than 0.60 to 1.

            (t) Security Interest on Ratings Downgrade. (i) Unless the Banks unanimously consent to continue the Facility on an unsecured basis, (x) upon the event of a downgrading of Moody's and S&P's ratings of OSG's senior long-term unsecured debt (without third-party credit enhancement) to a combined rating of
(I) BB- or lower by S&P or BB by S&P on Credit Watch with negative outlook, and
(II) Ba3 or lower by Moody's or (y) if no longer rated by S&P and Moody's, then OSG shall, or shall cause one or more of the Subsidiaries to:

                  (A) not later than the fifteenth (15th) day after the
            occurrence of such ratings downgrade submit to the Administrative Agent for approval by the Agents a list of collateral for the Advances made or to be made hereunder which it proposes to grant a security interest in, pledge, assign or mortgage to or in favor of the Administrative Agent for the benefit of the Creditors, as collateral for the Advances, pursuant to one or more agreements or other instruments to which OSG (and any relevant Subsidiary) is a party (collectively, "Security Documents"). The list of collateral shall contain a description and valuation of any proposed collateral. Such proposed collateral shall consist of (1) vessels of OSG or any Subsidiary reasonably satisfactory to the Agents (the "Vessel Collateral"), such Vessel Collateral to be subject to no other Liens (other than Liens arising in the ordinary course of business which (x) do not secure Debt and (y) do not, individually or in the aggregate, materially detract from the value of the Vessel Collateral as collateral hereunder) and to have an aggregate Fair Market Value (taking into account such Liens) at least equal to 125% of the sum of the aggregate principal amount of all Advances outstanding on such fifteenth (15th) Banking Day; or (2) a cash collateral account of OSG or any Subsidiary maintained with the Administrative Agent into which OSG or any Subsidiary shall propose to deposit cash in an amount equal to 100% of the sum of the aggregate principal amount of all Advances outstanding on the date such list is provided (the "Cash Collateral") or (3) any combination of Vessel Collateral and Cash Collateral so long as the sum of (x) 80% of the Fair Market Value of any Vessel Collateral plus (y) any Cash Collateral, equals or exceeds the sum of the aggregate principal amount of all Advances outstanding on the date such list is provided. The Administrative Agent shall notify OSG in writing as to whether the proposed collateral is acceptable to the Majority Banks on or prior to the fifteenth (15th) day following its receipt of the list of proposed collateral from OSG. On or prior to the fifteenth (15th) Banking Day following its receipt of such notice from the Administrative Agent, OSG shall grant and perfect a security interest in, pledge, assign or mortgage to or in favor of the Administrative Agent for the benefit of the Creditors any such collateral as the Agents shall have approved pursuant to one or more Security Documents (such day, the "Collateral Date"). In the event the Agents do not find the proposed collateral to be reasonably acceptable (it being understood that collateral in which another Person has a first priority security interest shall not be deemed reasonably acceptable for this purpose), OSG shall propose alternative collateral on or prior to the fifteenth

            (15th) Banking Day following its receipt of the notice from the Administrative Agent. It shall constitute an Event of Default if the Borrowers shall fail to provide substitute collateral reasonably acceptable to the Administrative Agent with the approval of the Majority Banks;

                  (B) on the Collateral Date, provide to the Administrative
            Agent one or more opinions of counsel, the form and substance of each such opinion and such counsel to be reasonably satisfactory in the opinion of counsel to the Administrative Agent, as to the creation, validity, effectiveness, perfection and priority of such security interests, pledges, assignments and mortgages, compliance with Regulation U, the absence of any fraudulent conveyance or transfer and such other matters as the Administrative Agent may reasonably request; and

                  (C) amend or modify this Agreement, pursuant to one or more amendments or modifications in form and substance satisfactory to the Administrative Agent, to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, to take into account the Security Documents entered into in accordance with this
            Section 8.1(t) and such security interests, pledges, assignments and mortgages and such other matters related thereto as the Administrative Agent may reasonably request, such amendments and modifications to include, without limitation, one or more representations and warranties, covenants, events of default and indemnities relating to the subject matter addressed in clauses (A) and (B) above, or the Security Documents, opinions or other writings referred to therein. In order for OSG to satisfy its obligations under this Section 8.1(t) and without limiting the provisions set forth above, the assets constituting Vessel Collateral hereunder, the determination of the Fair Market Value thereof and the form and substance of the Security Documents, the opinions referred to in clause (B) above and the amendments and modifications referred to in clause (C) above must each be satisfactory in form and substance to the Administrative Agent and its counsel, and OSG must have received a certificate signed by the Administrative Agent stating that OSG has complied with its obligations under this Section 8.1(t); provided that, in the event the entity which is the Administrative Agent is no longer a Bank at the time the Borrowers become obligated to grant a security interest in, pledge, assign or mortgage collateral for the Advances under this Section 8.1(t), the Majority Banks may appoint one of the Banks as Administrative Agent to replace the then existing Administrative Agent. The provisions of
            Article 14 shall continue to inure to such replaced Administrative Agent's benefit as to any actions taken or omitted to be taken while it was Administrative Agent.

            (ii) At all times after the Collateral Date, the sum of (x) 80% of the Fair Market Value of any Vessel Collateral plus (y) any Cash Collateral, shall be at least equal to the aggregate principal amount of all Advances outstanding hereunder from time to time. In the event the sum of the Fair Market Value of any Vessel Collateral and any Cash Collateral exceeds 140% of the aggregate principal amount of all Advances then outstanding hereunder, the Borrowers may withdraw Vessel Collateral, (with the consent of the Majority Banks (such consent not to be unreasonably withheld)) and/or Cash Collateral so long as the Fair Market Value of any remaining Vessel Collateral and any remaining Cash Collateral equals or exceeds 140% of the aggregate principal amount of all Advances outstanding hereunder immediately following any such release of collateral. Should the Borrowers wish to withdraw Vessel Collateral a current List of Vessels must be provided to the Administrative Agent. If any collateral is released pursuant to this clause (ii), the Administrative Agent shall, within 15 Banking Days release or deliver a signed termination statement or other document releasing any Lien relating to such Vessel Collateral or Cash Collateral.

            (iii) In the event OSG is no longer required under the indentures relating to its senior unsecured long-term indebtedness to continue to have such indebtedness rated, the Borrowers shall (A) on or prior to the 120th day after the expiration of OSG's credit ratings and (B) annually thereafter until the later of the Final Payment Date or payment in full of all amounts due under this Agreement, deliver to the Administrative Agent, with sufficient copies for the Banks, a letter from either S&P or Moody's providing a rating of the Facility as BB or better, in the case of S&P, or as Ba2 or better, in the case of Moody's, and upon any failure to deliver a letter rating in accordance with (A) above, provide collateral in accordance with the provisions of subsections (i) and (ii) above.

            (u) Ownership of OSG Bulk and OSG International. In respect of OSG only, cause OSG Bulk and OSG International to be direct or indirect wholly-owned Subsidiaries (excluding only directors' qualifying shares).

            (v) Exchange Listing. In respect of OSG only, remain listed on the New York Stock Exchange, NASDAQ or such other exchange as is satisfactory to the Banks.

            (w) Book Value. At all times use valuation procedures to determine Book Value which are consistent with GAAP consistently applied.

            (x) Termination of Existing Credit Facility. Reduce the commitments and repay any outstandings of the banks and other lenders under the Existing Credit Facility to less than $126,000,000 on or prior to December 12, 2001 and terminate, cancel and prepay all amounts outstanding thereunder on or before February 1, 2002.

8.2. Negative Covenants. Each of the Borrowers hereby jointly and severally covenants and undertakes with each of the Banks that, from the date hereof and so long as the Commitments are in effect or any principal, interest or other moneys are owing in respect of the Facility or otherwise owing under this Agreement or the Notes or any of them, the Borrowers, without the prior written consent of the Majority Banks (or the Administrative Agent acting with the written consent of the Majority Banks):

            (a) Limitation on Secured Debt. Will not, and will not permit any Recourse Subsidiary to, create, assume, incur or in any manner become liable in respect of any Secured Debt unless immediately after giving effect thereto and to the application of the proceeds thereof, the ratio of Unencumbered Assets to Unsecured Debt shall not be less than 1.50 to 1.

            (b) Limitations on Funded Debt. Will not, and will not permit any Recourse Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Funded Debt, except:

            (i) Funded Debt of OSG and the Recourse Subsidiaries outstanding as of September 30, 2001 as the same is set forth on Schedule III attached hereto;

            (ii) Funded Debt of OSG and the Recourse Subsidiaries; provided, however, that at the time of issuance thereof and immediately after giving effect thereto the Borrowers shall be in compliance with Section 8.1(s);

            (iii) Renewals, extensions or refundings of Funded Debt referred to in Section 8.2(b)(i) or incurred pursuant to the provisions of Section 8.2(b)(ii), without increase in the ranking or priority thereof or principal amount thereof; provided, that in the case of any refunding of any such Funded Debt, the newly issued Funded Debt shall have a weighted average life to maturity at least equal to the remaining weighted average life to maturity of the Funded Debt being refunded; and

            (iv) Funded Debt under the Facility.

            (c) Conduct of Business. Will not, and will not permit any Recourse Subsidiary to, acquire any Operating Assets or make any Investment in Operating Assets unless, after giving effect to such acquisition or Investment at least 70% (based on the most recent consolidated balance sheet of OSG and the Recourse Subsidiaries required to be provided pursuant to Section 8.1(d)) of the Operating Assets of OSG and the Recourse Subsidiaries are (on a consolidated basis) in Shipping and Related Businesses; provided, however, that the foregoing shall not limit or restrict the acquisition of assets to be used in the Shipping and Related Businesses of OSG and the Recourse Subsidiaries or of any equity interest in any Person engaged primarily in Shipping and Related Businesses.

            (d) Limitation on Sale and Leasebacks. Will not, and will not permit any Recourse Subsidiary to, enter into any Sale and Leaseback Transaction unless either:

            (i) after giving effect to such Sale and Leaseback Transaction, the ratio of Unencumbered Assets to Unsecured Debt shall be not less than 1.50 to 1; or

            (ii) the proceeds of the sale of the assets to be leased are at least equal to their fair market value and such proceeds are applied (or committed pursuant to a binding written contract to be applied within 24 months of receipt thereof to (A) the purchase, acquisition or construction of assets to be used in the business of OSG and the Subsidiaries or (B) retire Funded Debt ; provided, that, the percentage of proceeds, if any, applied to pay Subordinated Funded Debt shall not exceed the percentage which Subordinated Funded Debt represents of Consolidated Funded Debt. Pending the actual application of such proceeds for the purposes described in clauses (A) or (B) above, such proceeds shall be held by OSG or the relevant Subsidiary in Permitted Investments only.

            (e) Mergers, Consolidations and Sales of Assets.

            (i) (A) Will not, and will not permit any Material Subsidiary to, consolidate with or be a party to a merger with any other Person or (B) sell, lease (other than chartering in the ordinary course of business, which shall not include bareboat chartering for periods in excess of ten
      (10) years) or otherwise dispose of all or substantially all of the assets of OSG and the Subsidiaries, taken as a whole; provided, however, that OSG or any Subsidiary may consolidate or merge with any other Person if (A) at the time of such transaction and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, and (B) the surviving entity in such consolidation or merger shall be OSG (unless the Majority Banks otherwise consent, such consent not to be unreasonably withheld) and shall have assumed all liabilities and obligations of the parties thereto and the Borrowers shall have provided the Administrative Agent, not less than ten (10) Business Days in advance of such consolidation or merger, (i) a certificate declaring that no Default or Event of Default exists or would result from the intended consolidation or merger, and (ii) pro forma financial statements of the surviving entity together with a Compliance Certificate demonstrating the compliance of the Borrowers with all the covenants under this Agreement; and provided further, that OSG or any Recourse Subsidiary may consolidate or merge with any Recourse Subsidiary, in the case of OSG, or OSG or any other Recourse Subsidiary, in the case of a Recourse Subsidiary.

            (ii) In addition to the restrictions contained in Section 8.2(e)(i) OSG will not, and will not permit any Recourse Subsidiary to, sell, lease or otherwise dispose of (other than in the ordinary course of business) any Substantial Part (as defined in Section 8.2(e)(iii)) of the assets of OSG and the Subsidiaries, taken as a whole (including the creation of Minority Interests); provided that any Subsidiary may sell, lease or otherwise dispose of all or substantially all of its assets to OSG or a wholly-owned Subsidiary. For the purposes of any determination under this
      Section 8.2(e)(ii), a sale or other disposition of assets of OSG and the Subsidiaries shall include, but not be limited to, the creation of any Minority Interests and any other sale, transfer or other disposition of the capital stock or assets of any Subsidiary (other than to OSG or a wholly-owned Subsidiary) including any merger, consolidation or sale of all or substantially all of the assets of any Subsidiary if the surviving or continuing or acquiring corporation is not a Subsidiary.

            (iii) As used in this Section 8.2(e), a sale, lease or other disposition of assets shall be deemed to be a "Substantial Part" of the assets of OSG and the Recourse Subsidiaries, taken as a whole, if the Book Value of such assets, when added to the Book Value of all other assets sold, leased or otherwise disposed of by OSG and the Subsidiaries (other than in the ordinary course of business) during the 365 day period ending with the date of such sale, lease or other disposition, exceeds 15% of Consolidated Net Tangible Assets, determined as of the end of the immediately preceding fiscal quarter. For the purposes of any determination of "Substantial Part" under this Section 8.2(e), a Qualified Joint Venture Transaction shall not be deemed a sale, lease or other disposition of assets by OSG and the Subsidiaries. A "Qualified Joint Venture Transaction" shall mean a contribution of property by OSG or a Subsidiary to a Joint Venture which property, in the good faith judgment of the Board of Directors of OSG, is substantially equivalent in value to the property contributed by the other co-venturers in such Joint Venture; provided (A) there are one or more co-venturers other than OSG or a Subsidiary and (B) OSG or a Subsidiary maintains at least a 50% equity interest or exercises (and is entitled to exercise) at least equivalent control of the management and administration of such Joint Venture as the co-venturers, either singularly or in the aggregate, exercise (and are entitled to exercise).

            For the purpose of making any determination of "Substantial Part," sales, leases and other dispositions of assets of OSG and its Subsidiaries shall not be included if, within twenty-four (24) months after such sale, lease or disposition, the net proceeds thereof are either (1) committed, pursuant to a binding written contract, to the purchase or construction of other assets of Shipping or Related Businesses that are to be used in the business of OSG and its Subsidiaries or (2) used to retire Funded Debt; provided, that, the percentage of proceeds, if any, applied to pay Subordinated Funded Debt shall not exceed the percentage which Subordinated Funded Debt represents of Consolidated Funded Debt; provided further that pending the actual application of such proceeds for the purposes described in clause (1) or (2) above, such net proceeds shall be invested only in Permitted Investments.

            (f) Transactions with Affiliates. Will not, and will not permit any Recourse Subsidiary to, enter into or become a party to any material transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to, or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of OSG's or such Subsidiary's business and upon terms which are fair and reasonable and in the best interests of OSG or such Subsidiary.

            (g) Use of Proceeds. Will not use the proceeds of the Advances in violation of Regulation T, U or X or the Foreign Assets Control Regulations of the United States of America (Title 31, Code of Federal Regulations, Chapter V,
Part 500, as amended) or for any hostile acquisition.

            (h) Maximum Investments in Joint Ventures. Will not, and will not permit any Recourse Subsidiary to, make any Investment in any Joint Venture on any date if, immediately after giving effect to such Investment, the aggregate amount of all such Investments made by OSG and the Recourse Subsidiaries after December 31, 2000 would exceed 30% of Consolidated Net Tangible Assets based on the most recent consolidated balance sheet of OSG required to be provided pursuant to Section 8.1(d).

            (i) No Money Laundering. Will not, and will not permit any Subsidiary to, contravene any law, official requirement or other regulatory measure or procedure implemented to combat "money laundering" (as defined in Article 1 of the Directive (91/308/EEC) of the Council of European Communities) and comparable United States Federal and state laws.

            (j) No Violation. Will not, and will not permit any Subsidiary to, enter into any instrument or agreement with terms, conditions and provisions therein which will conflict with or result in a breach or violation of Section 8.1(p) through (s) or any other provision of this Agreement.

9. EVENTS OF DEFAULT

9.1. Events of Default. In the event that any of the following events shall occur and be continuing:

            (a) Principal Payments Any principal of the Advances is not paid on the date due (whether at stated maturity or by prepayment, acceleration or otherwise); or

            (b) Interest and other Payments. Any interest on the Advances or any other amount becoming payable under this Agreement and under the Notes or under any of them, is not paid within three (3) Banking Days from the date when due; or

            (c) Representations, etc. Any representation, warranty or other statement made or deemed made by or on behalf of the Borrowers or any Subsidiary thereof in this Agreement or in any other instrument, document or other agreement delivered in connection herewith (including, without limitation, any amendment, or modification or waiver) proves to have been untrue or misleading in any material respect as at the date as of which it was made or deemed to be made; or

            (d) Impossibility, Illegality. It becomes impossible or unlawful for the Borrowers to fulfill any of the covenants and obligations contained herein or in the Notes, or (in the event of any illegality which arises solely as a result of the domicile of any Bank and the Borrower fails to obtain a Replacement Bank in accordance with Section 11.8 within thirty (30) days thereof) for any of the Banks to exercise any of the rights vested in any of them hereunder or under the Notes and such impossibility or illegality, in the reasonable opinion of such Bank, will have a material adverse effect on any of its rights hereunder or under the Notes or on any of its rights to enforce any thereof; or

            (e) Certain Covenants. One or more of the Borrowers default in the performance or observance of any covenant contained in Sections 8.1(b), 8.1(d)(v), 8.1(l), 8.1(p) through (u), 8.1(x), 8.2(a) through 8.2(e), and 8.2(h)
; or

            (f) Covenants. One or more of the Borrowers default in the performance of any term, covenant or agreement contained in this Agreement or in the Notes, or in any other instrument, document or other agreement delivered in connection herewith or therewith, in each case other than an Event of Default referred to elsewhere in this Section 9.1, and such default continues unremedied for a period of fifteen (15) days after written notice thereof has been given to the Borrowers by the Administrative Agent at the request of any Bank; or

            (g) Indebtedness and Other Obligations. OSG or any Recourse Subsidiary defaults under (i) any Material Financial Obligation or (ii) any other material contract or agreement to which it is a party or by which it is bound and, in the case of this (ii), such default could reasonably be expected to result in a Material Adverse Change or any event or condition occurs that enables or permits (with or without the giving or notice of the lapse of time, or both) the holder or holders of Material Financial Obligations of OSG or any Subsidiary or any agent or trustee on their behalf to accelerate Indebtedness; or

            (h) Bankruptcy. Any of the Borrowers or Material Subsidiaries commences any proceedings relating to any substantial portion of its property under any reorganization, arrangement or readjustment of debt, dissolution, winding up, adjustment, composition, bankruptcy or liquidation law or statute of any jurisdiction, whether now or hereafter in effect (a "Proceeding"), or there is commenced against any thereof any Proceeding and such Proceeding remains undismissed or unstayed for a period of sixty (60) days; or any receiver, trustee, liquidator or sequestrator of, or for, any thereof or any substantial portion of the property of any thereof is appointed and is not discharged within a period of sixty (60) days; or any thereof by any act indicates consent to or approval of or acquiescence in any Proceeding or to the appointment of any receiver, trustee, liquidator or sequestrator of, or for, itself or any substantial portion of its property; or

            (i) Judgments. Any judgment or order is made the effect whereof would be to render invalid this Agreement or the Notes or any material provision thereof or any Borrower asserts that any such agreement or provision thereof is invalid; or one or more judgments or orders for the payment of money aggregating in excess of $10,000,000 for OSG and all Subsidiaries (or its equivalent in any other currency) shall be rendered against OSG and/or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 consecutive days or any action shall be legally taken by the judgment creditor to attach or levy upon assets of OSG or its Subsidiary to enforce such judgment; or

            (j) Inability to Pay Debts. Any Borrower or Material Subsidiary is unable to pay or admits its inability to pay its debts as they fall due or a moratorium shall be declared in respect of any Indebtedness of any thereof; or

            (k) ERISA Debt. Any member of the ERISA Group or any ERISA Affiliate shall (i) fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it or they shall have become liable to pay under Title IV of ERISA or (ii) any member of the ERISA Group or any ERISA Affiliate, individually or collectively, shall incur, or shall reasonably expect to incur, any Withdrawal Liability or liability upon the happening of a Termination Event and the aggregate of all such Withdrawal Liabilities and such other liabilities shall be in excess of $30,000,000;

            then, and in every such event, the Banks' obligation to make the Facility available shall cease and the Administrative Agent on behalf of the Banks may, with the Majority Banks' consent and shall, upon the Majority Banks' instruction, by notice to the Borrowers, declare the entire Commitments terminated and the Facility Balance, accrued interest and any other sums payable by the Borrowers hereunder and under the Notes due and payable whereupon the same shall forthwith be due and payable immediately without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; provided that upon the happening of an event specified in subclauses (h) or (j) of this Section 9.1, the Commitments shall automatically terminate without further action of any kind and the Facility Balance, accrued interest and any other sums payable by the Borrowers hereunder and under the Notes shall automatically be immediately due and payable without declaration, presentment, demand, protest or other notice to the Borrowers, all of which are expressly waived by the Borrowers. In such event, the Creditors may proceed to protect and enforce their rights by action at law, suit in equity or in admiralty or other appropriate proceeding, whether for specific performance of any covenant contained in this Agreement or in the Notes or in aid of the exercise of any power granted herein or therein, or the Banks or the Administrative Agent may proceed to enforce the payment of the Notes when due or to enforce any other legal or equitable right of the Banks, or proceed to take any action authorized or permitted by Applicable Law for the collection of all sums due, or so declared due, including, without limitation, the right to appropriate and hold or apply (directly, by way of set-off or otherwise) to the payment of the obligations of the Borrowers to any of the Creditors hereunder and/or under the Notes (whether or not then due) all moneys and other amounts of the Borrowers then or thereafter in possession of any Creditor, the balance of any deposit account (demand or time, matured or unmatured, provisional or final) of the Borrowers then or thereafter with any Creditor and every other claim of the Borrowers then or thereafter against any of the Creditors.

9.2. Application of Moneys. All moneys received by any of the Creditors under or pursuant to this Agreement or the Notes after the happening of any Event of Default shall be turned over to the Administrative Agent and applied by the Administrative Agent in the following manner:

            (a) firstly, in or towards the payment or reimbursement of any expenses or liabilities incurred by any of the Creditors in connection with the ascertainment, protection or enforcement of its rights and remedies hereunder and under the Notes;

            (b) secondly, in or towards payment of any interest owing in respect of the Advances;

            (c) thirdly, in or towards repayment of the Advances;

            (d) fourthly, in or towards payment of all other sums which may be owing to any of the Creditors under this Agreement or under the Notes; and

            (e) fifthly, the surplus (if any) shall be paid to the Borrowers or to whomsoever else may be entitled thereto.

10. ASSIGNMENTS; PARTICIPATIONS; PLEDGES

10.1. Assignments.

            (a) This Agreement shall be binding upon, and inure to the benefit of, the Borrowers and each of the Creditors and their respective successors and assigns, except that the Borrowers may not assign any of their rights or obligations hereunder without the prior written consent of all the Banks. Any Bank may assign all or part of its rights and obligations under this Agreement to any one or more financial institutions or collateralized loan obligation funds or trusts ("CLO") approved by the Administrative Agent and the Borrowers, which approval shall not be unreasonably withheld; provided, however, (i) that no consent of the Borrowers shall be required if a Default has occurred and is continuing at the time of such assignment (ii) that no such consent shall be required if the assignee is immediately prior to such assignment another Bank, an Affiliate of the assigning Bank or a CLO advised by a Bank (the expenses of any Bank in connection with any such assignment shall be for its own or the assignee's account); (iii) that no Borrower shall be required to pay any amount under Sections 6.1 or 11 that is greater than the amount which it would have been required to pay had no such assignment (including assignments to CLOs) been made; (iv) that any assignment shall be made pursuant to an

Assignment and Assumption Agreement substantially in the form of Exhibit B hereto; and (v) that, in the case of a partial assignment by any Bank of its rights and obligations hereunder, unless such assignment is to another Bank, an Affiliate of a Bank, or, upon the consent of the Borrowers such consent not to be unreasonably withheld, a CLO the minimum amount which may be assigned shall be $5,000,000 and, after giving effect to any such assignment, each such assigning Bank's pro rata portion of the Commitments and Advances shall aggregate not less than $10,000,000; unless, in each case, otherwise agreed by the Borrowers and the Administrative Agent. The Borrowers will take all reasonable actions requested by the Banks to effect any such assignment, including, without limitation, the execution of a written consent to any Assignment and Assumption Agreement for which such consent is required by this
Section 10.1.

            (b) Notwithstanding the foregoing, any Bank may at any time assign all or any portion of its rights under this Agreement and the Notes to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Bank; provided that no such assignment shall release a Bank from any of its obligations hereunder or substitute any such Federal Reserve Bank for such Bank as a party hereto.

10.2. Participations. Any Bank may at any time sell to one or more commercial banks or other financial institutions (each of such commercial banks and other financial institutions being herein called a "Participant") participating interests in any of the Advances, its Commitment or other interests of such Bank hereunder; provided, however, that

            (a) no participation contemplated in this Section 10.2 shall relieve such Bank from its Commitment or its other obligations hereunder;

            (b) such Bank shall remain solely responsible for the performance of its Commitment and such other obligations;

            (c) no Participant, unless such Participant is an Affiliate of such Bank, shall be entitled to require such Bank to take or refrain from taking any action hereunder, except that such Bank may agree with any Participant that such Bank will not, without such Participant's consent, approve any amendment or waiver of any provision of this Agreement or any Note, or consent to any departure by the Borrowers therefrom, if any such amendment, waiver or consent would require the affirmative consent of such Bank pursuant to the terms hereof; and

            (d) no Borrower shall be required to pay any amount under Sections
6.1 or 11 that is greater than the amount which it would have been required to pay had no participating interest been sold.

10.3. Promissory Notes. In order to facilitate assignments and participations hereunder, the Borrowers shall, at the request of any Bank assigning or selling participating interests in all or any portion of its rights under this Agreement and its Note pursuant to Section 10.1 or 10.2, duly execute and deliver to such Bank a promissory note or notes evidencing the portion of the Facility Balance owing by the Borrowers to such Bank hereunder for delivery to the assignee.

10.4. Security Interest. Notwithstanding any other provision set forth in this Agreement, any Bank or Participant may at any time create a security interest in all or any portion of its rights under this Agreement, including, without limitation, in the Advances owing to such Bank or Participant and the Note held by it.

11. ILLEGALITY, INCREASED COST, NON-AVAILABILITY, ETC.

11.1. Illegality. In the event that by reason of any change in any applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any authority, a Bank or Participant has a reasonable basis to conclude that it has become unlawful for such Bank or Participant to maintain or give effect to its obligations as contemplated by this Agreement, such Bank or Participant shall inform the Borrowers and the Administrative Agent to that effect, whereupon the Commitment of such Bank or obligation of such Participant shall forthwith terminate and the Borrowers shall be required to repay to such Bank or Participant that portion of the Facility Balance advanced by such Bank or Participant immediately. In any such event, but without prejudice to the aforesaid obligations of the Borrowers to prepay the relevant portion of the Facility Balance, the Borrowers and such Bank or Participant shall negotiate in good faith with a view to agreeing on terms for making the Commitment available from another jurisdiction or otherwise restructuring the Commitment on a basis which is not unlawful.

11.2. Increased Cost. If any change in applicable law, regulation or regulatory requirement or in the interpretation or application thereof by any Authority shall:

            (a) subject any Bank or Participant or the parent holding company thereof to any Taxes; or

            (b) change the basis of taxation to any Bank or Participant or the parent holding company thereof payments of principal or interest or any other payment due or to become due pursuant to this Agreement (other than a change in the basis effected by the United States of America, the State or The City of New York or any governmental subdivision or other taxing authority having jurisdiction over such Bank, Participant, or parent holding company (unless such jurisdiction is asserted solely by reason of the activities of OSG or any Subsidiary) or such other jurisdiction where the Advances may be payable); or

            (c) impose, modify or deem applicable any reserve or capital adequacy requirements to or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, any Bank or Participant or the parent holding company thereof; or

            (d) impose on any Bank or Participant or the parent holding company thereof any other condition affecting the Facility or any part thereof;

            and the result of the foregoing is either to increase the cost of making available or maintaining the Facility or any part thereof to such Bank or Participant or its parent holding company, to reduce the rate of return on assets or equity of such Bank or Participant or its parent holding company or the amount of any payment received by such Bank or Participant or its parent holding company, then and in any such case if such increase or reduction in the opinion of such Bank or Participant materially affects the interests of such Bank or Participant or its parent holding company under or in connection with this Agreement:

                  (i) such Bank or Participant shall notify the Borrowers and the Administrative Agent in writing of the happening of such event;

                  (ii) the Borrowers agree forthwith upon receipt of notice from such Bank or Participant as aforesaid to pay to such Bank or Participant such amount as such Bank or Participant certifies to be necessary to compensate such Bank or Participant or its parent holding company for such additional cost or such reduction.

            Any such notice referred to in subsections (i) and (ii) of this
Section 11.2 may be made by a Bank or Participant at any time before or within one (1) year after any repayment of the Facility Balance; provided, however, that before making any such demand, such Bank or Participant agree to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such designation would avoid the need for, or reduce the amount of, such increased cost or such reduction and would not, in the judgment of such Bank or Participant, be otherwise disadvantageous to such Bank or Participant.

11.3. Nonavailability of Funds. If the Administrative Agent shall determine that, by reason of circumstances affecting the London Interbank Market generally, adequate and reasonable means do not or will not exist for ascertaining the Applicable Rate for any Advance for any Interest Period, the Administrative Agent shall give notice of such determination to the Borrowers and the Banks. The Borrowers and the Administrative Agent, acting in accordance with the instruction of the Banks, shall then negotiate in good faith in order to agree upon a mutually satisfactory interest rate and/or Interest Period to be substituted for those which would otherwise have applied under this Agreement. If the Borrowers and the Administrative Agent are unable to agree upon such a substituted interest rate and/or Interest Period within thirty (30) days of the giving of such determination notice, the Administrative Agent shall set an interest rate and Interest Period to take effect from the expiration of the Interest Period in effect at the date of determination, which rate shall be equal to the Applicable Margin plus the cost to the Banks and Participants (as certified by each Bank and Participant) of funding such Advance. In the event the state of affairs referred to in this Section 11.3 shall extend beyond the end of any Interest Period, the foregoing procedure shall continue to apply until circumstances are such that the Applicable Rate may be determined pursuant to Section 5.

11.4. Determination of Losses. A certificate or determination notice of the Administrative Agent or any affected Bank or Participant, as the case may be, as to any of the matters referred to in this Section 11 shall, absent manifest error, be conclusive and binding on the Borrowers.

11.5. Compensation for Losses. Where any portion of the Facility Balance is to be prepaid by the Borrowers pursuant to Section 11.1 or otherwise, the Borrowers agree simultaneously with such prepayment to pay to the affected Bank or Participant all accrued interest to the date of actual payment and all other sums payable by the Borrowers to such Bank or Participant pursuant to this Agreement together with such amounts as may be certified by such Bank or Participant to be necessary to compensate such Bank or Participant for any actual loss, premium or penalties incurred or to be incurred by it on account of funds borrowed to make, fund or maintain its portion of the Facility Balance for the remainder (if any) of the then current Interest Period or Periods, but otherwise without penalty or premium.

11.6. Compensation for Breakage Costs. The Borrowers shall pay to the Banks, Participants or any thereof, upon the request of any thereof, such amount or amounts as shall be sufficient (in the reasonable opinion of the relevant Banks and/or Participants) to compensate them for any loss, cost or expense incurred by them as a result of:

            (a) any payment or prepayment (including any such prepayment made pursuant to Sections 2.7, 4.2 and 9.1) of an Advance on a date other than the last day of an Interest Period for such Advance; or

            (b) any failure by the Borrowers to borrow (including without limitation any such failure resulting from a condition precedent set forth in
Section 3) or prepay an Advance held by any Banks and/or Participants on the date for such borrowing or prepayment specified in the relevant request for such Advance or notice of prepayment delivered under Sections 2.2 or 4.2, respectively;

            such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the then current Interest Period for such Advance or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure to borrow, in each case at the applicable rate of interest for such Advance provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component (as reasonably determined by the relevant Banks and/or Participants) of the amount (as reasonably determined by such Banks and/or Participants) the Banks and/or Participants would have bid in the Eurocurrency market for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such Interest Period. Any certification of a relevant Bank or Participant shall, absent manifest error, be conclusive and binding on the Borrowers as to the extent of any such losses.

11.7. Currency Indemnity.

            (a) If for the purpose of obtaining or enforcing a judgment in any court in any country it becomes necessary to convert into any other currency (the "judgment currency") an amount due in Dollars under this Agreement or the Notes, then the conversion shall be made, in the discretion of the Administrative Agent, at the rate of exchange prevailing either on the date of default or on the day before the day on which the judgment is given or the order for enforcement is made, as the case may be (the "Conversion Date").

            (b) If there is a change in the rate of exchange prevailing between the Conversion Date and the date of actual payment of the amount due, the Borrowers shall pay such additional amounts (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the judgment currency when converted into Dollars at the rate of exchange prevailing on the date of payment will produce the amount then due under this Agreement and/or the Notes, in Dollars; any excess over the amount due received or collected by the Creditors and Participants shall be remitted to the Borrowers.

            (c) Any amount due from the Borrowers under Section 11.7(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Agreement and/or the Notes and such obligation shall survive the termination of this Agreement and the payment of all other amounts due hereunder.

            (d) The term "rate of exchange" in this Section 11.7 means the rate at which the Administrative Agent in accordance with its normal practices is able on the relevant date to purchase Dollars with the judgment currency and includes any premium and costs of exchange payable in connection with such purchase.

11.8. Replacement of Bank or Participant. If the obligation of any Bank to make its pro rata share of any Advance has been suspended or terminated pursuant to
Section 11.1, or if any Bank shall notify the Borrowers of the happening of any event leading to increased costs as described in Section 11.2, the Borrowers shall have the right, upon twenty (20) Banking Days' prior written notice to such Bank, to cause one or more banks (a "Replacement Bank(s)") (which may be one or more of the Banks), each such Replacement Bank to be reasonably satisfactory to the Majority Banks (determined for this purpose as if such transferor Bank had no Commitment and held no interest in the Note issued to it hereunder) and, in each case, with the written acknowledgment of the Administrative Agent, to purchase such Bank's pro rata share of the Advances and assume the Commitment of such Bank pursuant to an Assignment and Assumption Agreement. If one or more such banks are identified by the Borrowers and approved as being reasonably satisfactory to the Majority Banks (determined as provided above), the transferor Bank shall consent to such sale and assumption by executing and delivering an Assignment and Assumption Agreement. Upon execution and delivery of an Assignment and Assumption Agreement by the Borrowers, the transferor Bank, the Replacement Bank and the Administrative Agent, and payment by the Replacement Bank to the transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Replacement Bank, such Replacement Bank shall become a Bank party to this Agreement (if it is not already a party hereto as applicable) and shall have all the rights and obligations of a Bank with a Commitment (which, if such Replacement Bank is already a party hereto, shall take into account such Replacement Bank's then existing Commitment hereunder) as set forth in such Assignment and Assumption Agreement and the transferor Bank shall be released from its obligations hereunder and no further consent or action by any other Person shall be required. In the event that the Administrative Agent, in its capacity as a Bank, is required to sell its pro rata share of the Advances and its Commitment hereunder pursuant to this Section 11.8, the Administrative Agent shall, promptly upon the consummation of any assignment pursuant to this Section 11.8, resign as Administrative Agent hereunder and the Borrowers shall (subject to the consent of the Majority Banks) have the right to appoint another Agent as successor Administrative Agent, all in accordance with Section 14.8.

12. FEES, EXPENSES AND INDEMNIFICATION

12.1. Fees. OSG shall pay the Administrative Agent (for the account of the Banks) a commitment fee, which fee shall be a per annum fee of forty-five percent (45%) of the Applicable Margin (the "Commitment Fee") and will accrue daily on the amount of the undrawn portion of the Facility, during the period from and including the date hereof to, but excluding the date on which the Commitment terminates. Said Fee shall be payable during the Facility Period quarterly in arrears payable on December 31, 2001 and on the last day of each March, June, September and December of each year. Such Commitment Fee shall be calculated on the basis of actual days elapsed over a 365/366 day year. The Borrowers shall also pay to the Banks such other fees, including agency fees, as the parties have agreed pursuant to the Fee Letter.

12.2. Expenses; Indemnity; Damage Waiver. (a) The Borrowers jointly and severally agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, and the other Agents and their Affiliates, including the reasonable fees, charges and disbursements of counsel therefor, in connection with the syndication of the Facility, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Administrative Agent, or any Bank, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Bank, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Advances made, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Advances.

            (b) The Borrowers shall , jointly and severally, indemnify the Administrative Agent, each Bank, their respective Affiliates, and the respective directors, officers, agents and employees of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the making of the Advances or consummation of any other transaction contemplated hereby, (ii) any Advances or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Materials of Environmental Concern on or from any property owned or operated by any of the Borrowers or any of their Subsidiaries, or any Environmental Claims related in any way to any Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee; and provided, further, that to the extent permitted by law, an Indemnitee shall provide the Borrowers with prompt notice of any such investigative, administrative or judicial proceeding after such Indemnitee becomes aware of such proceeding; provided, however, that an Indemnitee's failure to provide such notice in a timely manner shall not relieve the Borrowers of their obligations hereunder.

            (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent under paragraph (a) or (b) of this Section, each Bank severally agrees to pay to the Administrative Agent such Bank's applicable percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

            (d) To the extent permitted by applicable law, the Borrowers shall not assert, and hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Advances, or the use of the proceeds thereof.

            (e) All amounts due under this Section shall be payable not later than ten (10) Banking Days after written demand therefor.

13. APPLICABLE LAW, JURISDICTION AND WAIVER

13.1. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

13.2. Jurisdiction. Each of the Borrowers hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any Creditor under this Agreement or any instrument delivered hereunder and hereby agrees that service of summons or other legal process thereon may be made by serving a copy of the summons or other legal process in any such action or proceeding (i) on OSG or OSG Bulk by mailing or delivering the same by hand to OSG or OSG Bulk, as the case may be, at the address indicated for notices in Section 15 or, (ii) in the case of OSG International, on OSG Ship Management, Inc., 511 Fifth Avenue, New York, New York 10017 by mailing or delivering the same by hand at the address of OSG Ship Management, Inc. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Borrowers as such, and shall be legal and binding upon the Borrowers for all purposes of any such action or proceeding. Final judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Borrowers to any of the Creditors) against the Borrowers in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment. In the event that any of the Borrowers shall not be conveniently available for such service, each Borrower hereby irrevocably appoints the Person who then is the Secretary of State of the State of New York as its attorney-in-fact and agent. The Borrowers will advise the Administrative Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, a Creditor may bring any legal action or proceeding in any other appropriate jurisdiction.

13.3. Waiver of Jurisdiction, Forum Non Conveniens. Each of the Borrowers hereby and irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in any way connected with this Agreement and the Notes in any court referred to in Section 13.2. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

13.4. Waiver Of Jury Trial. IT IS MUTUALLY AGREED BY AND AMONG THE BORROWERS AND EACH OF THE CREDITORS THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST ANY OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE NOTES.

14. THE AGENTS

14.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to such Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

14.2. Agents and Affiliates. So long as Administrative Agent and Syndication Agent remain Banks hereunder, they shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent and the terms "Bank" and "Banks" shall include each Agent in its capacity as a Bank. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with, the Borrowers, the Subsidiaries or any Affiliate thereof as if it were not an Agent hereunder.

14.3. Action by Agents. The obligations of each Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Event of Default, except, in the case of the Administrative Agent, as expressly provided in
Section 9. Each of the Agents shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement and the Notes, unless an Agent shall have been instructed by the Majority Banks (or, to the extent provided herein, all of the Banks) to exercise such rights or to take or refrain from taking such action; provided, however, that none of the Agents shall be required to take any action which exposes it to personal liability or which is contrary to this Agreement or Applicable Law and no Agent has any fiduciary or implied duties to any other party to this Agreement regardless of whether a Default occurs. Except as set forth expressly herein, the Agents shall not have any duty to disclose and shall not be liable for failure to disclose any information relating to any Borrower or any of its Subsidiaries that is communicated to or obtained by the Agents serving as agents or any of its Affiliates serving in such capacity.

14.4. Consultation with Experts. Each Agent may consult with legal counsel (who may be counsel for one or more of the Borrowers), independent public accountants and other experts selected by it and shall not be liable to any Bank for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

14.5. Liability of the Agents. No Agent nor any of its respective directors, officers, agents or employees shall be liable to any Bank for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Majority Banks or (b) in the absence of its own gross negligence or willful misconduct. No Agent nor any of its respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Advance hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; or any other party hereto
(iii) the satisfaction of any condition specified in Section 3, except receipt of items required to be delivered to such Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. Each Agent shall be entitled to assume that this Agreement, the Notes or any other instrument or writing furnished in connection herewith are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. No Agent shall incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed or sent by the proper party or parties. The Agent shall be entitled to rely upon, and shall not incur any liability for relying on oral statements of counsel and acting in reliance on counsel.

14.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, judgment, suit, loss, damage, obligation, penalty, disbursement or liability of any kind whatsoever (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with or in any way relating to or arising out of this Agreement or the Notes or that such indemnitees may suffer or incur in connection with any action taken or omitted by such indemnitees hereunder or thereunder. Without limiting the generality of the foregoing, each Bank agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees and disbursements) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or waiver of any provision of, or legal advice in respect of rights or responsibilities under, this Agreement or the Notes, to the extent that such Agent is not reimbursed for such expenses by the Borrowers and to the extent the same does not result from the gross negligence or willful misconduct of such Agent. Under no circumstances shall any Agent be obligated to expend its own funds for the protection of the interests of the Banks, but each Agent shall be entitled to be indemnified to its satisfaction hereunder by the Banks prior to taking any action or expending any funds hereunder.

14.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

14.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and OSG. Upon any such resignation, the Banks shall appoint a successor Administrative Agent, subject to the consent of OSG, such consent not to be unreasonably withheld. OSG hereby consents to the appointment of any successor Agent that is a Creditor. If no successor Administrative Agent shall have been so appointed by the Banks, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank or trust company of recognized standing having a combined capital and surplus of at least $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

14.9. Administrative Fee. In connection with any assignment pursuant to Section 10.1, on or after ninety (90) days following the date hereof, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,000.

14.10. Distribution of Payments. Whenever any payment is received by the Administrative Agent from the Borrowers for the account of the Banks, or any of them, whether of principal or interest on the Notes, Commitment Fees under
Section 12.1, or otherwise, it will thereafter cause like funds relating to such payment to be promptly distributed ratably to the Banks according to their respective Commitments, or if the Commitments have terminated, in proportion to the aggregate outstanding amounts of Advances made by the Banks, in each case to be applied according to the terms of this Agreement. Notwithstanding any other provision of this Agreement, the Administrative Agent (a) may, before making an amount available to a Bank, deduct and withhold from that amount any sum which is then due and payable to the Administrative Agent from that Bank under this Agreement or any sum which the Administrative Agent is then entitled under this Agreement to require that Bank to pay on demand, and (b) shall not be obliged to make available to the Borrowers or any Bank any sum which the Administrative Agent is expecting to receive for remittance or distribution to the Borrowers or that Bank until the Administrative Agent has satisfied itself that it has received that sum.

14.11. Holder of Interest in Notes. The Administrative Agent may treat each Bank as the holder of all of the interest of such Bank in its Note unless and until the Administrative Agent has received a duly executed copy of an Assignment and Assumption Agreement evidencing the transfer of all or any part of such Bank's interest in the Facility and the requirements for assignment set forth in
Section 10.1 have been met.

14.12. Assumption re Event of Default. Except as otherwise provided in Section 14.13, the Administrative Agent shall be entitled to assume that no Default or Event of Default, has occurred and is continuing, unless the Administrative Agent has been notified by the Borrowers of such fact or has been notified by a Bank by means of a notice bearing the title "Notice of Default" or "Event of Default" that such Bank considers that a Default or Event of Default (specifying in detail the nature thereof) has occurred and is continuing. In the event that the Administrative Agent shall have been notified by any party in the manner set forth in the preceding sentence of any Default or Event of Default, the Administrative Agent shall notify the Banks and shall take such action and assert such rights under this Agreement and under the

Notes as the Majority Banks (or, to the extent provided herein, all of the Banks) shall request in writing.

14.13. Notification of Event of Default. The Administrative Agent hereby undertakes promptly to notify the Banks, and each of the Banks hereby undertakes promptly to notify the Administrative Agent and the other Banks, of the existence of any Default or Event of Default which shall have occurred and be continuing of which the Administrative Agent or such Bank has actual knowledge.

14.14. Limitations of Liability of Creditors. None of the Creditors shall be under any liability or responsibility whatsoever:

            (a) to any Borrower or any other person or entity as a consequence of any failure or delay in performance by, or any breach by, any other Creditor or any other person of any of its or their respective obligations under this Agreement or under the Notes;

            (b) to any other Creditor as a consequence of any failure or delay in performance by, or any breach by, any Borrower of any of its respective obligations under this Agreement or under the Notes; or

            (c) to any other Creditor for any statements, representations or warranties contained in this Agreement or in any document or instrument delivered in connection with the transactions hereby contemplated; or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes or any document or instrument delivered in connection with the transactions hereby contemplated.

15. NOTICES AND DEMANDS

            All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrowers and the Administrative Agent at their respective addresses or telecopy numbers set forth below and to any Bank at the address or telecopy number set forth in its Administrative Questionnaire or at such other address or telecopy number as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by telecopy or e-mail, when such telecopy or e-mail is transmitted to the telecopy number or e-mail address, as the case may be, specified in this Section and (telephonic, in the case of a telecopy) confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

                  If to the Borrowers:

                  511 Fifth Avenue
                  New York, New York 10017
                  Attention: Robert N. Cowen
                             Senior Vice President and Chief Operating Officer
                  Telephone: (212) 578-1870
                  Fax: (212) 578-1794


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

                  E-mail:  rcowen@osgship.com

                  with a copy to:

                  Myles R. Itkin
                  Senior Vice President and Chief Financial Officer Overseas Shipholding Group, Inc.
                  511 Fifth Avenue
                  New York, New York 10017
                  Telephone: (212) 578-1839
                  Fax: (212) 578-1832
                  E-mail: mitkin@osgship.com

                  If to the Administrative Agent:

                  One Chase Manhattan Plaza, 8th Floor
                  New York, New York 10005-1401
                  Attention: Melanie Lubitch
                  Telephone: (212) 552-1109
                  Fax: (212) 552-5650
                  E-mail: melanie.lubitch@jpmorgan.com

                  with a copy to:

                  270 Park Avenue, 38th Floor
                  New York, New York 10017
                  Attention: Richard C. Smith
                  Telephone: (212) 270-5435
                  Fax: (212) 270-5100
                  E-mail: richard.c.smith@jpmorgan.com

16. LIMITATION OF LIABILITY/SURVIVAL OF LIABILITY/CONTINUING INDEMNITIES

16.1. Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against any Borrower or its respective assets of this Agreement and that under such principles, this Agreement would not be enforceable against such Borrower or its assets unless the following provisions of this Section 16.1 had effect, then, the maximum liability of each Borrower hereunder (the "Maximum Liability Amount") shall be limited so that in no event shall such amount exceed the lesser of (i) the aggregate outstanding principal amount of the Advances drawn by such Borrower and (ii) an amount equal to the aggregate, without double counting, of (a) ninety-five percent (95%) of such Borrower's Adjusted Net Worth (as hereinafter defined) on the date hereof, or on the date enforcement of this Agreement is sought (the "Determination Date"), whichever is greater and


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

(b) the amount of any Valuable Transfer (as hereinafter defined) to such Borrower; provided that such Borrower's liability under this Agreement shall be further limited to the extent, if any, required so that the obligations of such Borrower under this Agreement shall not be subject to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. As used herein "Adjusted Net Worth" of the respective Borrower shall mean, as of any date of determination thereof, an amount equal to the lesser of (a) an amount equal to the excess of (i) the amount of the present fair saleable value of the assets of such Borrower over (ii) the amount that will be required to pay such Borrower's probable liability on its then existing debts, including contingent liabilities (exclusive of its contingent liabilities hereunder), as they become absolute and matured, and (b) an amount equal to (i) the excess of the sum of such Borrower's property at a fair valuation over (ii) the amount of all liabilities of such Borrower, contingent or otherwise (exclusive of its contingent liabilities hereunder), as such terms are construed in accordance with applicable laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of a Borrower for purposes of calculating the Maximum Liability Amount for such Borrower, the liabilities of such Borrower to be used in such determination pursuant to each clause (ii) of the preceding sentence shall in any event exclude (a) the liability of such Borrower under this Agreement and (b) the liabilities of such Borrower subordinated in right of payment to this Agreement. As used herein "Valuable Transfer" shall mean, in respect of such Borrower, (a) all loans, advances or capital contributions made to such Borrower with proceeds of the Facility, (b) all debt securities or other obligations of such Borrower acquired from such Borrower or retired by such Borrower with proceeds of the Facility, (c) the fair market value of all property acquired with proceeds of the Facility and transferred, absolutely and not as collateral, to such Borrower, (d) all equity securities of such Borrower acquired from such Borrower with proceeds of the Facility, and (e) the value of any other economic benefits in accordance with applicable laws governing determinations of the insolvency of debtors, in each such case accruing to such Borrower as a result of the Facility and this Agreement.

17. MISCELLANEOUS

17.1. Time of Essence. Time is of the essence under this Agreement but no failure or delay on the part of any Creditor to exercise any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Creditor of any power or right hereunder preclude any other or further exercise thereof or the exercise of any other power or right. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

17.2. Severability. In case any one or more of the provisions contained in this Agreement or in the Notes would, if given effect, be invalid, illegal or unenforceable in any respect under any law applicable in any relevant jurisdiction, said provision shall not be enforceable against the Borrowers, but the validity, legality and enforceability of the remaining provisions herein or therein contained shall not in any way be affected or impaired thereby.

17.3. References. References herein to Articles, Sections (or subdivisions of Sections), Schedules, Annexes or Exhibits are to be construed as references to articles, sections (or subdivisions of sections) of, and schedules, annexes or exhibits to, this Agreement or the Notes, as applicable, unless the context otherwise requires.


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

17.4. Further Assurances. Each of the Borrowers agrees that if this Agreement or the Notes shall at any time be deemed by the Banks for any reason insufficient in whole or in part to carry out the true intent and spirit hereof or thereof, it will execute or cause to be executed such other and further assurances and documents as in the opinion of the Banks may be required in order more effectively to accomplish the purposes of this Agreement and/or the Notes.

17.5. Prior Agreements, Merger. Any and all prior understandings and agreements heretofore entered into between the Borrowers on the one part, and the Creditors, on the other part, whether written or oral, are superseded by and merged into this Agreement and the Notes as to the subject matter hereof or thereof, which alone fully and completely express the agreements between the Borrowers and the Creditors as to such subject matter, except for the syndication and indemnification provisions set forth in the Commitment Letter and any terms which are expressly provided to survive the execution of this Agreement.

17.6. Entire Agreement, Amendments. This Agreement and the Notes constitute the entire agreement of the parties hereto as to the subject matter hereof or thereof, including all parties added hereto pursuant to an Assignment and Assumption Agreement. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Majority Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no amendment or waiver shall, unless signed by all the Banks, (a) increase or decrease the Commitment of any Bank or subject any Bank to any additional obligation, (b) reduce the principal of or rate of interest on any Advance or any fees hereunder, (c) postpone, appeal or amend the date fixed for any payment of principal of or interest on any Advance or any fees hereunder or for any termination of any Commitment, (d) amend Section 10, (e) waive any condition precedent to the making of an Advance (other than the condition precedent set forth in Section 3.2(a)), (f) if any collateral shall have been granted pursuant to Section 8.1(t), release any such collateral, (g) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement or the Notes or (h) amend or modify the definition of "Majority Banks" or this Section 17.6 or otherwise change the percentage of the Commitments or of the aggregate unpaid principal amount of the Facility Balance, or the number or category of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

17.7. Headings. In this Agreement, section headings are inserted for convenience of reference only and shall not be taken into account in the interpretation of this Agreement.

17.8. Survival. The obligations of the Borrowers under Sections 6, 11, 12, and 13 shall survive the termination of this Agreement and the payment in full of all obligations hereunder.

17.9. Confidentiality. Each Creditor shall hold all non-public information (either in the form of non-public documentation relating to the Facility or which otherwise has been identified as non-public information by the Borrowers) obtained pursuant to the requirements of this Agreement confidential for so long as such information remains non-public in accordance with such Creditor's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event shall have the right to make disclosure (1) to any of their respective examiners, Affiliates, outside auditors, counsel and other professional advisors in connection with this Agreement, (2) as reasonably required by any bona fide transferee or Participant, potential bona fide transferee or Participant, (3) as required or requested by any Authority or pursuant to legal process, (4) as required by Applicable Law or (5) in connection with any litigation to which both a Creditor and a Borrower are parties; provided, however, that:

            (a) unless specifically prohibited by Applicable Law or court order, such Agent or Bank shall notify the Borrowers of any request by any Authority (other than any such request in connection with an examination of the financial condition of such Agent or Bank by such Authority) for disclosure of any such non-public information as soon as possible after any such request;

            (b) any such bona fide transferee or Participant by their acceptance of such assignment or participation shall be deemed to have agreed (i) to be bound by this Section 17.9 and (ii) to require any other Person to whom such transferee or Participant discloses such non-public information to be similarly bound by this Section 17.9;

            (c) the Creditors shall require any potential bona fide transferee or Participant to whom the Creditors may disclose such non-public information to be bound by a confidentiality agreement containing provisions substantially identical to this Section 17.9 (except that subparagraph (d) shall not apply unless such Person becomes a transferee or Participant) or incorporating the same by reference; and

            (d) except as may be required by an order of a court of competent jurisdiction and to the extent set forth therein (but in such case, the Creditors may retain any materials furnished by the Borrowers in accordance with their customary credit or document retention policies), the Creditors shall not be obligated or required to return any materials furnished by the Borrowers.

17.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute one and the same instrument.

17.11. Waiver Of Immunity. TO THE EXTENT THAT ANY BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTES.

            IN WITNESS whereof the parties hereto have caused this Agreement to be duly executed by their duly authorized representative as of the day and year first above written.


                                       OVERSEAS SHIPHOLDING GROUP, INC., as
                                       Borrower

                                         By_____________________________________
                                        Name:
                                        Title:


                                       OSG BULK SHIPS, INC., as
                                       Borrower

                                         By_____________________________________
                                        Name:
                                        Title:


                                       OSG INTERNATIONAL, INC., as
                                       Borrower

                                         By_____________________________________
                                        Name:
                                        Title:


                                       JPMORGAN CHASE BANK ,
                                       as Administrative Agent and Bank

                                         By_____________________________________
                                        Name:
                                        Title:


                                       DEN NORSKE BANK ASA,
                                       as Syndication Agent and Bank

                                         By_____________________________________
                                        Name:
                                        Title:

                                         By_____________________________________
                                        Name:
                                        Title:

                                       NORDEA, acting through NORDEA BANK
                                       FINLAND PLC, New York Branch,
                                       as Syndication Agent and Bank

                                         By_____________________________________
                                        Name:
                                        Title:

                                         By_____________________________________
                                        Name:
                                        Title:


                                       LANDESBANK SCHLESWIG-HOLSTEIN
                                       GIROZENTRALE,
                                       as Documentation Agent and Bank

                                         By_____________________________________
                                        Name:
                                        Title:

                                         By_____________________________________
                                        Name:
                                        Title:


                                       HAMBURGSICHE LANDESBANK
                                       -GIROZENTRALE-,
                                       as Bank

                                         By_____________________________________
                                        Name:
                                        Title:

                                         By_____________________________________
                                        Name:
                                        Title:

                                       NIB CAPITAL BANK, N.V.
                                       as Bank

                                         By_____________________________________
                                        Name:
                                        Title:

                                         By_____________________________________
                                        Name:
                                        Title:

                                                                      SCHEDULE I

                                      BANKS

Name of Entity                                                     Commitment
--------------                                                     ----------
Nordea, acting through Nordea Bank Finland Plc,      Forty Million Dollars ($40,000,000.00)
New York Branch
11 West 42nd Street, 7th Floor
New York, N.Y. 10036
Attn: Hans Chr. Kjelsrud
Facsimile No.:  (212) 827-4888
telephone No.:  (212) 827-4814

Den Norske Bank ASA                                  Forty Million Dollars ($40,000,000.00)
New York Branch
200 Park Avenue
New York, New York 10166
Attn: Nikolai Nachamkin
Facsimile No.: (212) 681-3900
Telephone No.: (212) 681-3860

Hamburgische Landesbank -Girozentrale-               Forty Million Dollars ($40,000,000.00)
Gerhart-Hauptmann-Platz 50
D-20095 Hamburg
Federal Republic of Germany
Attn: Uta Urbaniak
Facsimile No.: 011-49-40-3333-3048
Telephone No.: 011-49-40-3333-1769

Landesbank Schleswig-Holstein Girozentrale           Forty Million Dollars ($40,000,000.00)
Martensdamm 6
D-24103 Kiel
Federal Republic of Germany
Attn: Aziz Teksoy
Facsimile No.: +49-431-900-1791
Telephone No.:  +49-431-900-1130

JPMorgan Chase Bank                                  Forty Million Dollars ($40,000,000)
270 Park Avenue, 38th Floor
New York, N.Y. 10017
Attn.: Richard C. Smith
Facsimile No.: (212) 270-5100
Telephone No.: (212) 270-5435

NIB Capital Bank N.V.                                Forty Million Dollars ($40,000,000)
Carnegieplein 4, 2417 KJ
P.O. Box 380, 2501 BH
The Hague
The Netherlands
Attn.: Peter Bergman
Facsimile No.: +31-70-342-5577
Telephone No.: +31-70-342-5459                       ________________

TOTAL                                                $240,000,000

                                                                     SCHEDULE II

                                APPLICABLE MARGIN

      The Applicable Margin will vary as set forth hereunder based upon the rating levels assigned to OSG's senior long-term unsecured debt (without third-party credit enhancement) by S&P and Moody's.

                         Rating Level                        Applicable Margin
                         (S&P/Moody's)
                         -------------------------------------------------------

                                  BBB+/Baa1 or better            100.0 bps

                                       BBB/Baa2                  115.0 bps

                                       BBB-/Baa3                 135.0 bps

                                        BB+/Ba1                  150.0 bps

                                        BB/Ba2                   175.0 bps

                                   BB-/Ba3 or worse              200.0 bps

If there is a split between the S&P and Moody's ratings of one level, then the higher rating level shall be used for purposes of determining the Applicable Margin. In the event of a split rating of more than one level, the rating which is one level above the lower rating shall apply and the Borrowers may seek to obtain a rating from Fitch as a substitute for the lower rating from either S&P or Moody's, as the case may be. If the Borrowers obtain a rating from Fitch (the rating levels of which have designations similar to S&P) and such rating is higher than the rating from S&P or Moody's, as the case may be, the rating from Fitch shall, from the date such rating is obtained, be used for purposes of determining the Applicable Margin.

      If OSG is no longer rated, the Applicable Margin will be two hundred basis points (200.0 bps) per annum.

      The Applicable Margin for an Advance shall be determined by the Interest Notice and such determination of the Applicable Margin, absent manifest error, shall be conclusive and binding upon the Borrowers;

      In addition, the Applicable Margin shall be increased by twenty basis points (20.0 bps) per annum if the ratio of Cash Adjusted Funded Debt to Consolidated EBITDA is equal to or more than 5.0 to 1 or decreased by twenty basis points (20.0 bps) per annum if the ratio of Cash Adjusted Funded Debt to Consolidated EBITDA is equal to or less than 3.0 to 1, such determination to be made and become effective on the earlier of (a) the date on which the

Compliance Certificate was required to be delivered under Section 8.1(d)(iii) or
(b) the first day following the delivery of a Compliance Certificate.

      For any period during the term of the Facility wherein the Facility Balance exceeds fifty percent (50%) of the Facility Amount, the Applicable Margin shall be increased by twenty basis points (20.0 bps) per annum.

                                                                    SCHEDULE III

                        FUNDED DEBT AT SEPTEMBER 30, 2001

In thousands at September 30,                                  2001
--------------------------------------------------------------------------------

                                                                     SCHEDULE IV

                               ACCEPTABLE BROKERS

P.F. Bassoe A/S (Norway)

Platou (Norway)

Fearnleys (Norway)

H. Clarkson (UK)

E.A. Gibson (UK)

A.L. Burbank (Shipbrokers) Ltd. (USA)

Jacq. Pierot Jr. & Sons, Inc. (USA)

                                                                       EXHIBIT A

                      FORM OF ADMINISTRATIVE QUESTIONNAIRE

                                                                       EXHIBIT B
================================================================================

                                     FORM OF

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                                                                       EXHIBIT C

                             FORM OF PROMISSORY NOTE

                                                                       EXHIBIT D
================================================================================

                                     FORM OF

                                 DRAWDOWN NOTICE

================================================================================

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                                                                       EXHIBIT F

                             FORM OF INTEREST NOTICE

                                                                       EXHIBIT G

            FORM OF OPINION OF PROSKAUER ROSE LLP, SPECIAL COUNSEL TO
                                  THE BORROWERS

                                                                       EXHIBIT H

            FORM OF OPINION OF ROBERT COWEN, ESQ., COUNSELTO OSG AND
                                    OSG BULK

                                                                       EXHIBIT I

               FORM OF OPINION OF MARK LOWE, ESQ., COUNSEL TO OSG
                                  INTERNATIONAL

                                                                       EXHIBIT J

                     FORM OF OPINION OF SEWARD & KISSEL LLP,
                          SPECIAL COUNSEL TO THE AGENTS

                                                                       EXHIBIT A

                                 [LOGO] JPMorgan

The Chase Manhattan Bank
One Chase Manhattan Plaza, 8th Floor
New York, NY 10081
Tel 212-552-1109
Fax 212-552-5650

                        OVERSEAS SHIPHOLDING GROUP, INC.
                          ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX or E-Mail to the attention of Ms. Melanie Lubitch at Chase Manhattan Bank as soon as possible. It is very important that all of the requested information is accurately completed and returned promptly.

                             TELEPHONE: 212-552-1109
                                FAX: 212-552-5650

                  E-MAIL ADDRESS: Melanie.Lubitch@JPMorgan.com

LEGAL NAME OF LENDING INSTITUTION TO APPEAR IN DOCUMENTATION:

________________________________________________________________________________

NUMBER OF LINES NEEDED FOR SIGNATURE PAGE: _____________________________________

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:       ________________________________________________________

Street Address:         ________________________________________________________

City, State, Zip Code:  ________________________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:       ________________________________________________________

Street Address:         ________________________________________________________

City, State, Zip Code:  ________________________________________________________

CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACT:

Contact Name:           ________________________________________________________

Street Address:         ________________________________________________________

City, State, Zip Code:  ________________________________________________________

Telephone Number:       ________________________________________________________

Fax Number:             ________________________________________________________

E-Mail Address:         ________________________________________________________

WEB SITE ADDRESS:

________________________________________________________________________________

TAX STATUS:

Is your institution a non-Resident Alien, foreign corporation or partnership?

      Yes _____________ No ______________

If yes:

      o     What is the country of incorporation or organization?
            ___________________________________

      o Tax Form W-8BEN or W-8ECI should be enclosed as per the Tax Section of the referenced Credit Agreement. Failure to properly complete and return the applicable form will subject your institution to withholding tax.

If no:

      o     Please submit Tax Form W-9

Lender's Tax Identification Number: ___________________________________

CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact Name:           ________________________________________________________

Street Address:         ________________________________________________________

City, State, Zip Code:  ________________________________________________________

Telephone Number:       ________________________________________________________

Fax Number:             ________________________________________________________

E-Mail Address:         ________________________________________________________

BID LOAN NOTIFICATION: (IF APPLICABLE)

Contact Name:           ________________________________________________________

Street Address:         ________________________________________________________

City, State, Zip Code:  ________________________________________________________

Telephone Number:       ________________________________________________________

Fax Number:             ________________________________________________________

E-Mail Address:         ________________________________________________________

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

________________________________________________________________________________
Routing Transit/ABA Number of Bank where funds are to be transferred:

________________________________________________________________________________
Name of Account, if applicable:

________________________________________________________________________________

Account Number: ________________________________________________________________

Additional Information: ________________________________________________________

                        ________________________________________________________

                                                                       EXHIBIT B

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to (A) the Credit Agreement dated as of December 12, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among (i) OVERSEAS SHIPHOLDING GROUP, INC., OSG BULK SHIPS, INC., and OSG INTERNATIONAL, INC., as borrowers, (ii) the banks and financial institutions whose names and addresses are set out in Schedule 1 thereto, (iii) JPMorgan Chase Bank, as administrative agent (the "Administrative Agent") and lender (iv) Den norske Bank ASA, as syndication agent and lender, (v) Nordea, as syndication agent and lender (vi) Landesbank Schleswig-Holstein Girozentrale, as documentation agent and lender, (vii) Hamburgische Landesbank -Girozentrale-, as lender, and (viii) NIB Capital Bank N.V., as lender, and (B) each promissory note made by the Borrowers payable to the order of each Bank dated ______, 2001 (collectively, the "Notes") evidencing the Advances. Terms defined in the Credit Agreement are used herein with the same meanings.

            The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

            This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 6.2 of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay to the Administrative Agent a fee of $3,000. .

            This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

================================================================================
                                                   Percentage Assigned of
                                                   ----------------------
                                                   Facility/Commitment
                                                   ----------------------
                                                   (set forth, to at least 8
                                                   decimals, as a percentage of
                                                   the Facility and the
Facility               Principal Amount Assigned   aggregate Commitments of
--------               -------------------------   all Lenders thereunder)
--------------------------------------------------------------------------------
Commitment Assigned:   $                           %
================================================================================

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                            [Name of Assignor] , as Assignor


                                            By:______________________________
                                               Name:
                                               Title:

                                            [Name of Assignee] , as Assignee


                                            By:______________________________
                                                 Name:
                                                 Title:

The undersigned hereby consent to the within assignment: (1)/

The Chase Manhattan Bank,               [OVERSEAS SHIPHOLDING GROUP, INC.]
as Administrative Agent,


By:__________________________            By:__________________________
Name:                                    Name:
Title:                                   Title:


[OSG BULKS SHIPS, INC.]                  [OSG INTERNATIONAL, INC.]


By:__________________________            By:__________________________
Name:                                    Name:
Title:                                   Title:

--------
(1)/ Consents to be included to the extent required by Section 10.1 of the Credit Agreement.

                                                                       EXHIBIT C

                                 PROMISSORY NOTE

US $                                                          ________, 2001
                                                              New York, New York

            FOR VALUE RECEIVED, each of the undersigned, OVERSEAS SHIPHOLDING GROUP, INC., a corporation incorporated under the laws of Delaware, OSG BULK SHIPS, INC., a corporation incorporated under the laws of New York, and OSG INTERNATIONAL, INC., a corporation incorporated under the laws of the Republic of the Marshall Islands (each, a "Borrower" and collectively, the "Borrowers"), hereby jointly and severally promises to pay to the order of [INSERT NAME OF BANK], [INSERT JURISDICTION OF ORGANIZATION OF BANK AND TYPE OF ENTITY] ("the Bank"), with offices at [INSERT ADDRESS OF BANK], the principal sum of [INSERT AMOUNT OF COMMITMENT OF BANK] United States Dollars (US $___________) or, if less, the aggregate unpaid principal amount of the Advances from time to time outstanding made by the Bank to the Borrowers pursuant to the Credit Agreement, dated as of December 12, 2001, by and among the (i) Borrowers, (ii) the banks and financial institutions whose names and addresses are set out in Schedule 1 thereto, (iii) JPMorgan Chase Bank, as administrative agent (the "Administrative Agent") and lender (iv) Den norske Bank ASA, as syndication agent and lender,
(v) Nordea, as syndication agent and lender (vi) Landesbank Schleswig-Holstein Girozentrale, as documentation agent and lender, (vii) Hamburgische Landesbank -Girozentrale-, as lender, and (viii) NIB Capital Bank N.V., as lender (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"). The Borrowers shall repay the principal amount of such Advances as provided in Section 4 of the Credit Agreement, but in any event no later than the Final Payment Date.

            Words and expressions used herein (including those in the foregoing paragraph) and defined in the Credit Agreement shall have the same meaning herein as therein defined.

            Each Advance shall bear interest at the rate or rates determined in accordance with and shall be payable at the times specified in Section 5.1 of the Credit Agreement. Any principal payment not paid when due, whether by acceleration or otherwise, shall bear interest thereafter at the Default Rate. All interest shall accrue and be calculated on the actual number of days elapsed and on the basis of a 360 day year and be payable as provided in the Credit Agreement.

            Both principal and interest are payable in immediately available Dollars to the Administrative Agent, at its office located at One Chase Manhattan Plaza, 8th Floor, New York, New York 10005-1401 (or to such other office of the Administrative Agent as the Administrative Agent may direct).

            The Bank may endorse the amount, maturity and the date of the making of each Advance evidenced hereby and each payment of principal hereunder on the grid annexed hereto and made a part hereof, which endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed; provided, however, that any failure to endorse such information on such grid shall not in any manner affect the obligation of the Borrowers to make payment of principal and interest in accordance with the terms of this Promissory Note.

            If this Promissory Note or any payment required hereunder becomes due and payable on a day which is not a Banking Day the due date thereof shall be extended until the next following Banking Day (in which event, interest shall be payable during such extension at the rate applicable immediately prior thereto), unless such next following Banking Day falls in the following month in which case such payment shall be payable on the Banking Day next preceding the day on which such payment would otherwise be payable.

            Amounts due hereunder may be prepaid in accordance with the terms of the Credit Agreement.

            This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. Upon the occurrence of any Event of Default, the principal hereof and accrued interest hereon may become, or may be declared to be and shall thereupon become, forthwith due and payable.

            Presentment, demand, protest and notice of dishonor of this Promissory Note and any other notice of any kind are hereby expressly waived.

            THE BORROWERS AND, BY ITS ACCEPTANCE HEREOF, THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR ANY BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS PROMISSORY NOTE.

            THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the Borrowers have executed and delivered this Promissory Note on the date and year first above written.

                                            OVERSEAS SHIPHOLDING GROUP, INC.

                                            By_____________________________
                                              Name:
                                              Title:


                                            OSG BULK SHIPS, INC.

                                            By_____________________________
                                              Name:
                                              Title:


                                            OSG INTERNATIONAL, INC.

                                            By_____________________________
                                              Name:
                                              Title:

                        OVERSEAS SHIPHOLDING GROUP, INC.

                                    Amount of         Unpaid
                                    Principal Paid    Principal   Notation
    Date       Amount of Advance    or Prepaid        Balance     Made By
--------------------------------------------------------------------------------

                              OSG BULK SHIPS, INC.

                        OVERSEAS SHIPHOLDING GROUP, INC.

                                    Amount of         Unpaid
                                    Principal Paid    Principal   Notation
    Date       Amount of Advance    or Prepaid        Balance     Made By
--------------------------------------------------------------------------------

                             OSG INTERNATIONAL, INC.

                        OVERSEAS SHIPHOLDING GROUP, INC.

                                    Amount of         Unpaid
                                    Principal Paid    Principal   Notation
    Date       Amount of Advance    or Prepaid        Balance     Made By
--------------------------------------------------------------------------------

                                                                       EXHIBIT D

                           DRAWDOWN NOTICE

                                                           ___________  __, ____

JPMorgan Chase Bank
270 Park Avenue, 38th Floor

Attn: ______________New York, N.Y. 10017______

Ladies and Gentlemen:

            Please be advised that, in accordance with the terms of Section 2.2 of the Credit Agreement, dated as of December 12, 2001, among (i) Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc., as borrowers (the "Borrowers"), (ii) the banks and financial institutions listed on
Schedule I thereto, as lenders, (iii) JPMorgan Chase Bank, as administrative agent (the "Administrative Agent") and lender (iv) Den norske Bank ASA, as syndication agent and lender, (v) Nordea, as syndication agent and lender, (vi) Landesbank Schleswig-Holstein Girozentrale, as documentation agent and lender,
(vii) Hamburgische Landesbank -Girozentrale, as lender and (viii) NIB Capital Bank N.V., as lender (the "Credit Agreement"), the undersigned hereby gives you notice of drawdown of an Advance. All terms used herein shall have the meanings given thereto in the Credit Agreement.

      Name(s) of Borrower(s) (and allocation if
      more than one Borrower):                        _______________________

      Total Amount of Advance:                        US$___________________

      Drawdown Date
      (at least 3 Banking Days after date of
      Notice):                                        _______________________

      Initial Interest Period
      (may not end later than____________)            [7 days/1/3/6/12 month(s)]

      Disbursement Instructions:                      ________________________
      (account name, number and location for each     ________________________
      Borrower)                                       ________________________

            We hereby warrant that the representations and warranties stated in
Section 7 of the Credit Agreement are true and correct on the date hereof and will be true and correct on the date that the Advance requested by this Drawdown Notice is made(1) and that no Default or Event of Default has occurred and is continuing or will have occurred and be continuing as of the Drawdown Date.

            In the event that the Banks and Participants, if any, shall not be obliged under the terms of the Credit Agreement to make the above requested Advance (including, without limitation any such failure resulting from the failure of the Borrowers to satisfy a condition precedent set forth in Section 3 of the Credit Agreement)(2), the Borrowers shall indemnify and hold fully harmless the Banks, Participants or any of them, against any losses which the Banks, Participants or any of them, may sustain as a result of borrowing or agreeing to borrow funds to meet the requested drawdown and the certificate of the relevant Bank or Participant shall, absent manifest error, be conclusive and binding on the Borrowers as to the extent of any such losses.

            This Drawdown Notice is effective upon receipt by you and shall be irrevocable.

                                     OVERSEAS SHIPHOLDING GROUP, INC.

                                     By__________________________________
                                         Name:
                                         Title:


                                     OSG BULK SHIPS, INC.

                                     By__________________________________
                                         Name:
                                         Title:


                                     OSG INTERNATIONAL, INC.

                                     By__________________________________
                                         Name:
                                         Title:

------------------
(1) Insert the following if the Advance would not result in an incremental increase in the aggregate amount of Advances outstanding under the Facility and such Advance is to be made after the initial Drawdown Date -- "provided , however that [(i) the representations and warranties set forth in Section 7.1(e) and (o) of the Credit Agreement shall be deemed inapplicable as of the date hereof and as of the date of the Advance and
      (ii)] any representation and warranty which, by its express terms, relates solely to an earlier date shall be true and accurate on and as of such earlier date";

(2) Insert the following in the initial Drawdown Notice -- "or the failure of the Credit Agreement to become effective"

                                                                       EXHIBIT E

                         FORM OF COMPLIANCE CERTIFICATE

                   CERTIFICATE OF THE CHIEF FINANCIAL OFFICER
                                       OF
                        OVERSEAS SHIPHOLDING GROUP, INC.
                       FOR THE PERIOD ENDED ______________

            Reference is made to that certain Credit Agreement, dated as of December 12, 2001 (as amended from time to time, the "Credit Agreement"), among
(i) OVERSEAS SHIPHOLDING GROUP, INC. ("OSG"), OSG BULK SHIPS, INC. ("OSG Bulk") and OSG INTERNATIONAL, INC. (collectively with OSG and OSG Bulk, the "Borrowers"), (ii) the banks and financial institutions which are parties to the Credit Agreement (the "Banks"), (iii) JPMorgan Chase Bank, as administrative agent (the "Administrative Agent") and lender, (iv) Den norske Bank ASA, as syndication agent and lender, (v) Nordea, as syndication agent, lead arranger and lender, (vi) Landesbank Schleswig-Holstein Girozentrale, as documentation agent, lead arranger and lender,(vii) Hamburgische Landesbank -Girozentrale, as lead arranger and lender, (viii) NIB Capital Bank N.V., as lead arranger and lender and (ix) J.P. Morgan Securities Inc. as lead arranger. Capitalized terms used herein without definition have the meanings ascribed thereto in the Credit Agreement. The undersigned, being the chief financial officer of OSG hereby certifies, on behalf of each of the Borrowers, to the Administrative Agent and the Banks as follows:

            (i) I have reviewed the [audited] consolidated balance sheet of OSG and the Subsidiaries dated as of ________________ and the related [audited] consolidated statements of operations and retained earnings and cash flows for the ________ period then ended and such financial statements fairly present the financial condition of OSG and the Subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods indicated; and

            (ii) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of OSG and the Subsidiaries during the accounting period covered by the financial statements referred to in clause (i) above; and

            (iii) such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have knowledge of the existence of any such condition or event as at the date of this Certificate [EXCEPT, [IF SUCH

                  CONDITION OR EVENT EXISTED OR EXISTS, DESCRIBE THE NATURE AND PERIOD OF EXISTENCE THEREOF AND WHAT ACTION OSG OR ANY SUBSIDIARY, AS THE CASE MAY BE, HAS TAKEN, IS TAKING AND PROPOSES TO TAKE WITH RESPECT THERETO]]; and

            (iv) the Borrowers are in compliance with the covenants contained in Section 8 of the Credit Agreement, including, without limitation the covenants set forth in Sections 8.1(p) through 8.1(t), 8.2(a), (c), (e) and (h), and Annex A attached hereto shows the calculation thereof in sufficient detail as to permit the verification thereof by the Administrative Agent.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate as of this _____ day of ______________.

                                            OVERSEAS SHIPHOLDING GROUP, INC.


                                            By:__________________________
                                                 Name:
                                                 Title

                                                                       EXHIBIT F

                                 Interest Notice

                                                                          [Date]

JPMORGAN CHASE BANK
270 Park Avenue, 38th Floor
New York, New York 10017
Attention: Richard C. Smith

Ladies and Gentlemen:

            Please be advised that, in accordance with the Credit Agreement dated as of December 12, 2001, between, (i) Overseas Shipholding Group, Inc. ("OSG"), OSG Bulk Ships, Inc. and OSG International, Inc., as borrowers (the "Borrowers"), (ii) the banks and financial institutions listed on Schedule I thereto, as lenders, (iii) yourselves, as administrative agent and lender (iv) Den norske Bank ASA, as syndication agent and lender, (v) Nordea, as syndication agent and lender, (vi) Landesbank Schleswig-Holstein Girozentrale, as documentation agent and lender, (vii) Hamburgische Landesbank -Girozentrale, as lender and (viii) NIB Capital Bank N.V., as lender (the "Credit Agreement"), the undersigned hereby notify you of OSG's current rating level, and that the duration and Applicable Margin in respect of the Interest Period to commence [insert date of commencement of next Interest Period] shall be as follows:

         Interest Period:          [seven day][one, three, six or twelve] months

         Current Rating:           S&P:     ________

                                   Moody's: ________

         Applicable Margin:        _________________

            The undersigned hereby represents and warrants that (a) the representations and warranties stated in Section 7 of the Credit Agreement (updated mutatis mutandis) are true and correct on the date hereof and will be true and correct on the Drawdown Date specified above as if made on such date, and (b) no Event of Default has occurred and is continuing or will have occurred and be continuing on the Drawdown Date, and no event has occurred or is continuing which, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

                                            Very truly yours,


                                            OVERSEAS SHIPHOLDING GROUP, INC.

                                            By_____________________________
                                              Name:
                                              Title:


                                            OSG BULK SHIPS, INC.

                                            By_____________________________
                                              Name:
                                              Title:


                                            OSG INTERNATIONAL, INC.

                                            By_____________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT G

To the Banks and Agents
set forth on Schedule I
December __, 2001
Page 1


December __, 2001

To the Banks and the Agents
set forth on Schedule I
c/o JP Morgan Chase Bank
One Chase Manhattan Plaza, 8th Floor
New York, New York 10005-1401

Gentlemen and Ladies:

We have acted as special counsel to Overseas Shipholding Group, Inc., a Delaware corporation ("OSG"), OSG Bulk Ships, Inc., a New York corporation ("OSG Bulk") and OSG International, Inc., a Marshall Islands corporation ("OSG International" and together with OSG and OSG Bulk, the "Borrowers"), in connection with the Credit Agreement (the "Credit Agreement"), dated as of December 12, 2001, among the Borrowers, the Banks listed on Schedule I thereto, JPMorgan Chase Bank, as administrative agent and lender, Den Norske Bank ASA, as syndication agent, and lender, Nordea, as syndication agent and lender, Landesbank Schleswig-Holstein Girozentrale, as document agent and lender, Hamburgische Landesbank - Girozentrale, as lender andNIB Capital Bank N.V., as lender. We are rendering this opinion to you at the request of the Borrowers pursuant to Section 3.1
(f)(i) of the Credit Agreement. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

In rendering this opinion, we have examined originals or copies of the Credit Agreement and the Notes (collectively, the "Financing Documents"). We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. In that regard, we have assumed the due execution, delivery and authorization of the Credit Agreement by the Banks and Agents and that the Credit Agreement is a valid and binding agreement of the Banks and Agents. We also have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies and the accuracy and completeness of all corporate records made available to us by the Borrowers. As to certain factual matters material to the opinions expressed herein, we have relied upon and have assumed the accuracy of factual matters contained in (a) certificates of corporate officers of the Borrowers and (b) certificates and oral and written information from various state authorities and public

To the Banks and Agents
set forth on Schedule I
December __, 2001
Page 2


officials. References herein "to our knowledge" mean actual present knowledge of attorneys at our firm directly involved in our firm's acting as special counsel to the Borrowers in connection with the transactions contemplated by the Credit Agreement.

Upon the basis of the foregoing, and subject to the limitations set forth below, we are of the opinion that:

      1. Each of OSG and OSG Bulk is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate power, and, to our knowledge, all material governmental licenses, authorizations, consents and approvals, required to carry on its business as now conducted and to own its properties and to enter into and perform its obligations under the Financing Documents to which it is a party.

      2. The execution, delivery and performance by each of OSG and OSG Bulk of the Financing Documents to which it is a party are within its corporate powers, have been duly authorized by all requisite corporate action, and do not contravene, or constitute a default under, its certificate of incorporation or by-laws. The execution, delivery and performance by each Borrower of the Financing Documents to which it is a party require no action by or in respect of, or filing with (except for disclosure in periodic filings made by OSG with the Securities and Exchange Commission), or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, body, agency or official. The execution, delivery and performance by each Borrower of the Financing Documents executed and delivered by it do not contravene, or constitute a default under, any provision of any federal of New York State statute, rule or regulation known to us to be applicable to the Borrowers.

      3. The Credit Agreement constitutes a valid and binding agreement of each Borrower, and the Note executed and delivered by the Borrowers constitutes a valid and binding obligation of such Borrower, in each case enforceable in accordance with their respective terms, except as the enforceability thereof may be limited as follows:

                  (a) by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally;

                  (b) by equitable principles of general applicability and the discretion of the court before which any proceedings therefor may be brought (regardless of whether they are considered in a proceeding in equity or at law), including limitations (whether at law or in equity) on the

To the Banks and Agents
set forth on Schedule I
December __, 2001
Page 3


                        right of a lender to exercise remedies or impose penalties for late payments or other default by the borrower if it is determined that (i) the defaults by the borrower are not material, the penalties bear no reasonable relation to the damage suffered by the lender as a result of the delinquencies or defaults, or it cannot be demonstrated that the enforcement of the restrictions or burdens is reasonably necessary for the protection of the lender, or (ii) the lender's enforcement of the covenants or provisions under the circumstances would violate the lender's implied covenant of good faith and fair dealing; and

                  (c) provisions for indemnification pursuant to the Credit Agreement may be held to be against public policy and therefore unenforceable to the extent any purported beneficiary of those provisions seeks to enforce the same to obtain indemnity from any liabilities, losses, damages, costs or expenses arising from its violation of any applicable law.

      4. None of the Borrowers is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      5. To our knowledge, without independent investigation, (a) there is no action, suit or proceeding (collectively "actions") pending or threatened against OSG or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official other than actions disclosed in any filing by OSG under the Securities Exchange Act of 1934 and other than actions which could not be reasonably expected to result in any Material Adverse Change, and
            (b) there are no actions pending or threatened against any of the Borrowers which in any manner draws into question the validity or enforceability of any of the Financing Documents.

In rendering the foregoing opinion, we express no opinion as to (a) the effect of any fraudulent conveyance or fraudulent transfer laws on any pledge, assignment or mortgage of, or grant of a security interest in, any Collateral that may be required to be made after the date hereof pursuant to Section 8.1(t) of the Credit Agreement or the validity, perfection, or priority of any such pledge, assignment, mortgage or security interest; (b) the subject matter jurisdiction of courts of the United States to adjudicate any controversy relating to the Financing Documents; (c) Section 11.7 of the Credit Agreement insofar as it provides for indemnity to any Creditor or Participant against any loss in obtaining Dollars from a court judgment rendered in a currency other than Dollars; (d) the effect of any laws of any jurisdiction other than the federal laws of the United States of America (except that we express no opinion as to the effect of any maritime or

To the Banks and Agents
set forth on Schedule I
December __, 2001
Page 4


admiralty laws or regulations), the laws of the State of New York, the corporate law of the State of Delaware and (solely with respect to paragraph 3 above and solely based upon the opinion referred to in clause (i) below) the corporate law of the Republic of the Marshall Islands; or (e) with respect to paragraph 5 above, any action, suit or proceeding to the extent it involves any matter of maritime or admiralty law or regulation. In addition:

                  (i) with respect to paragraph 3 above, insofar as it relates to OSG International, we have relied exclusively as to matters of law of the Republic of the Marshall Islands on paragraphs 1, 2, 4, 5, 6 and 8 of the opinion of Mark
                        A. Lowe, Esq., counsel to OSG International, delivered to you on the date hereof pursuant to Section 3.1(f)(iii) of the Credit Agreement; and

                  (ii) with respect to paragraph 4 above, we have relied, without independent investigation, upon a certificate of a corporate officer of each of the Borrowers (A) to the effect that (1) the Borrowers do not hold themselves out as being, and do not propose to be, engaged primarily in the business of investing, reinvesting or trading in securities and (2) the Borrowers are not, and do not propose to be, engaged in the business of issuing face-amount certificates of the installment type, and do not have any such certificate outstanding, and (B) as to such other factual matters as we considered necessary to enable us to render the opinion expressed in paragraph 4 above.

This opinion is solely for your information in connection with the transaction described above and, except to the extent necessary to fulfill your obligations under law or pursuant to a governmental, administrative, or judicial request or order or the request or demand of any regulatory agency or authority having jurisdiction over you or in connection with any litigation to which you or any of your Affiliates may be a party, may not be quoted in whole or in part or otherwise referred to in any financial statement or document or furnished to any other person (other than your counsel), or relied on by any other Person (other than any actual or proposed Participant or assignee of any Bank permitted by
Section 10 of the Credit Agreement, except that this opinion is only given as of the date hereof) without our prior written consent. This opinion is as of the date hereof, and we assume no obligation to advise you of any changes that may arise in the future.

We note that Stanley Komaroff, a member of this firm, is a director of OSG.

Very truly yours,

PROSKAUER ROSE LLP


By:___________________________

To the Banks and Agents
set forth on Schedule I
December __, 2001
Page 5


      James M. Waddington, a Partner

To the Banks and Agents
set forth on Schedule I
December __, 2001
Page 6


                                   SCHEDULE I
                                BANKS AND AGENTS

Nordea, acting through Nordea Bank Finland Plc,
New York Branch
11 West 42nd Street, 7th Floor New York, N.Y. 10036

Den Norske Bank ASA
New York Branch
200 Park Avenue
New York, New York 10166

Hamburgische Landesbank -Girozentrale-
Gerhart-Hauptmann-Platz 50
D-20095 Hamburg
Federal Republic of Germany

Landesbank Schleswig-Holstein Girozentrale
Martensdamm 6
D-24103 Kiel
Federal Republic of Germany

JPMorgan Chase Bank
270 Park Avenue, 38th Floor
New York, N.Y. 10017

NIB Capital Bank N.V.
Carnegieplein 4, 2417 KJ
P.O. Box 380, 2501 BH
The Hague
The Netherlands

Landesbank Schleswig-Holstein
Gironzentrale
Martensdamm 6
24103 Kiel, Germany

The Bank of New York
One Wall Street
New York, New York 10286

NIB Capital Bank N.V.
4 Carnegieplein, P.O. Box 380
2501 BH The Hague

To the Banks and Agents
set forth on Schedule I
December __, 2001
Page 7


The Netherlands

                                                                       EXHIBIT H

                 Letterhead of Overseas Shipholding Group., Inc.

December , 2001

To the Banks and the Agents
  Set forth on Schedule I
c/o  JPMorgan Chase Bank
One Chase Manhattan Plaza, 8th Floor
New York, New York 10005-1401

Ladies and Gentlemen:

            I have acted as counsel for Overseas Shipholding Group, Inc., a Delaware corporation ("OSG") and OSG Bulk Ships, Inc., a New York corporation ("OSG Bulk") in connection with the preparation, execution and delivery of that certain Credit Agreement (the "Credit Agreement"), dated as of December 12, 2001, among OSG, OSG Bulk, OSG International, Inc., the Banks set forth on
Schedule I thereto, JPMorgan Chase Bank, as administrative agent and lender, Den Norske Bank ASA, as syndication agent and lender, Nordea, as syndication agent and lender, Landesbank Schleswig-Holstein Girozentrale, as document agent and lender, Hamburgische Landesbank - Girozentrale, as lender, and NIB Capital Bank N.V., as lender . This letter is furnished to you pursuant to Section 3.1
(f)(ii) of the Credit Agreement. Capitalized terms not defined in this letter shall have the meanings ascribed thereto in the Credit Agreement.

            In rendering this opinion, I have examined originals of the Credit Agreement and the Notes executed by OSG and OSG Bulk (collectively, the "Facility Documents") and such corporate documents and records of OSG and OSG Bulk, certificates of public officials and directors of OSG and OSG Bulk, and such other documents, certificates and corporate or other records as I have deemed necessary as a basis for the opinions expressed in this letter.

            In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as original

Overseas Shipholding Group, Inc.

To the Banks and the Agents                                    December __, 2001
 Set forth on Schedule I                                                  Page 2


documents and the conformity to authentic originals submitted to me as certified or photostatic copies. I have further assumed that the Credit Agreement has been duly authorized, executed and delivered by each Bank and the Agents, and constitutes the Banks' and the Agents' valid and binding obligations, enforceable against such persons in accordance with their respective terms.

            I have investigated such questions of law for the purpose of rendering the opinions in this letter as I have deemed necessary. In rendering the opinions expressed below, I express no opinion as to the effect of any laws of any jurisdiction other than the federal laws of the United States of America, the laws of the State of New York and the corporate law of the State of Delaware.

            On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, I am of the opinion that:

            1. OSG is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

            2. OSG Bulk is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York.

            3. Each of OSG and OSG Bulk has the corporate power and authority to enter into, execute, deliver and perform its obligations under the Facility Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Facility Documents to which it is a party.

            4. Each of the Facility Documents to which it is a party has been duly executed and delivered by each of OSG and OSG Bulk and constitutes the valid and binding obligation of OSG and OSG Bulk, enforceable against each of them in accordance with its terms.

            5. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, OSG or OSG Bulk or any of their respective subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which in my reasonable judgment could result in a Material Adverse Change, or that in any manner draws into question the validity or enforceability of any of the Facility Documents to which OSG or OSG Bulk are a party.

            6. The execution and delivery of the Facility Documents and the consummation of the transactions contemplated by the Facility Documents
      (i) are not in conflict with, nor constitute a breach or violation of, nor constitute a default under, any of the terms, conditions or provisions of the Certificate of Incorporation or bylaws of OSG or OSG Bulk, (ii) do not result in the creation of any Lien upon any of the properties or assets of OSG or OSG Bulk, and (iii) do not constitute a breach or violation of, or constitute a

Overseas Shipholding Group, Inc.

To the Banks and the Agents                                    December __, 2001
 Set forth on Schedule I                                                  Page 3


      default under, or permit the acceleration of any obligation liability in, or but for any requirement of the giving of notice or passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement, document, indenture, instrument, order, writ, judgment or decree to which OSG or OSG Bulk is a party or by which any of their respective properties or assets are bound.

            7. No governmental consents, licenses, permits, notarizations, approvals, exemptions of, authorizations, registrations, declarations or filings (except for disclosure in periodic filings made by OSG with the Securities and Exchange Commission) or other action by, and no notices to, consents of, orders of or filings with, or any withholding payments to, any governmental authority or regulatory body are required by OSG or OSG Bulk in connection with (i) the due execution, delivery and performance by either OSG or OSG Bulk of the Facility Documents to which it is a party;
      (ii) the legality, validity, performance, enforceability or admissibility of such Facility Documents; or (iii) the extensions of credit under the Credit Agreement.

            8. The choice of the laws of the State of New York as the governing law of the Facility Documents is a valid choice of law and would be upheld as a valid choice of law by the courts of the State of New York and applied by such courts in proceedings in relation thereto as the governing law thereof and the submission by OSG and OSG Bulk to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in New York City is a legal and binding submission.

            The above opinions are subject to the following additional limitations, qualifications and exceptions:

            A. The effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws now or hereafter in effect which relate to or limit creditors' rights generally;

            B. The effect and application of general principles of equity, whether considered in a proceeding in equity or at law,

            C. Limitations imposed by or resulting from the exercise by any court of its discretion; and

            D. Limitations imposed by reason of generally applicable public policy principles or considerations.

            The opinions in this letter are rendered only to the Banks and the Agents in connection with the Credit Agreement. The opinions may not be relied upon by any Bank or Agent for any other purpose, or relied upon by any other person, firm or entity for any purpose

Overseas Shipholding Group, Inc.

To the Banks and the Agents                                    December __, 2001
 Set forth on Schedule I                                                  Page 4


(other than any actual or proposed Participant or assignee, your legal counsel and your independent auditors) without my prior written consent.

                                                        Very truly yours,


                                                        Robert N. Cowen, Esq.

                                   SCHEDULE I
                                BANKS AND AGENTS

Nordea, acting through Nordea Bank Finland Plc
New York Branch
11 West 42nd Street, 7th
Floor New York, N.Y. 10036

Den Norske Bank ASA
New York Branch
200 Park Avenue
New York, New York 10166

Hamburgische Landesbank -Girozentrale-
Gerhart-Hauptmann-Platz 50
D-20095 Hamburg
Federal Republic of Germany

Landesbank Schleswig-Holstein Girozentrale
Martensdamm 6
D-24103 Kiel
Federal Republic of Germany

JPMorgan Chase Bank
270 Park Avenue, 38th Floor
New York, N.Y. 10017

NIB Capital Bank N.V.
Carnegieplein 4, 2417 KJ
P.O. Box 380, 2501 BH
The Hague
The Netherlands

                                                                       EXHIBIT I

                      LETTERHEAD Of OSG INTERNATIONAL, INC.

                                                              December __, 2001

To the Banks and the Agents
  Set Forth on Schedule I
c/o JPMorgan Chase Bank
One Chase Manhattan Plaza, 8th Floor
New York, New York 10005-1401

Ladies and Gentlemen:

            I have acted as counsel to OSG International, Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands ("OSG International") in connection with the preparation, execution and delivery of that certain Credit Agreement (the "Credit Agreement"), dated as of December 12, 2001, among Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, the banks listed on Schedule I thereto and JPMorgan Chase Bank, as administrative agent and lender, Den Norske Bank ASA, as syndication agent and lender, Nordea, as syndication agent and lender, Landesbank Schleswig-Holstein Girozentrale, as document agent and lender, Hamburgische Landesbank - Girozentrale, as lender, and NIB Capital Bank N.V., as lender. We are rendering this opinion to you pursuant to Section 3.1 (f)(iii) of the Credit Agreement. Capitalized terms not defined in this letter have the meanings ascribed thereto in the Credit Agreement.

            In rendering this opinion, I have examined originals of the Credit Agreement and the Note executed and delivered by OSG International (collectively, the "Facility Documents") and such corporate documents and records of OSG International, certificates of public officials and directors of OSG International, and such other documents, certificates and corporate or other records as I have deemed necessary as a basis for the opinions expressed in this letter.

            In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to me as original documents and the conformity to authentic originals submitted to me as certified or photostatic copies. I have further assumed that the Facility Documents have been duly authorized, executed and delivered by each Bank and Agent, and constitute the Banks' and the Agents' valid and binding obligations, enforceable against such persons in accordance with their respective terms.

            I have investigated such questions of law for the purpose of rendering the opinions in this letter as I have deemed necessary. The opinions expressed below are subject to the qualification that I do not profess to be an expert in any laws other than those of the United States of America and the State of New York. This opinion is limited to the laws of the State of New York, the Federal Laws of the United States and the laws of the Republic of the Marshall Islands. Insofar as Marshall Islands law is involved in the opinions hereinafter expressed, I have relied upon opinions and advice of Marshall Islands counsel rendered in transactions which I consider to be sufficiently similar to those contemplated by the Financing Documents as to afford a satisfactory basis for such opinions, upon my independent examination of the Associations Law of the Republic of the Marshall Islands as published in April 2001 by the Marshall Islands Maritime and Corporate Administrators, Inc. and covering all laws enacted by the Nitijela through the August 2000 legislative session, and upon my knowledge of the interpretation of analogous laws in the United States of America. In rendering the opinions set forth below, I have assumed that the Marshall Islands laws and regulations examined by me have not been the subject of any further amendments and that the persons who executed the aforementioned certificates of public officials are duly authorized to act in such capacity on behalf of the Registrar of Corporations of the Republic of the Marshall Islands.

            On the basis of and in reliance on the foregoing, and subject to the limitations, qualifications and exceptions set forth below, I am of the opinion that:

            1. OSG International is a corporation duly formed, validly existing and in good standing as a corporation under the laws of the Republic of the Marshall Islands.

            2. OSG International has the corporate power and authority to enter into, execute, deliver and perform its obligations under the Facility Documents to which it is a party and has taken all necessary action to authorize the execution, delivery and performance of the Facility Documents to which it is a party.

            3. Each of the Facility Documents to which it is a party has been duly executed and delivered by OSG International and constitutes the valid and binding obligation of OSG International, enforceable against OSG International in accordance with its terms.

            4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, OSG International or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which in my reasonable judgment could result in a Material Adverse Change, or that in any manner draws into question the validity or enforceability of any of the Facility Documents.

            5. The execution and delivery of the Facility Documents and the consummation of the transactions contemplated by the Facility Documents

                  (i) will not conflict with or contravene any existing Marshall Islands law, statute, rule or regulation of general application to which OSG International is subject; (ii) are not in conflict with, nor constitute a breach or violation of, nor constitute a default under, any of the terms, conditions or provisions of the Articles of Incorporation or By-laws of OSG International; (iii) do not result in the creation of any Lien upon any of the properties or assets of OSG International; and (iv) do not constitute a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement, document, indenture, instrument, order, writ, judgment or decree to which OSG International is a party or by which any of its properties or assets are bound.

            6. No governmental consents, licenses, permits, notarizations, approvals, exemptions of, authorizations, registrations, declarations or filings or other action by, and no notices to, consents of, orders of or filings with, or any withholding payments to, any governmental authority or regulatory body, including any exchange control approvals, are required by OSG International in connection with (i) the due execution, delivery and performance by OSG International of the Facility Documents to which it is a party; (ii) the legality, validity, performance, enforceability or admissibility of such Facility Documents or the consummation of the transactions contemplated thereby; or (iii) the extensions of credit under the Credit Agreement.

            7. It is not necessary under the laws of the Republic of the Marshall Islands in order to assure the validity, effectiveness or enforceability of the Financing Documents that any of the Financing Documents be filed, registered or recorded in any public office or elsewhere in the Republic of the Marshall Islands. 8. The choice of the laws of the State of New York as the governing law of the Facility Documents is a valid choice of law and would be upheld as a valid choice of law by the courts of the State of New York and applied by such courts in proceedings in relation thereto as the governing law thereof and the submission by OSG International to the non-exclusive jurisdiction of the courts of the State of New York and the courts of the United States of America located in New York City is a legal and binding submission.

            9. The choice of New York law to govern the Financing Documents should be recognized by the courts of the Republic of the Marshall Islands as valid choices of law and the submission by OSG International in the Financing Documents to the non-exclusive jurisdiction of the courts of the

                  State of New York and the courts of the United States of America located in New York City are valid and binding and do not contravene Marshall Islands law.

            10. A judgment entered by the courts of the State of New York or the courts of the United States of America located in New York City in any suit, action or proceeding arising out of or in connection with any of the Financing Documents would be enforceable in the courts of the Republic of the Marshall Islands without a retrial of the merits of the matter provided that:

                  (a) the judgment was for a sum of money and was final in the jurisdiction granting the judgment;

                  (b) the court granting the judgment had jurisdiction under the laws of the place where it sat and the judgment did not offend principles of the Republic of the Marshall Islands as to due process, propriety or public order; and

                  (C) the defendant was actually present in person or by a duly appointed representative and the judgment did not constitute in effect a default judgment.

            11. Assuming such is the case under the law otherwise governing the enforceability of each Financing Document, as a matter of Marshall Islands law, the obligations of OSG International under the Financing Documents are direct, general and unconditional obligations of such Marshall Islands Company and rank at least pari passu with all other present or future unsecured and unsubordinated indebtedness of OSG International, except such as are mandatorily preferred by law.

            12. Under existing law, OSG International is not required or entitled to make any withholding or deduction with respect to any tax from any payment which it is or might be required to make under any of the Financing Documents, provided that OSG International is not now, nor will in the future be:

                  (a)   engaged in:

                        (i) the retailing, wholesaling, trading or importing of goods or services for or with residents of the Republic of the Marshall Islands;

                        (ii) any extractive industry in the Republic of the Marshall Islands;

                        (iii) any regulated professional service activity in the
                              Republic of the Marshall Islands;

                        (iv) the export of any commodity or goods manufactured, processed, mined or made in the Republic of the Marshall Islands; or

                        (v) the ownership of real property in the Republic of the Marshall Islands; and

                  b. doing business in the Republic of the Marshall Islands except that OSG International may have its registered office in the Republic of the Marshall Islands and maintain its registered agent in the Republic of the Marshall Islands as required by the provisions of the Associations Law of 1990, as amended.

            13. It is not necessary under the laws of the Republic of the Marshall Islands that any Creditor be authorized or qualified to carry on business in the Republic of the Marshall Islands solely by reason of its entry into, execution, delivery and performance of the Financing Documents outside the Republic of the Marshall Islands, or for its enforcement of the Financing Documents against OSG International in a court of competent jurisdiction in the Republic of the Marshall Islands.

            14. Assuming none of the Financing Documents was executed in the Republic of the Marshall Islands, there are no stamp or registration duties or similar taxes or charges payable in the Republic of the Marshall Islands in respect of the execution, delivery, performance, enforcement or admissibility into evidence of the Financing Documents other than (i) nominal documentary stamp taxes which must be paid if any Financing Document is submitted to a Marshall Islands court and (ii) court fees consequent upon litigation in the Republic of the Marshall Islands.

            15. Each of the Financing Documents is in proper form for enforcement in the Republic of the Marshall Islands.

            16. None of the Creditors will be deemed to be resident, domiciled, carrying on business or subject to taxation in the Republic of the Marshall Islands solely by reason of the execution and/or enforcement of the Financing Documents.

            The above opinions are subject to the following additional limitations, qualifications and exceptions:

            A. The effect and application of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other laws now or hereafter in effect which relate to or limit creditors' rights generally;

            B. The effect and application of general principles of equity, whether considered in a proceeding in equity or at law;

            C. Limitations imposed by or resulting from the exercise by any court of its discretion; and

            D. Limitations imposed by reason of generally applicable public policy principles or considerations.

            The opinions in this letter are rendered only to the Banks and the Agents in connection with the Credit Agreement. The opinions may not be relied upon by any Bank or Agent for any other purpose, or relied upon by any other person, firm or entity for any purpose (other than any actual or proposed Participant or assignee, your legal counsel and your independent auditors) without my prior written consent. Proskauer Rose LLP who has acted as special counsel to the Borrowers may rely on this opinion as if it were also addressed to it.

                                                          Very truly yours,


                                                          Mark A. Lowe, Esq.

                                   SCHEDULE I
                                BANKS AND AGENTS

Nordea, acting through Nordea Bank Finland Plc
New York Branch
11 West 42nd Street, 7th Floor New York, N.Y. 10036

Den Norske Bank ASA
New York Branch
200 Park Avenue
New York, New York 10166

Hamburgische Landesbank -Girozentrale-
Gerhart-Hauptmann-Platz 50
D-20095 Hamburg
Federal Republic of Germany

Landesbank Schleswig-Holstein Girozentrale
Martensdamm 6
D-24103 Kiel
Federal Republic of Germany

JPMorgan Chase Bank
270 Park Avenue, 38th Floor
New York, N.Y. 10017

NIB Capital Bank N.V.
Carnegieplein 4, 2417 KJ
P.O. Box 380, 2501 BH
The Hague
The Netherlands

                                                                       EXHIBIT J

To the Banks and Agents                                 December 12, 2001
set forth on Schedule I
c/o JPMorgan Chase Bank
One Chase Manhattan Plaza, 8th Floor
New York, New York 10005-1401

                        Re: OSG Revolving Credit Facility

Ladies and Gentlemen:

            We have participated in the preparation of the Credit Agreement, dated as of December 12, 2001 (the "Credit Agreement"), among Overseas Shipholding Group, Inc., OSG Bulk Ships, Inc. and OSG International, Inc. (collectively, the "Borrowers"), the Banks set forth on Schedule I thereto, JPMorgan Chase Bank, as administrative agent and lender, Den Norske Bank ASA, as syndication agent and lender, Nordea, as syndication agent and lender, Landesbank Schleswig-Holstein Girozentrale, as document agent and lender, Hamburgische Landesbank - Girozentrale, as lender, and NIB Capital Bank N.V., as lender, and have acted as special counsel to the Agents (as such term is defined in the Credit Agreement) for the purpose of rendering this opinion pursuant to
Section 3.1(f)(iv) of the Credit Agreement. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement.

            In connection herewith we have reviewed and relied on executed originals or photocopies of executed originals of the Credit Agreement and the Notes (together, the "Financing Documents").

            In addition, we have examined and relied, as to factual matters, upon originals or copies certified to our satisfaction of all such other records, instruments and documents, including certificates of public officials and of officers of the parties to the Financing Documents, as we have deemed necessary as a basis for the opinion herein rendered.

            In such examination we have assumed the genuineness of all signatures on all documents, the authenticity of all documents submitted to us as originals and the completeness and conformity to the originals of such documents as have been submitted to us as copies thereof. We have, with your approval, also assumed the due organization, valid existence and good standing of all parties to the Financing Documents, the power, authority and legal right of all parties to the Financing Documents to enter into and to perform their respective obligations thereunder and the due authorization, execution and delivery of the Financing Documents by all parties thereto. We have also assumed the due compliance of the Financing Documents with all matters of, and the validity and enforceability thereof under, all such laws as govern or relate to them other than the laws of the State of New York and the federal laws of the United States of America in respect of which we are opining. We have further assumed for the purposes of our opinion that all parties to the Financing Documents have complied with all legal requirements pertaining to their status as such status relates to their rights to enforce the Financing Documents. In addition, we have assumed that any required consents, licenses, permits, approvals, or exemptions of, or authorizations by, any governmental authority or regulatory body of any jurisdiction other than the State of New York and the United States of America in connection with the transactions contemplated by the Financing Documents have been duly obtained. We have conducted no independent investigation as to any factual matters relevant to the opinions expressed herein and with respect to such factual matters we have relied exclusively on the documents which we have examined and have assumed the accuracy of the matters stated therein.

            Based upon and subject to the foregoing and to the qualifications and limitations hereafter expressed, we are of the opinion that, insofar as the laws of the State of New York and the federal laws of the United States of America are concerned, the Credit Agreement and the Notes constitute valid and binding obligations of the Borrowers enforceable against the Borrowers in accordance with their respective terms.

            We qualify our foregoing opinion to the extent that:

            (a) the enforceability of the rights and remedies provided for in the Financing Documents is subject to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting generally the enforceability of creditors' rights from time to time in effect;

            (b) the enforceability of the Financing Documents may be limited by the application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles;

            (c) provisions in the Financing Documents specifying that provisions thereof may only be waived in writing may not be enforceable to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created modifying provisions of the Financing Documents;

            (d) our opinion is based upon statutory law and judicial decisions in effect on the date hereof, and we do not express any opinion with respect to any law, rule, regulation or governmental policy which may be enacted or adopted after the date hereof;

            (e) the enforceability of the Financing Documents is subject to general principles of equity with respect to the enforceability of any of the remedies, covenants or other provisions of the Financing Documents and to the availability of specific performance or injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

            (f) with regard to any certificate or determination notice of the Banks delivered under the Financing Documents, we express no opinion as to the conclusiveness of such certificate or determination notice which, save for manifest error, purports to be conclusive and binding on the Borrowers; and

            (g) with respect to the submissions to the jurisdiction of the United States District Court for the Southern District of New York in the Financing Documents we note the limitations of 28 U.S.C. ss. 1332 on federal court jurisdiction in cases where diversity of citizenship is lacking and we also note that such submissions cannot supersede that court's discretion in determining whether to transfer an action from one federal court to another under 28 U.S.C. ss. 1404(a); and

            (h) provisions for indemnification pursuant to the Credit Agreement may be held to be against public policy and therefore unenforceable to the extent any purported beneficiary of those provisions seeks to enforce the same to obtain indemnity from any liabilities, losses, damages, costs or expenses arising from its violation of any applicable law.

            In rendering the foregoing opinion, we express no opinion as to (i) the effect (if any) of any law of any jurisdiction (except the State of New
York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect, (ii) the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, or (iii) the provisions of Section 11.7 of the Credit Agreement to the extent that such provisions provide for the creation of a separate debt of the Borrowers or any of them resulting from any currency exchange losses suffered by the Creditors or Participants.

            We are members of the bar of the State of New York. Our opinion is limited to the laws of the State of New York and the federal laws of the United States of America as in effect on the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

            The foregoing opinion is addressed to you solely for your benefit, may be relied upon by you (and any Participant or any assignee of any Bank permitted by Section 10 of the Credit Agreement, except that this opinion is given only as of the date hereof) only in connection with the transactions described herein, and may not be relied upon by, or delivered to, any other person, firm or entity.

                                                         Very truly yours,

                                   SCHEDULE I
                                BANKS AND AGENTS

Nordea, acting through Nordea Bank Finland Plc,
New York Branch
11 West 42nd Street, 7th Floor New York, N.Y. 10036

Den Norske Bank ASA
New York Branch
200 Park Avenue
New York, New York 10166

Hamburgische Landesbank -Girozentrale-
Gerhart-Hauptmann-Platz 50
D-20095 Hamburg
Federal Republic of Germany

Landesbank Schleswig-Holstein Girozentrale
Martensdamm 6
D-24103 Kiel
Federal Republic of Germany

JPMorgan Chase Bank
270 Park Avenue, 38th Floor
New York, N.Y. 10017

NIB Capital Bank N.V.
Carnegieplein 4, 2417 KJ
P.O. Box 380, 2501 BH
The Hague
The Netherlands